UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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EQT Corporation

(Name of Registrant as Specified In Its Charter)

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225 North Shore Drive

Pittsburgh, PA 15212-5861

Notice of Annual Meeting of Shareholders

To Be Held April 22, 2009

The annual meeting of shareholders of EQT Corporation (formerly Equitable Resources, Inc.) will be held on Wednesday, April 22, 2009, at 9:30 a.m.  We will be in the SpringHill Suites North Shore located at 223 Federal Street in Pittsburgh, Pennsylvania.  If you owned common stock of EQT Corporation at the close of business on February 13, 2009, you may vote at this meeting.

At the meeting, we plan to:

1)                         Elect the four directors nominated by the Board to serve for new terms;

2)                         Ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for 2009;

3)                         Approve the EQT Corporation 2009 Long-Term Incentive Plan, a copy of which is attached hereto as Appendix A;

4)                         Approve the EQT Corporation 2008 Employee Stock Purchase Plan, a copy of which is attached hereto as Appendix B; and

5)                         Transact such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

Your Board of Directors recommends that you vote for all director nominees, for ratification of the independent registered public accounting firm, for approval of the EQT Corporation 2009 Long-Term Incentive Plan and for approval of the EQT Corporation 2008 Employee Stock Purchase Plan.

Please consider the issues presented in this proxy statement, and vote your shares as promptly as possible by following the voting instructions included in this proxy statement.

On behalf of the Board of Directors

KIMBERLY L. SACHSE
Deputy General Counsel
and Corporate Secretary

March 12, 2009

i

ii

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EQT CORPORATION

225 North Shore Drive

Pittsburgh, PA  15212-5861

PROXY STATEMENT

We have elected to furnish our proxy statement and annual report to certain of our shareholders over the Internet pursuant to United States Securities and Exchange Commission rules adopted in 2007, which should allow us to reduce costs associated with the 2009 annual meeting of shareholders.  On or about March 12, 2009, we will mail to certain of our shareholders a notice of Internet availability of proxy materials containing instructions regarding how to access our proxy statement and annual report online (the “eProxy Notice”).  The eProxy Notice contains instructions on how you can elect to receive a printed copy of the proxy statement and annual report.  All other shareholders will receive a printed copy of the proxy statement and annual report, which will be mailed to such shareholders on or about March 12, 2009.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Equitable Resources, Inc. changed its name to EQT Corporation on February 9, 2009 in connection with the unveiling of a new brand, including a logo “EQTSM” and the tagline, “Where Energy Meets InnovationSM”.  Over the course of the past decade, EQT has evolved into one of the largest natural gas producers in the gas-rich Appalachian Basin, and one of the largest in the country.  In late 2008, EQT was added to the Standard & Poor’s (S&P) 500 Index.  EQT’s groundbreaking horizontal air drilling technology and infrastructure development has been instrumental in building EQT’s reputation as a leader in the industry.

EQT Corporation is soliciting proxies for its 2009 annual meeting of shareholders.  This booklet and proxy card contain information about the items you will vote on at the annual meeting and about the voting process.  We sometimes refer to EQT Corporation in this proxy statement as “EQT,” “EQT Corporation,” the “company,” “we” or “us.”

How do I contact EQT’s Corporate Secretary?

You may contact the company’s Corporate Secretary by sending correspondence to:  225 North Shore Drive, Pittsburgh, Pennsylvania 15212, Attn: Corporate Secretary.

Who is entitled to vote, and how many votes do I have?

You can vote if you held common stock of EQT Corporation at the close of business on February 13, 2009.  For each item presented for vote, you have one vote for each share you own.  In addition, in the election of directors, you may cumulate votes by multiplying your shares by the number of directors to be elected and casting all of your votes for a single candidate or by distributing them among any two or more candidates.

What if I received an eProxy Notice of Internet Availability of Proxy Materials?

The Securities and Exchange Commission permits us to electronically distribute proxy materials to shareholders.  We have elected to provide access to our proxy materials and annual report to certain of our shareholders on the Internet, instead of mailing the full set of printed proxy materials as in years past, which should allow us to reduce costs associated with the 2009 annual meeting.  On or about March 12,

2009, we will mail to certain of our shareholders a notice of Internet availability of proxy materials containing instructions regarding how to access our proxy statement and annual report and how to vote online.  If you received an eProxy Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request it.  Instead, the eProxy Notice instructs you how to access and review all of the important information contained in the proxy statement and annual report.  The eProxy Notice also instructs you how you may submit your proxy over the Internet.  If you received an eProxy Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the eProxy Notice.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with EQT’s transfer agent, BNY Mellon Shareowner Services, you are considered the “shareholder of record” of those shares.  The notice of annual meeting, proxy statement and accompanying materials have been sent directly to you by BNY Mellon Shareowner Services.

If your shares are held in a stock brokerage account or by a bank or other holder of record (including shares held through employee benefit and/or compensation plans), you are considered the “beneficial owner” of shares held in “street name.”  The eProxy Notice or notice of annual meeting, proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record who is considered the “shareholder of record” of those shares.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record in voting your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How do I vote if I am the shareholder of record?

If you are the shareholder of record, you may vote your shares:

•                                          in person by attending the meeting;

•                                          by completing the proxy card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;

•                                          by following the instructions at the Internet site http://www.proxyvoting.com/eqt; or

•                                          by following the instructions for telephone voting after calling 1-866-540-5760.

If the name on the accounts is the same, the shares on your proxy card may represent (i) shares for which you have a certificate; (ii) shares that you hold in book-entry form; and (iii) shares that you have in a dividend reinvestment account of the company’s Dividend Reinvestment and Stock Purchase Plan. If you vote by proxy, your shares will be voted as indicated in your properly completed unrevoked proxy.  If you do not indicate how your shares should be voted on an item, the shares represented by your properly completed unrevoked proxy card will be voted as recommended by the Board of Directors.  If you do not return a proxy card or do not vote by telephone or on the Internet, your shares will not be voted.

In the case of Internet or telephone voting, you should have your proxy card in hand and retain the card until you have completed the voting process.  If you vote by Internet or telephone, you do not need to mail back the proxy card.  Even if you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

How do I vote if I am a beneficial holder of shares held in “street name”?

If your broker holds your shares in “street name,” you should receive either an eProxy Notice or a voting instruction card and proxy statement.  Please follow the instructions (including the date by which your voting instructions must be received) on your eProxy Notice or instruction card in order for your shares to be voted.  Except in the case of shares held through the Employee Savings Plan, Employee Savings and Protection Plan and 1999 Long-Term Incentive Plan, you may also vote in person at the meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot.  See the caption “Is my vote important?” below for the right of banks and brokers to vote on routine matters for which they have not received voting instructions.

How do I vote shares held through the Employee Savings Plan or Employee Savings and Protection Plan?

Individuals holding shares through the Employee Savings Plan and the Employee Savings and Protection Plan will receive separate voting direction cards for those plans.  The trustees of the Employee Savings Plan and the Employee Savings and Protection Plan will vote your shares in accordance with the instructions on your returned direction card.  You may instruct the trustees to vote your shares:

•                                          by completing the direction card as outlined in the instructions on the card and mailing the card in the prepaid envelope provided;

•                                          by following the instructions at the Internet site http://www.proxyvoting.com/eqt; or

•                                          by following the instructions for telephone voting after calling 1-866-540-5760.

If you do not return a direction card or if you return a direction card with no instructions, the trustees will vote your shares in proportion to the way other plan participants voted their shares.  Please note that the direction cards have an earlier return date and different mailing instructions than proxy cards.  Please review your direction card for the date by which your instructions must be received in order for your shares to be voted.

In the case of Internet or telephone voting, you should have your direction card in hand and retain the card until you have completed the voting process.  If you vote by Internet or telephone, you do not need to mail back the direction card.

How do I vote restricted shares held through the 1999 Long-Term Incentive Plan?

Employees holding restricted shares through the 1999 Long-Term Incentive Plan will receive separate voting direction cards for that plan.  The administrator of the 1999 Long-Term Incentive Plan will vote your restricted shares in accordance with the instructions on your returned direction card.  You may instruct the administrator to vote your shares by completing the direction card as outlined in the instructions on the card and mailing the card in the envelope provided.

If you return a direction card with no instructions, the administrator of the 1999 Long-Term Incentive Plan will vote your shares as recommended by the Board of Directors.  If you do not return a direction card, your shares will not be voted.

Please note that the direction cards have an earlier return date and different mailing instructions than the proxy cards.  Please review your direction card for the date by which your instructions must be returned in order for your shares to be voted.

How do I vote shares acquired through the Employee Stock Purchase Plans?

Employees holding shares acquired through the 2008 Employee Stock Purchase Plan or its predecessor (the “Employee Stock Purchase Plans”) will receive a separate voting instruction card covering all shares held in their individual account from the plan recordkeeper.  The recordkeeper for the Employee Stock Purchase Plans will vote your shares (a) in accordance with the instructions on your returned voting instruction card or (b) in its discretion on routine proposals such as the election of directors and the ratification of Ernst & Young LLP as independent registered public accounting firm, if you do not return a direction card or if you return a direction card with no instructions.  Please review your instruction card for the date by which your instructions must be received in order for your shares to be voted.

Can I change my vote?

If you are a shareholder of record, you can revoke your proxy before the time of voting at the meeting by:

•                                         voting again by submitting a revised proxy card or by Internet or telephone, as applicable, on a date later than the prior proxy;

•                                         voting in person at the meeting; or

•                                         notifying the Corporate Secretary of EQT in writing that you are revoking your proxy.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record.  Except in the case of shares held through the Employee Savings Plan, Employee Savings and Protection Plan, and 1999 Long-Term Incentive Plan, you may also vote in person at the meeting if you obtain a legal proxy from your broker, bank or other holder of record.

What if I receive more than one proxy and/or voting instruction card?

If you receive more than one proxy card as a shareholder of record, you have shares registered differently in more than one account.  We encourage you to have all accounts registered in the same name and address whenever possible.  You can do this by contacting our transfer agent, BNY Mellon Shareowner Services, at P.O. Box 358015, Pittsburgh, PA 15252, at its toll free number (800-589-9026) or on its website at www.melloninvestor.com.  If you receive more than one voting instruction card, please contact the bank or broker holding your shares to determine whether you can consolidate your accounts.

What is householding?

We have adopted a procedure approved by the Securities and Exchange Commission called “householding,” which reduces our printing costs and postage fees.  Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our 2008 Annual Report on Form 10-K and proxy statement unless one or more of these shareholders notify us that they wish to continue receiving individual copies.  Shareholders who participate in householding will continue to receive separate proxy cards.

If a shareholder of record residing at a household to which we sent only one copy of our 2008 Annual Report on Form 10-K and proxy statement wishes to receive separate documents in the future, he or she may discontinue householding by contacting our transfer agent, BNY Mellon Shareowner Services, at P.O. Box 358015, Pittsburgh, PA 15252, at its toll free number (800-589-9026) or on its website at www.melloninvestor.com.  If you are an eligible shareholder of record receiving multiple copies of our 2008 Annual Report on Form 10-K and proxy statement, you can request householding by contacting us in the same manner.  If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

If a shareholder of record residing at a household to which we sent only one copy of our 2008 Annual Report on Form 10-K and proxy statement wishes to receive an additional copy for this meeting, he or she may contact the Corporate Secretary of EQT Corporation at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212 or by phone at 412-553-5891.  The company will promptly deliver, upon request, a separate 2008 Annual Report on Form 10-K and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

Is my vote important?

Your vote is very important.  Each share of EQT stock that you own represents one vote.  If you do not vote your shares, you will not have a say in the important issues to be voted on at the annual meeting.  The four nominees receiving the most votes “for” the term of three years to expire in 2012 will be elected as directors for such term.  If a nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, the Board will consider whether to accept the nominee’s previously submitted conditional resignation.  In order to pass, each other proposal included in this year’s proxy statement will require the affirmative vote of the holders of a majority of votes cast at the annual meeting.  In addition, for approval of the EQT Corporation 2009 Long-Term Incentive Plan proposal, the total vote cast on the proposal must represent over 50% in interest of all securities entitled to vote on the proposal.  Many of our shareholders do not vote, so the shareholders who do vote influence the outcome of the election in greater proportion than their percentage ownership of the company.  In addition, banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the proposed EQT Corporation 2009 Long-Term Incentive Plan and EQT Corporation 2008 Employee Stock Purchase Plan, although they may vote their clients’ shares on the election of directors and the ratification of Ernst & Young LLP as independent registered public accounting firm, which are considered “routine” proposals.

How will my shares be voted on other matters that may be presented to the meeting?

Since no shareholder has indicated an intention to present any matter to the 2009 annual meeting in accordance with the advance notice provision in the company’s by-laws, the Board is not aware of any other proposals for the meeting.  If another proposal is presented, the persons named as proxies will vote your returned proxy in their discretion.

Who can attend the annual meeting, and how do I obtain an admission ticket?

You may attend the meeting if you were a shareholder on February 13, 2009.  Seating is limited and will be offered on a “first come, first served” basis.  If you plan to attend the meeting, you will need an admission ticket, which you can obtain by checking the appropriate box on your proxy card or by writing to the Corporate Secretary of EQT Corporation.  See the caption “How do I contact EQT’s Corporate Secretary?” above.  If a broker holds your shares, you must include proof of your ownership of EQT stock, such as a copy of your brokerage account statement or an omnibus proxy, which you can get from your broker, and we will send you an admission ticket.  Shareholders must present a form of photo identification, such as a driver’s license, in order to be admitted to the annual meeting.  No cameras, recording equipment, large bags or packages will be permitted in the annual meeting.

What constitutes a “quorum” for the meeting?

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum.  A quorum is necessary to conduct business at the annual meeting.  You are part of the quorum if you have returned a proxy.  Abstentions, broker non-votes (defined below under “How are the votes counted?”) and votes withheld from director nominees also are counted in determining whether a quorum is present.

What happens if the meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting.  You will still be able to change or revoke your proxy until it is voted.

What is the total number of outstanding shares?

At the close of business on February 13, 2009, the record date for the meeting, EQT Corporation had 130,843,955 shares of common stock outstanding.

How are the votes counted?

Director candidates who receive the highest number of votes cast in each class up for election will be elected.  However, if a nominee receives more votes “withheld” from his or her election than votes “for” such election, the Board will consider whether to accept the nominee’s previously submitted conditional resignation.

Approval of each other item requires the affirmative vote of the holders of a majority of the votes cast at the meeting; provided that with respect to the EQT Corporation 2009 Long-Term Incentive Plan proposal the total vote cast must represent over 50% in interest of all securities entitled to vote on the proposal.  For the purpose of the ratification of the appointment of Ernst & Young LLP and approval of the EQT Corporation 2009 Long-Term Incentive Plan and the EQT Corporation 2008 Employee Stock Purchase Plan, abstentions, broker non-votes and the failure to vote are not votes cast, and, accordingly, have no effect on the outcome of such proposals other than for the purpose of determining whether the requisite 50% in interest total vote cast requirement for the EQT Corporation 2009 Long-Term Incentive Plan has been satisfied.

A broker non-vote occurs when a bank, broker or other nominee who holds shares for another person returns a proxy but does not vote on a particular item, usually because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.  See the caption “Is my vote important?” above for the right of banks and brokers to vote on routine matters for which they have not received voting instructions.

Who pays for the solicitation of proxies?

We do.  We are soliciting proxies primarily by use of the mails.  However, we may also solicit proxies in person, by telephone, by facsimile, by courier or by electronic means.  To the extent that our directors and officers participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation.  BNY Mellon Shareowner Services assists EQT with the solicitation for a fee of $8,500 plus reasonable out-of-pocket expenses.  EQT also reimburses brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies.

May I nominate someone to be a director of EQT?

Shareholders may either nominate individuals to serve as directors at the annual meeting of the shareholders or recommend individuals as possible director nominees to the Corporate Governance Committee to consider in its normal course.

If you are a shareholder entitled to vote at an annual meeting, you may present at the meeting the nomination of one or more persons for election as a director of EQT Corporation.  To do this, you must send advance written notice to the Corporate Secretary.  See the caption “How do I contact EQT’s Corporate Secretary?” above.  According to the company’s by-laws, we must receive notice of nominations for the 2010 annual meeting not less than 90 but not more than 120 days before April 22, 2010, the anniversary date of this year’s annual meeting.

In addition, the Board’s Corporate Governance Committee will consider candidates recommended by the company’s shareholders.  If the Corporate Governance Committee determines to nominate as a director an individual recommended by a shareholder, then the recommended individual will be included on the company’s slate for the next annual proxy statement.  Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to EQT’s Corporate Secretary, and the Corporate Secretary must receive any recommendations as far in advance of the annual meeting of shareholders as possible in order to provide sufficient time for the Committee to consider the recommendation.

Any notice or recommendation provided by the nominating shareholder must include an original irrevocable conditional resignation signed by each proposed nominee, as well as certain information about the person or persons nominated and about the nominating shareholder (see the caption “Director Nominations” under “Corporate Governance and Board Matters” for details).  For additional information, contact the Corporate Secretary.

When are shareholder proposals due?

Under the rules of the Securities and Exchange Commission, eligible shareholders may submit proposals for inclusion in the proxy statement for our 2010 annual meeting.  Shareholder proposals must be submitted in writing and must be received by the Corporate Secretary at the address provided previously in this proxy statement by November 12, 2009 for them to be considered for inclusion in the 2010 proxy statement.

Under the company’s by-laws, you may present proposals in person at the 2010 annual meeting if you are a shareholder entitled to vote.  The Corporate Secretary must receive any proposals to be presented, which will not be included in next year’s proxy statement, not less than 90 but not more than 120 days before April 22, 2010, the anniversary date of this year’s annual meeting.  Proposals received outside that time period, including any proposal nominating a person as a director, may not be presented at the annual meeting.

ITEM NO. 1 – ELECTION OF DIRECTORS

(Item No. 1 on the proxy card)

The Board of Directors of EQT Corporation currently has eleven members, who are divided into three classes.  The classes are as equal in number as is possible depending on the total number of directors at any time.  Generally, directors are elected for three-year terms.  Each director’s term expires upon the earlier of the end of such term or the annual meeting following such director’s seventy-fourth birthday.  The classes are arranged so that the terms of the directors in each class expire at successive annual meetings.  This means that the shareholders elect approximately one-third of the members of the Board of Directors annually.  With respect to directors elected by the Board, it has been the company’s practice to put those directors up for election at the next annual meeting of shareholders.  The terms of four directors expire at this annual meeting.  All four of those directors, Philip G. Behrman, Ph.D., A. Bray Cary, Jr., Barbara S. Jeremiah and Lee T. Todd, Jr., Ph.D. will stand for election at the annual meeting.

The persons named as proxies will vote for the nominees named, unless you withhold authority to vote for any one or more of them.  The votes represented by any proxy may be cumulated and voted at the discretion of the persons named as proxies in favor of any one or more of the nominees, unless otherwise indicated on your proxy card.  The effect of this discretionary authority may be to offset the effect of your having withheld authority to vote for individual nominees because the persons named as proxies will be able to allocate votes of shareholders who have not withheld authority to vote for those nominees.  The four nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve.  In the event that any of the nominees is unable or declines to serve as a director at the time of the annual meeting, then the persons named as proxies intend to vote for substitute nominees proposed by the Board, unless the Board decides to reduce the number of directors.  The four individuals who receive the largest number of votes cast for the term of three years to expire in 2012 will be elected directors for such term.

In addition, under the company’s majority voting by-law, each nominee has submitted an irrevocable conditional resignation to be effective if the nominee receives a greater number of votes “withheld” than votes “for” his or her election in an uncontested election.  If this occurs, the Board of Directors will decide whether to accept the tendered resignation not later than 90 days after the certification of the election.  Any determination by the Board shall be made without the participation of any nominee whose resignation is under consideration with respect to the election.  The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the Securities and Exchange Commission.

The Board of Directors recommends a vote FOR all nominees for the Board of Directors.

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2012

PHILIP G. BEHRMAN, Ph.D.	Age 58	Director since July 2008
Retired Senior Vice President, Worldwide Exploration, Marathon Oil Corporation (integrated energy company), October 2000 through July 1, 2008. Member of the Audit Committee.

A. BRAY CARY, JR.	Age 60	Director since July 2008
President and Chief Executive Officer, West Virginia Media Holdings, LLC (television and print media company), since 2001. Member of the Corporate Governance Committee.

BARBARA S. JEREMIAH	Age 57	Director since February 2003

Retired Executive Vice President, Corporate Development, Alcoa, Inc. (producer of aluminum), July 2002 through December 31, 2008. Also a director of Allegheny Technologies, Inc.

Member of the Audit Committee.

LEE T. TODD, JR., Ph.D.	Age 62	Director since November 2003
President, University of Kentucky (major public research university), since July 2001. Member of the Compensation Committee.

DIRECTORS WHOSE TERMS EXPIRE IN 2011

DAVID L. PORGES	Age 51	Director since May 2002

President, Chief Operating Officer and Director, EQT Corporation, since February 2007; Vice Chairman and Executive Vice President, Finance and Administration, EQT Corporation, January 2005 through February 2007; Executive Vice President, Chief Financial Officer and Director, EQT Corporation, May 2002 through December 2004.

JAMES E. ROHR	Age 60	Director since May 1996

Chairman and Chief Executive Officer, The PNC Financial Services Group, Inc. (financial services), since August 2002; Chairman, President and Chief Executive Officer, The PNC Financial Services Group, Inc., May 2001 through August 2002. Also a director of Allegheny Technologies, Inc. and BlackRock, Inc.

Chair of the Executive Committee and member of the Compensation Committee.

DAVID S. SHAPIRA	Age 67	Director since May 1987

Chairman, Chief Executive Officer and President, Giant Eagle, Inc. (retail grocery store chain), since July 2005; Chairman and Chief Executive Officer, Giant Eagle, Inc., February 1994 through July 2005.

Member of the Corporate Governance Committee.

DIRECTORS WHOSE TERMS EXPIRE IN 2010

VICKY A. BAILEY	Age 56	Director since June 2004

President, Anderson Stratton International, LLC (strategic consulting and government relations), since November 2005; Partner, Johnston & Associates, LLC (consulting firm), March 2004 through October 2005; Assistant Secretary for the Office of Policy and International Affairs at the Department of Energy, June 2001 through February 2004. Also a director of Cheniere Energy, Inc.

Member of the Audit Committee.

MURRY S. GERBER	Age 56	Director since May 1998

Chairman and Chief Executive Officer, EQT Corporation, since May 2000; Chief Executive Officer and President, EQT Corporation, June 1998 through February 2007. Also a director of BlackRock, Inc.

Member of the Executive Committee.

GEORGE L. MILES, JR.	Age 67	Director since July 2000

President and Chief Executive Officer, WQED Multimedia (multimedia company), since 1994. Also a director of WESCO International, Inc., Harley-Davidson, Inc., American International Group, Inc. and HFF, Inc.

Chair of the Corporate Governance Committee and member of the Executive Committee.

JAMES W. WHALEN	Age 67	Director since July 2003

President of Finance and Administration, Targa Resources, Inc. (gas transportation and liquids products company), since November 2005; Consultant, Parker Drilling Company (global drilling company), November 2005 through January 2007; Senior Vice President and Chief Financial Officer, Parker Drilling Company, October 2002 through October 2005. Also Vice Chairman of the Board of Parker Drilling Company and a director of Targa Resources Partners LP.

Chair of the Audit Committee and member of the Executive Committee.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors and Committee Membership

The Board of Directors held six regular meetings and one special meeting during 2008.  The independent directors met seven times in executive session without any officer of the company present.  During 2008, attendance at all Board meetings averaged 94.7%.  The company encourages its directors to attend the annual meeting of the shareholders, and it has been their practice to do so.  All directors then in office attended the company’s 2008 annual meeting of shareholders.

The four standing committees of the Board are the Audit, Compensation, Corporate Governance and Executive Committees.  The Corporate Governance Committee serves as the nominating committee for the company.  In 2008, each director attended at least 83% of all meetings of the Board and of the committees on which the director served.  The Board may from time to time form new committees, disband an existing committee, and delegate additional responsibilities to a committee.

The table below sets forth membership and meeting information for each Board committee:

NAME OF DIRECTOR	AUDIT	COMPENSATION	CORPORATE GOVERNANCE	EXECUTIVE
Ms. Bailey	x
Dr. Behrman	x
Mr. Cary			x
Mr. Gerber				x
Ms. Jeremiah	x
Mr. Miles			x*	x
Mr. Porges**
Mr. Rohr		x		x*
Mr. Shapira			x
Dr. Todd		x
Mr. Whalen	x*			x
Total meetings in fiscal year 2008	11	10	5	0

x = Committee Member; * = Chair; **Mr. Porges is not a member of any Board committee.

Phyllis A Domm, Ed.D. served as a director from May 1996 until her death on February 21, 2009.  Dr. Domm served as Chair of the Compensation Committee and was a member of the Executive Committee.  The responsibilities of the committees are set forth in written charters, which are reviewed periodically by the committees and, where appropriate, the Corporate Governance Committee and the Board.  All of the charters are available on the company’s website at www.eqt.com.  The members and main responsibilities of each committee are as follows:

Audit Committee

•                                          Comprised of Mses. Bailey and Jeremiah, Dr. Behrman and Mr. Whalen (Chair), who are non-employee, independent directors.

•                                          Each member of the Committee is financially literate.  Additionally, the Board of Directors has determined that Mr. Whalen qualifies as an “audit committee financial expert” as such term is defined under the Securities and Exchange Commission’s regulations.  Shareholders should understand that this designation is a disclosure requirement of the Securities and Exchange Commission related to Mr. Whalen’s experience and understanding with respect to certain accounting and auditing matters.

The designation does not impose upon Mr. Whalen any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board.  As the audit committee financial expert, Mr. Whalen also has accounting or related financial management expertise under the New York Stock Exchange rules.

•                                          Assists the Board by overseeing:

•                  the accounting and financial reporting processes of the company

•                  the audits of the financial statements of the company

•                  the integrity of the company’s financial statements

•                  the qualifications, independence and performance of the company’s registered public accountants

•                  the qualifications and performance of the company’s internal audit function

•                  the compliance by the company with legal and regulatory requirements, including the company’s Code of Business Conduct and Ethics

•                                          Responsible for hiring, overseeing and compensating the company’s independent auditors.

Compensation Committee

•                                          Comprised of Mr. Rohr and Dr. Todd, who are non-employee, independent directors.  Dr. Domm, who was a non-employee, independent director, served as Chair of the Compensation Committee during 2008.  The Board will evaluate the open Chair position at its next Board meeting.

•                                          Discharges the Board’s responsibilities relating to compensation of the company’s executive officers.  See “Compensation Discussion and Analysis” under “Executive Compensation” below for further information regarding the roles of the Compensation Committee, management and the compensation consultant in determining the amount and form of executive compensation.

•                                          Provides oversight and, as required, administration of the company’s benefit plans, incentive-based compensation plans and equity-based plans.

Corporate Governance Committee

•                                          Comprised of Messrs. Cary, Miles (Chair) and Shapira, who are non-employee, independent directors.

•                                          Establishes and recommends to the Board the requisite skills and characteristics to be found in, and identifies individuals qualified to serve as, members of the Board and recommends to the Board the director nominees for each annual meeting of shareholders.

•                                          Recommends to the Board independence determinations for each director.

•                                          Develops and recommends to the Board a set of corporate governance guidelines.

•                                          Recommends Committee membership, including a Chair, for each Committee.

•                                          Identifies and approves corporate goals and objectives relevant to the compensation of the chief executive officer of the company and annually reviews the chief executive officer’s performance against such goals and objectives.

•                                          Recommends an appropriate compensation structure for the directors, including administration of stock-based plans for the directors.

•                                          Reviews related party transactions.

Executive Committee

•                                          Comprised of Messrs. Miles, Rohr (Chair) and Whalen who are non-employee, independent directors and Mr. Gerber, Chairman and Chief Executive Officer.

•                                          Has the authority to act in all matters that the full Board may act upon when the Board is not in session, unless limited by a resolution of the Board and except to the extent limited by law.

Director Nominations

The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board the requisite skills and characteristics to be found in individuals qualified to serve as members of the Board and recommending to the Board the director nominees for each annual meeting of shareholders.  The Committee typically considers new nominees for the Board in the context of a vacancy on the Board resulting from resignation or retirement of a director or to fill a skill need identified by the Board.  Director candidates have been identified most often by senior management and members of the Board considering individuals both within and external to their respective networks.  The Committee has in the past retained, and may in the future retain, a consultant to assist in the process.  A third-party search firm initially identified Dr. Behrman and Mr. Cary, among others, as Board candidates to the Committee and after a screening process and recommendation by the Committee, the Board elected Dr. Behrman and Mr. Cary to the Board effective July 9, 2008 with terms expiring at the 2009 annual meeting of shareholders.

As set forth in the Committee’s charter, the Committee will consider submissions from shareholders in making its recommendation.  Any shareholder desiring to recommend an individual to serve as a director of the company should submit to the Corporate Governance Committee Chair, c/o Corporate Secretary, as far in advance of the annual meeting of shareholders as possible, the following information:

•                                          The information required by Section 3.07 of the company’s by-laws (a copy of which will be provided to any shareholder upon written request), including the nominee’s consent to serve as a director if elected, the nominee’s executed irrevocable conditional resignation letter, the proposing shareholder’s name and address, the number of shares beneficially owned and the length of time the shares have been held.  In addition, the company may require the shareholder to provide such further information as it may reasonably request.

•                                          A statement setting forth the basis upon which the proposing shareholder believes the proposed nominee meets the qualification guidelines set forth below, including the standards of independence set forth in the company’s Corporate Governance Guidelines, and should be nominated as a director of the company.

•                                          Such other information as the proposing shareholder believes will be beneficial in assisting the Corporate Governance Committee to fulfill its responsibilities.

See the caption “How do I contact EQT’s Corporate Secretary?” under “Questions and answers about the annual meeting.”

In evaluating individuals identified as possible director nominees, whether the source of the possible nominee is another director, a member of management, a shareholder or otherwise, the Committee assesses the experience and personal characteristics of the possible nominee against the guidelines identified below.  Possible nominees satisfying the guidelines are then further evaluated to identify, in the judgment of the Committee, the best match for the Board.  The Committee retains the right to modify the guidelines including the criteria for evaluating the qualifications of potential nominees for election to the Board as set forth therein, from time to time.

In identifying director candidates, the Committee utilizes the following guidelines:

Individual qualifications

•                  Possesses integrity, competence, insight, creativity and dedication together with the ability to work with colleagues while challenging one another to achieve superior performance

•                  Has attained prominent position in his or her field of endeavor

•                  Possesses broad business experience

•                  Has ability to exercise sound business judgment

•                  Is able to draw on his or her past experience relative to significant issues facing the company

•                  Has experience in the company’s industry or in another industry or endeavor with practical application to the company’s needs

•                  Has sufficient time and dedication for preparation as well as participation in Board and Committee deliberations

•                  Has no conflict of interest

•                  Meets such standards of independence and financial knowledge as may be required or desirable

•                  Possesses attributes deemed appropriate given the then current needs of the Board

Composition of the Board as a whole

•                  A diversity of background, perspective and skills related to the company’s business

•                  A diversity of race, gender and age

Contacting the Board

You may contact the Board of Directors, or any individual director, by writing to the Corporate Governance Committee Chair c/o Corporate Secretary or by sending an email to corpgovchair@eqt.com.  See the caption “How do I contact EQT’s Corporate Secretary?” under “Questions and answers about the annual meeting.”

Governance Principles

EQT maintains a corporate governance page on its website which includes key information about its corporate governance practices, including its Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the Audit Committee, the Compensation Committee and the Corporate Governance Committee of the Board of Directors.  The corporate governance page can be found at www.eqt.com, by clicking on the “Corporate Governance” link on the main page or “Investors” and then “Corporate Governance.”  EQT will provide a copy of its Corporate Governance Guidelines, Code of Business Conduct and Ethics and any of the Board Committee charters upon request by a shareholder to the Corporate Secretary.   See the caption “How do I contact EQT’s Corporate Secretary?” under “Questions and answers about the annual meeting.”

EQT’s corporate governance policies and practices are compliant with the corporate governance requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission, including:

•                                          The Board of Directors has adopted clear corporate governance guidelines

•                                          Nine of the eleven members of the Board are independent of EQT and its management

•                                          The Board’s non-management directors meet periodically in executive session, and the Chair of the Corporate Governance Committee has been identified as the presiding director at all such executive sessions

•                                          All members of each of the key Committees of the Board of Directors - Audit, Compensation and Corporate Governance - are independent of the company and its management

•                                          Each of the key Committees has a charter that reflects legal requirements and good corporate governance

•                                          The Board of Directors and each of the key Committees engage in annual self-evaluations

•                                          The directors of the company are encouraged to participate in educational programs relating to corporate governance and business-related issues, and the company provides funding for such activities

•                                          EQT has a Code of Business Conduct and Ethics applicable to all employees and directors of the company

•                                          The Corporate Governance Committee of the Board of Directors reviews the company’s governance policies and practices periodically and makes recommendations to the Board

Under the company’s majority voting by-law, each nominee has submitted an irrevocable conditional resignation to be effective if the nominee receives a greater number of votes “withheld” than votes “for” his or her election in an uncontested election.  If this occurs, the Board of Directors will decide whether to accept the tendered resignation not later than 90 days after the certification of the election.  Any determination by the Board shall be made without the participation of any nominee whose resignation is under consideration with respect to the election.  The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the Securities and Exchange Commission.

Director Independence

In accord with the company’s Corporate Governance Guidelines, the majority of directors at any time will be independent.  For a director to be considered an “independent director”, the Board must annually determine that he or she has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization which has such a relationship with the company).  To assist it in determining director independence, the Board established guidelines which conform to the independence requirements of the New York Stock Exchange.

The Board will consider all relevant facts and circumstances in making an independence determination.  Under the company’s Corporate Governance Guidelines, a director will not be independent if:

•                                          Within the last three years the director was employed (or an immediate family member of the director was employed as an executive officer) by the company, or received more than $120,000 in direct compensation during any 12-month period (other than director and committee fees and deferred compensation for prior service which is not contingent in any way on continued service) from the company

•                                          The director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor (in each case “company auditor”)

•                                          The director is a current employee of a company auditor

•                                          The director has an immediate family member who is a current employee of a company auditor and who personally works on the firm’s audit of the company

•                                          Within the last three years the director or an immediate family member was (but no longer is) a partner or employee of a company auditor and personally worked on the company’s audit within that time

•                                          Within the last three years a company executive officer was on the compensation committee of the board of directors of a company which employed the company director as an executive officer, or which employed an immediate family member of the director as an executive officer

•                                          The director is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues

In assessing the independence of a director, the Board considers the materiality of charitable contributions made by the company to any tax-exempt organization for which the director serves as an executive officer.  During the past three fiscal years, the company has not made, in any single fiscal year, contributions to any tax-exempt organization for which any director serves as an executive officer that exceeded the greater of $1 million, or 2% of such tax-exempt organization’s consolidated gross revenues.

Based on the independence standards set forth in the company’s Corporate Governance Guidelines, the Board of Directors has determined that the following directors have met the above standards and are independent of EQT and its management:  Drs. Behrman and Todd, Mses. Bailey and Jeremiah and Messrs. Cary, Miles, Rohr, Shapira and Whalen.  Messrs. Gerber and Porges, each of whom is an executive officer of the company, are the only directors who are not independent.

Each member of the Audit Committee is independent under the rules of the Securities and Exchange Commission, and each member of the Compensation and the Corporate Governance Committees is independent under the requirements of the Internal Revenue Code (the “Code”) and a non-employee director under the rules of the Securities and Exchange Commission.

In addition to the independence standards set forth in the company’s Corporate Governance Guidelines, the company has established written policies and unwritten practices for reviewing and approving related person transactions, as described under the caption “Certain Relationships and Related Transactions” set forth below.  As part of its practices for reviewing related person transactions, the Board identified categories of transactions in which the direct or indirect interest of a related person is not material because of the nature of the transactions.  Such categories of transactions are described under the caption “Certain Relationships and Related Transactions.”

The ownership of stock in the company by directors is encouraged and is not in itself a basis for a director to be considered as not independent, provided that it may preclude participation on the Audit Committee of the company if the magnitude of such ownership is sufficient to make the director an “affiliated person” of the company as described in the Audit Committee Charter.  See the caption “Equity-Based Compensation” under “Directors’ Compensation” for a description of the stock ownership guidelines the directors established for themselves.

Certain Relationships and Related Transactions

In the ordinary course of business, EQT Corporation may engage in transactions with companies and organizations in which an EQT Corporation director, nominee for director, executive officer, 5% shareholder or immediate family member of any of the foregoing, has an interest.   The company’s Code of Business Conduct and Ethics and related policies require directors and executive officers to avoid engaging in any activity or relationship that may interfere, or have the appearance of interfering, with the performance of the director’s or officer’s duties to the company.   Such policies require all directors and

executive officers to report and fully disclose the nature of any proposed conduct or transaction that involves, or could involve, a conflict of interest and to obtain approval before any action is undertaken.

The Corporate Governance Committee annually reviews related party transactions involving the company and directors in order to determine whether a director had a direct or indirect material interest in the transaction.   In making its assessment, the Committee considers information derived from, among other things, questionnaires that are completed by the company’s directors each year and company accounting records.  All identified transactions are reviewed by the Corporate Governance Committee.

The Board identified the categories of transactions below as to which the direct or indirect interest of a director is not material because of the nature of the transactions:

(1)                                contracts for utility service or gas supply entered into on competitive terms(1);

(2)                                transactions with banks or other financial service firms for corporate banking services (including loans) or investment banking services entered into on competitive terms(2); and

(3)                                contributions by the company or the Equitable Resources Foundation, Inc. (the “EQT Foundation”) not exceeding $250,000 in the aggregate to non-profit entities for which a company director is a director or executive officer.

The Board reviews all related party transactions involving the company and directors utilizing these categories in order to determine whether any director had a direct or indirect material interest in such transactions.  Utilizing these categories, the Board determined that Dr. Behrman, Mr. Rohr, Mr. Shapira and Ms. Jeremiah did not have a direct or indirect material interest in the transactions that were considered by the Board.  No other director was involved in a transaction with the company involving an amount in excess of $120,000.

Finally, in matters brought before the Board regarding a contract or transaction involving an entity in which one or more of the company’s directors or officers have a financial or other interest, the company follows Section 1728 of the Pennsylvania Business Corporation Law (regarding interested directors or others) and the affected director typically abstains from the decision-making process.

Compensation Committee Interlocks and Insider Participation

During all or part of 2008, Drs. Domm and Todd and Messrs. McConomy and Rohr served as members of the Compensation Committee.  Dr. Domm passed away on February 21, 2009, and Mr. McConomy retired from the Board on April 23, 2008.  None of these current or former members of the Compensation Committee is a current or former officer or employee of the company or had any relationship with the company requiring disclosure.  In addition, none of the company’s directors is an executive officer of another entity, at which one of the company’s executive officers serves as a director.

(1)        In 2008, Marathon Petroleum Co. LLC where Dr. Behrman served as Senior Vice President before retiring in July 2008, PNC Financial Services Group, Inc. where Mr. Rohr is Chairman and Chief Executive Officer, Giant Eagle, Inc. where Mr. Shapira is Chairman, Chief Executive Officer and President, and Alcoa, Inc. where Ms. Jeremiah served as Executive Vice President before retiring at the end of 2008, all purchased utility service and/or gas supply from the company on competitive terms.

(2)        In 2008, PNC Financial Services Group, Inc. where Mr. Rohr is Chairman and Chief Executive Officer, furnished corporate and investment banking services (including participation in the company’s revolving credit facility as part of a 16 member syndicated bank group, acting as a senior co-manager in connection with the company’s 2008 senior note offering and acting as a co-manager in connection with the company’s 2008 stock offering) to the company on competitive terms.

DIRECTORS’ COMPENSATION

Compensation of directors is annually reviewed by the Corporate Governance Committee and approved by the Board.  No compensation is paid to employee directors for their service as directors.

The Corporate Governance Committee has engaged Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”), an external human resources consulting firm, to conduct an annual review of the total compensation for outside directors.  Specifically, retainer fees, meeting fees, stock-based long-term incentives and insurance were evaluated using, as the competitive benchmark, levels of total compensation paid to directors of the following 21 energy companies:

Atlas Energy Resources, LLC	ONEOK, Inc.
Cabot Oil & Gas Corporation	Penn Virginia Corporation
Chesapeake Energy Corporation	Questar Corporation
CNX Gas Corporation	Range Resources Corporation
El Paso Corporation	Sempra Energy
Enbridge Inc.	Southern Union Company
Energen Corporation	Southwestern Energy Company
Linn Energy, LLC	Spectra Energy Corporation
Markwest Energy Partners, L.P.	TransCanada Corporation
MDU Resources Group, Inc.	The Williams Companies, Inc.
National Fuel Gas Company

Set forth below is a description of the 2008 compensation of the company’s non-employee directors.

Cash Compensation

•                                          An annual cash retainer of $40,000 is paid on a quarterly basis.  The annual cash retainer was increased in April 2008 from $30,000.

•                                          The cash meeting fee is $1,500 for each Board and committee meeting attended in person.  If a director participates in a meeting by telephone, the meeting fee is $750.  These fees are paid on a quarterly basis.

•                                          For the Audit Committee Chair, an annual committee chair retainer of $15,000 (no meeting fees).  For Executive, Compensation and Corporate Governance Committee Chairs, an annual committee chair retainer of $6,000 (no meeting fees).  These chair retainer fees were adopted in April 2008.  Prior to that time, each committee chair received $500 ($1,500 for Audit Committee Chair) for each meeting of his or her committee that the chair attended.  These fees are paid on a quarterly basis.

Equity-Based Compensation

•                                          In 2003, the company began granting to each director stock units that vested upon award and that are payable on a deferred basis under the directors’ deferred compensation plans.  In April 2008, a grant of 1,600 deferred stock units was awarded to each non-employee director who was a member of the board at that time.  The deferred stock units are awarded by the Board annually upon the recommendation of the Corporate Governance Committee.  Each deferred stock unit is equal in value to one share of company common stock, but does not have voting rights.  Dividends are credited quarterly in the form of additional stock units.  Except in the case of Dr. Domm, who elected to be paid her 2003 award in shares of stock, the value of the stock units will be paid in cash on the earlier of the director’s death or termination of service as a director.

•                                          The non-employee directors are subject to stock ownership guidelines which require them to hold shares (or share equivalents, including deferred stock units) with a value equal to at least three times the annual cash retainer.  Under the guidelines, directors have up to two years to acquire a sufficient number of shares (or share equivalents, including deferred stock units) to meet this requirement.  Other than Messrs. Behrman and Cary, who joined the Board in July 2008, each of the company’s non-employee directors satisfies the stock ownership guidelines at December 31, 2008.

Deferred Compensation

•                                          The company has a deferred compensation plan for non-employee directors.  In addition to the automatic deferral of stock units awarded, non-employee directors may elect to defer up to 100% of their annual retainer and fees into the 2005 Directors’ Deferred Compensation Plan and receive an investment return on the deferred funds as if the funds were invested in company stock or permitted mutual funds.  Prior to the deferral, plan participants must irrevocably elect to receive the deferred funds either in a lump sum or in equal installments.  Distributions commence following termination of service as a director.  The directors’ deferred compensation accounts are unsecured obligations of the company.  Dr. Behrman, Mr. Cary, Ms. Jeremiah, Mr. Miles and Mr. Whalen deferred fees under the plan in 2008.  The pre-existing Directors’ Deferred Compensation Plan continues to operate for the sole purpose of administering amounts vested under the plan on or prior to December 31, 2004.

Other

•                                          To further the company’s support for charitable giving, all directors are eligible to participate in the Matching Gifts Program of the EQT Foundation on the same terms as company employees.  Under this program, the EQT Foundation will match gifts of at least $100 made by the director to eligible charities, up to an aggregate total of $15,000 in any calendar year.

•                                          Non-employee directors who joined the Board prior to May 25, 1999 may designate a civic, charitable or educational organization as beneficiary of a $500,000 gift funded by a life insurance policy purchased by EQT Corporation.  The directors do not receive any financial benefit from this program because the charitable deductions accrue solely to the company.

•                                          The company reimburses directors for their travel and related expenses in connection with attending Board meetings and Board-related activities.  The company also provides non-employee directors with $20,000 of life insurance and $250,000 of travel accident insurance while traveling on business for the company.

The table below shows the total 2008 compensation of the company’s non-employee directors:

NAME	FEES EARNED OR PAID IN CASH ($) (1)	STOCK AWARDS ($) (2)	OPTION AWARDS ($) (3)	ALL OTHER COMPENSATION ($) (4)	TOTAL ($)
Ms. Bailey	59,250	(65,268)	-	6,861	843
Dr. Behrman	30,500	-	-	43	30,543
Mr. Cary	27,500	-	-	15,043	42,543
Dr. Domm	54,250	(181,443)	-	22,757	(104,436)
Ms. Jeremiah	57,750	(181,443)	-	21,507	(102,186)
Mr. McConomy	25,000	175,953	-	52,630	253,583
Mr. Miles	54,250	(181,443)	-	21,507	(105,686)
Mr. Rohr	55,500	(181,443)	-	25,361	(100,582)
Mr. Shapira	51,000	(181,443)	-	21,507	(108,936)
Dr. Todd	56,250	(122,731)	-	18,906	(47,575)
Mr. Whalen	66,750	(122,731)	-	8,906	(47,075)

(1)   Includes cash retainer, meeting fees and committee chair fees, some of which have been deferred at the election of the director.

(2)  This column sets forth the aggregate compensation expense recognized for financial statement reporting purposes in 2008, calculated in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”).  Compensation includes both the grant date fair value of the 1,600 deferred stock units awarded in April 2008 to each director who was serving on the board at that time, and the expense recognized upon re-measurement of the fair value of all outstanding deferred stock units based on the closing price of the company’s stock as of December 31, 2008. The company accounts for the deferred stock unit awards as a “liability” award under SFAS No. 123R and, as a consequence, revalues the liability for each award at each period end.  Please refer to footnote 17 of the consolidated financial statements in the company’s Annual Report on Form 10-K for a discussion of the stock units.  The stock units set forth above are valued at the company’s closing stock price at December 31, 2008, which was $33.55.   The grant date fair value of the 1,600 deferred stock units granted in 2008 was $109,152.  As a result of the decline in the company’s stock price during the second half of 2008, the company reversed a large portion of previously recognized compensation expense.  Such reversal resulted in negative compensation expense for Drs. Domm and Todd, Ms. Jeremiah and Messrs. Miles, Rohr, Shapira and Whalen in 2008.  The company recognized positive compensation expense for Mr. McConomy during 2008 because he retired from the company on April 23, 2008, which was prior to the compensation expense reversals taken by the company.  The aggregate number of deferred stock units held at December 31, 2008 was:  Ms. Bailey – 7,682; Dr. Behrman – 0; Mr. Cary - 0; Dr. Domm – 13,609; Ms. Jeremiah – 13,609; Mr. Miles – 13,609; Mr. Rohr – 13,609; Mr. Shapira – 13,609; Dr. Todd – 10,614; and Mr. Whalen – 10,614.

(3)  No amounts were expensed in 2008 in connection with stock option awards.  The company has not issued stock options to non-employee directors since 2002 and all outstanding options were fully vested at January 1, 2006.  The aggregate number of stock options granted in prior years and remaining outstanding at December 31, 2008 was: Mr. Miles – 4,700; Mr. Rohr – 30,400; and Mr. Shapira – 66,400.

(4)  Includes dividends accrued on deferred stock units and annual premiums of $43 per director paid for personal life insurance policies.  This column also includes $13,854 of premiums paid under the company’s charitable life insurance program for Mr. Rohr.  This column also includes the following matching gifts made by the company to qualifying organizations under the EQT Foundation’s Matching Gifts Program:  $500 for Ms. Bailey; $15,000 for Mr. Cary; $11,250 for Dr. Domm; $10,000 for Mr. Miles; $10,000 for Ms. Jeremiah; $10,000 for Mr. Shapira; and $10,000 for Mr. Todd.  Finally, this column includes a $50,000 charitable contribution made by the EQT Foundation to Carnegie Mellon University in recognition of Mr. McConomy’s retirement from the Board of Directors of the company.

STOCK OWNERSHIP

Significant Shareholders

The following shareholders reported to the Securities and Exchange Commission that they owned more than 5% of the company’s common stock:

NAME AND ADDRESS	SHARES BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING
Wellington Management Company, LLP	10,075,397(1)	7.70%
75 State Street
Boston, Massachusetts 02109

George P. Sakellaris	6,560,392(2)	5.02%
111 Speen Street, Suite 410
Framingham, Massachusetts 01701

(1)   Information based on a Securities and Exchange Commission Schedule 13G filed on February 17, 2009, reporting that Wellington Management Company, LLP has shared voting power over 5,645,697 shares and shared dispositive power over 10,075,397 shares.

(2)   Information based on a Securities and Exchange Commission Schedule 13G filed on October 28, 2008, reporting that George P. Sakellaris has sole voting power over 6,205,392 shares, shared voting power over 355,000 shares, sole dispositive power over 6,205,392 shares and shared dispositive power over 355,000 shares.  Mr. Sakellaris also reported beneficial ownership of 80,000 shares held in a trust for the benefit of, among others, his children.

Stock Ownership of Directors and Executive Officers

The following table sets forth the number of shares of EQT Corporation common stock beneficially owned by directors and named executive officers and all directors and executive officers as a group as of January 31, 2009, including shares they had the right to acquire within 60 days after January 31, 2009.  The directors and named executive officers have sole investment and voting power unless otherwise noted.

NAME	EXERCISABLE STOCK OPTIONS (1)	NUMBER OF SHARES BENEFICIALLY OWNED (2)	RESTRICTED STOCK (3)	DEFERRED SHARE EQUIVALENT UNITS (4)	PERCENT OF CLASS (5)
Murry S. Gerber Chairman and Chief Executive Officer	475,000	1,016,227	8,968	0	1.13
David L. Porges President, Chief Operating Officer and Director	341,000	379,514	2,017	0	*
Vicky A. Bailey Director	0	0	0	7,682	*
Philip G. Behrman Director	0	0	0	877	*
A. Bray Cary, Jr. Director	0	0	0	792	*
Phyllis A. Domm Director	0	6,759	0	22,953	*
Barbara S. Jeremiah Director	0	2,000	0	23,227	*
George L. Miles, Jr. Director	4,700	2,062	0	19,037	*
James E. Rohr Director	30,400	4,706	0	22,953	*
David S. Shapira (6) Director	66,400	14,300	0	43,910	*
Lee T. Todd, Jr. Director	0	1,200	0	10,614	*
James W. Whalen Director	0	0	0	13,350	*
Theresa Z. Bone Vice President and Corporate Controller	24,200	8,748	4,273	0	*
Philip P. Conti Senior Vice President and Chief Financial Officer	0	66,527	9,495	0	*
Lewis B. Gardner Vice President and General Counsel	0	17,558	2,030	0	*
Steven T. Schlotterbeck Vice President and President, EQT Production	25,268	24,440	30,018	0	*
Directors and executive officers as a group (20 individuals)	1,079,668	1,637,629	75,264	165,395	2.05

*    Indicates ownership or aggregate voting percentage of less than 1%.

(1)   This column reflects the number of shares of EQT Corporation common stock that the officers and directors had a right to acquire within 60 days after January 31, 2009 through exercise of stock options.

(2)   This column reflects shares held of record and shares beneficially owned through a bank, broker or other nominee.  It also includes, for executive officers, shares beneficially owned through the Employee Savings Plan and the Employee Stock Purchase Plans.  Brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course.  Shares shown in the table for the directors and executive officers may be subject to this type of security interest.

(3)   This column reflects the unvested portion of restricted stock awards and dividends accrued in the form of additional shares of restricted stock.

(4)   This column lists the number of shares and share units held in the directors’ deferred compensation plans, which shares and share units include (1) the deferred stock units identified in footnote (2) to the Directors’ compensation chart on page 21 above and (2) the deferred shares held by directors resulting from the curtailment in 1999 of the directors’ retirement plan and shares acquired in connection with the deferral of director fees.  The number of deferred shares (including accrued dividends) held at December 31, 2008 as a result of the 1999 curtailment of the directors’ retirement plan was:  Dr. Domm – 9,344; Mr. Rohr – 9,344; and Mr. Shapira – 30,301.   The number of deferred shares (including accrued dividends) held at December 31, 2008 as a result of the deferral of director fees was: Dr. Behrman – 877; Mr. Cary – 792; Ms. Jeremiah – 9,617; Mr. Miles – 5,428; and Mr. Whalen 2,736.

(5)   This column reflects the sum of the individual’s (or individuals’) shares beneficially owned plus stock options exercisable within 60 days of January 31, 2009 as a percent of the sum of the company’s outstanding shares at January 31, 2009 plus all options exercisable within 60 days of January 31, 2009.  This calculation excludes all restricted stock and deferred share equivalent units.

(6)   Shares beneficially owned include 6,300 shares that are held in a trust of which Mr. Shapira is a co-trustee and in which he has a beneficial interest and voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and all persons who beneficially own more than 10% of EQT Corporation’s common stock file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission.  As a practical matter, the company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

Based solely upon the company’s review of copies of filings or written representations from the reporting persons, the company believes that all reports for the company’s executive officers and directors that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis, except for the following:  David L. Porges, President, Chief Operating Officer and Director, recently became aware that his investment advisor without Mr. Porges’ knowledge effected the following transactions involving company stock for Mr. Porges’ wife’s investment account:  purchased 5 shares on August 13, 2007, purchased 8 shares on October 2, 2007, purchased 7 shares on November 26, 2007 and sold 2 shares on January 5, 2009.  Mr. Porges filed a Form 4 for these transactions on February 12, 2009.

EXECUTIVE COMPENSATION

The following Compensation Discussion and Analysis contains statements regarding future company performance targets and goals.  These targets and goals are disclosed in the limited context of EQT’s compensation programs, may have been established a number of years ago, and should not be understood to be statements of management’s expectations or estimates of future company results or other guidance.  EQT specifically cautions investors not to apply these statements to other contexts.

Compensation Discussion and Analysis

Executive Summary

At EQT, our core values include a commitment to operational excellence, integrity and accountability.  We believe that after reading this compensation discussion and analysis you will agree that our executive compensation program:

•                                          aligns the interests of our executives with the interests of our shareholders;

•                                          directly supports the company’s strategic plan by focusing employee performance on specific drivers;

•                                          is market based and premised upon informed industry benchmarking; and

•                                          results in executive compensation predominantly based upon company performance.

In sum, our compensation is designed to reward executives when the company achieves strong financial and operational results, and we believe the 2008 compensation of our named executive officers is consistent with the strong results achieved by the company. Key 2008 financial and operational results include:

•                                          earnings per share of $2.00;

•                                          a natural gas production sales volume increase of 12% over 2007;

•                                          completion of three major projects in the Midstream segment – the Big Sandy Pipeline, the Mayking corridor and the Kentucky Hydrocarbon processing plant;

•                                          completion of more than 668 gross wells, including 389 horizontal wells, and continued improvement of our horizontal air drilling technology;

•                                          a 646% natural gas drill bit reserve replacement ratio;

•                                          successful resolution of Equitable Gas Company’s first base rate case in 12 years; and

•                                          added to the S&P 500 Index.

2008 was also significant because the company continued its evolution from a diversified utility to an integrated energy company increasingly focused on natural gas exploration, production and transportation.  This evolution resulted in some fundamental compensation changes for our executives in 2008, including:

•                                          the selection of a new comparator group of companies and a new long-term peer group to better align target total direct compensation and the performance measures against which long-term compensation is measured with the compensation structure and performance of other natural gas exploration, production and transportation companies;

•                                          a full market competitive review of all material compensation components which resulted in:

                                   adjustments to target total direct compensation (base salary and annual and long-term incentives);

                                   amendments to employment, confidentiality, non-competition, non-solicitation and change in control agreements; and

                                   changes to the design of our 2009 long-term incentive program and a pay-for-performance commitment for future equity awards.

The following Compensation Discussion and Analysis describes the company’s compensation philosophy, its process for making executive compensation decisions, and the components of the company’s compensation program, with a focus on the named executive officers.  The named executive officers are determined in accordance with the rules of the Securities and Exchange Commission and include the principal executive officer, the principal financial officer and the three most highly compensated executive officers with total compensation calculated in accordance with the Summary Compensation Table of $100,000 or more.  The Securities and Exchange Commission rules for calculating total compensation require companies to value stock and option awards (including performance share awards) based upon the expense recognized for financial statement purposes in accordance with SFAS No. 123R.  The decrease in the company’s stock price during 2008 and the corresponding reduction in the payout under the 2005 Executive Performance Incentive Program (the “2005 EPIP”), described below, resulted in a significant reversal of prior year accounting expense associated with the 2005 EPIP.   As a result, most of our executive officers had negative total compensation for 2008 as calculated in accordance with the Summary Compensation Table.  In 2008, our named executive officers were: Murry S. Gerber, Chairman and Chief Executive Officer, Philip P. Conti, Senior Vice President and Chief Financial Officer, Theresa Z. Bone, Vice President and Corporate Controller, Lewis B. Gardner, Vice President and General Counsel, and Steven T. Schlotterbeck, Vice President and President, EQT Production.

Compensation Philosophy

•                Compensation Is Designed to Achieve the Company’s Objectives

The objectives of EQT’s compensation programs are to attract, motivate and retain highly-talented executives who can ensure that the company is able to safely, efficiently and profitably explore for, produce, transport and deliver natural gas products and energy services to wholesale and retail customers.  The company seeks executives who are willing to trade off guaranteed compensation for the opportunity presented by at-risk compensation that depends upon achieving challenging performance objectives.  To that end, although numerous changes occurred through the year, the Compensation Committee retained its commitment to a compensation package that generally establishes target compensation at the median level for similar positions at comparable companies.  To create the necessary performance incentive, the compensation programs provide not only for increased pay as a reward for above-median performance but also for below-median pay for sub-par performance.  Stated differently, the programs are structured to require a commitment to performance because pay at the market median is not guaranteed.

•                Compensation Is Related to Performance and Is Aligned with the Company’s Strategic Plan

The total compensation packages for the named executive officers are generally weighted in favor of at-risk compensation through both annual and long-term performance-based incentive pay.  Each of these programs links payout to the company’s performance on specific pre-established, objective performance measures.  The Compensation Committee has committed that in 2009 and beyond at least 50% of all equity granted to the named executive officers will be performance-based awards (not including options) earned only upon the achievement of disclosed performance metrics and hurdle rates.  The table below reflects the fixed and at-risk components of the total direct compensation actually paid to each named executive officer in the period under review as a percentage of total direct compensation received.

PERCENTAGE OF TOTAL DIRECT COMPENSATION PAID IN 2008
	FIXED	INCENTIVE COMPENSATION
EXECUTIVE OFFICER	BASE SALARY (1)	SHORT-TERM (2)	LONG-TERM (3)	TOTAL AT-RISK
Murry S. Gerber	3%	12%	85%	97%
Philip P. Conti	10%	19%	71%	90%
Theresa Z. Bone	41%	46%	13%	59%
Lewis B. Gardner	16%	25%	59%	84%
Steven T. Schlotterbeck	15%	35%	50%	85%

(1)  This column reflects each named executive officer’s base salary earned during the year ended December 31, 2008 (also included in the “Salary” column of the Summary Compensation Table), as a percentage of the total direct compensation actually paid to the executive during the year.

(2)  This column reflects the sum of the annual incentive compensation plus bonus for 2008 for each named executive officer (also included in the “Non-Equity Incentive Plan Compensation” and “Bonus” columns of the Summary Compensation Table), as a percentage of the total direct compensation actually paid to the executive during the year.

(3)  This column reflects the value of each participating named executive officer’s 2005 EPIP payout and the value of shares of restricted stock that vested in 2008 (also included in the “Value Realized on Vesting” under “Stock Awards” column of the Option Exercises and Stock Vested Table), as a percentage of the total direct compensation actually paid to the executive during the year.  All other outstanding long-term incentive compensation remained at-risk at December 31, 2008 and is not reflected in this table.

The above table is not a substitute for the Summary Compensation Table and should not be construed as such. The Summary Compensation Table includes amounts supplemental to total direct compensation and calculates certain components of total direct compensation differently.   See the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for information regarding the 2008 accounting expense for all long-term incentive compensation of the named executive officers.

The Compensation Committee aligns its executive compensation decisions with the strategic plan for the company.  The company’s strategic plan for recent years has focused on superior earnings per share growth, industry-leading return on total capital, and growth value drivers (including production sales revenue increases) - each of which is a performance measure under the company’s incentive plans.  Because the strategic plan of the company is intended to drive long-term shareholder value and recognizing that driving an evolution from a diversified utility to an integrated energy company inherently increases corporate risk, the Compensation Committee believes that the allocation between at-risk and fixed compensation does not encourage inappropriate, or excessively risky, behaviors on the part of management.

•                Total Compensation Should Be Competitive

The Compensation Committee structures a total compensation package that compares favorably within the applicable comparator group, as described below, but generally does not offer above-market pay except for outstanding performance when objectives have been met.  The Compensation Committee benchmarks each element of total direct compensation (which includes base salary and annual and long-term incentives) and the mix of compensation (cash versus equity) against the applicable comparator group.  The company generally targets each element of compensation at the median of the applicable comparator group for median performance in order to remain competitive for executive talent.  However, executives have an opportunity, through annual and long-term incentives, to earn more based on higher levels of performance.  Pay at the market median is not assured unless performance is also at the median.  The company has chosen to pay both annual and long-term performance compensation, as well as a level of annual base salary necessary to maintain market competitiveness.

•                Incentive Compensation Balances Short- and Long-Term Performance

The compensation programs are designed to maintain a balance between rewarding the achievement of strong short-term or annual results and ensuring the company’s long-term growth and success.  To this end, a mix of both annual and longer-term incentives is provided and allocated in a manner generally consistent with the applicable comparator group of companies.  Participation in both the annual and long-term incentive programs increases at higher levels of responsibility, as executives in these leadership roles have the greatest influence on the company’s strategic direction and results over time.

•                Peer Groups Define Competitive Levels of Performance

The company looks to the performance of peer groups in measuring relative company performance.  Peer groups are reviewed with Towers Perrin for appropriateness in connection with the establishment of each compensation program.

The peer group for the 2005 EPIP was selected by the Compensation Committee in 2005 with the adoption of the 2005 EPIP.  Because the time horizon for the 2005 EPIP extended over four years, the Compensation Committee believed it important for the peer group to include companies with significant participation in one or more of the company’s lines of business, in addition to companies having a similar business mix profile.  The 29 companies in this group were chosen for their involvement in one or more of the following areas:  natural gas exploration and production, transmission and distribution.  This peer group was believed to be representative of the alternatives that shareholders have when deciding to invest in a diversified natural gas company.  The companies in this peer group included the following:

AGL Resources Inc.	Northwest Natural Gas Company
Atmos Energy Corporation	OGE Energy Corporation
Cascade Natural Gas Corp.	ONEOK, Inc.
CMS Energy Corporation	Peoples Energy Corporation
Dynegy Inc.	Piedmont Natural Gas Company, Inc.
El Paso Corporation	Questar Corporation
Energen Corporation	Sempra Energy
Keyspan Corporation	Southern Union Company
Kinder Morgan, Inc.	Southwest Gas Corporation
Laclede Group, Inc., The	Southwestern Energy Company
MDU Resources Group, Inc.	UGI Corporation
National Fuel Gas Company	Westar Energy, Inc.
New Jersey Resources Corporation	WGL Holdings, Inc.
NICOR Inc.	The Williams Companies, Inc.
NiSource Inc.

For the 2009 Shareholder Value Plan (the “2009 SVP”), the Compensation Committee approved a peer group consistent with the 2005 EPIP peer group with the exclusion of Cascade Natural Gas Corp., Keyspan Corporation, Kinder Morgan, Inc. and Peoples Energy Corporation which are no longer in existence due to acquisition or have gone private. This peer group was selected because company performance measured against this group during the performance period reflects the efforts of management over a multi-year period to transition the company from a more utility-focused energy company to a more exploration, production and transportation focused integrated energy company.

In connection with the approval of the three and one-half year 2008 Executive Performance Incentive Program (the “2008 EPIP”), the Compensation Committee performed an extensive review to adopt a peer group of integrated energy companies more aligned with the company’s current strategic focus on natural gas exploration, production and transportation and with an emphasis on companies operating in the Appalachian Basin.  Each potential peer was reviewed for industry, strategy and talent competitiveness, whether it was a peer of other peers, geographic location, ownership structure, prior financial performance and current financial scope including market capitalization, net income, revenue and return on total capital.  Following this review, the Compensation Committee selected the following peer group of 20 companies:

Atlas Energy Resources LLC	ONEOK Inc.
Cabot Oil & Gas Corporation	Penn Virginia Corporation
Chesapeake Energy Corporation	Questar Corporation
CNX Gas Corporation	Range Resources Corporation
El Paso Corporation	Sempra Energy
Enbridge Inc.	Southern Union Company
Energen Corporation	Southwestern Energy Company
MarkWest Energy Partners LP	Spectra Energy Corp.
MDU Resources Group, Inc.	TransCanada Corporation
National Fuel Gas Company	The Williams Companies, Inc.

•                Compensation Should Be Tax Deductible to the Extent Possible

The Compensation Committee has considered the impact of the applicable tax laws with respect to compensation paid under the company’s plans, arrangements and agreements.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) disallows, with certain exceptions, a federal income tax deduction for annual compensation over $1 million paid to any covered employee.  The covered employees are the principal executive officer and the three most highly-compensated officers other than the principal executive officer and the principal financial officer.  An exception to the deduction limit is provided under the Code for performance-based compensation paid pursuant to shareholder-approved plans that meet certain criteria.

The 1999 Long-Term Incentive Plan, as amended and approved by the shareholders in 2004 (the “1999 LTIP”), provides for award opportunities that are designed to qualify as performance-based compensation under Section 162(m) of the Code, subject to the individual award cap under the 1999 LTIP.  More specifically, the awards under the 2005 EPIP, the 2007 Supply Long-Term Incentive Program (the “2007 Supply LTIP”), and the 2008 EPIP, and the option awards, are anticipated to be fully deductible by the company under the performance-based compensation exemption.

In addition, the shareholders approved the continuation of the Executive Short-Term Incentive Plan (the “Executive STIP”) in April 2006, which permits the payment of annual incentive awards that are designed to be deductible performance-based compensation under Section 162(m) of the Code.

Although the Compensation Committee generally attempts to structure compensation to preserve deductibility, it also believes that there are circumstances in which the company’s interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation for tax purposes.  For example, the company has the ability to grant restricted shares and other stock based awards under the 1999 LTIP, such as the 2009 SVP, and to make other special cash bonuses and equity grants, such as Mr. Schlotterbeck’s horizontal drilling award, that are not designed to qualify as performance-based compensation under the Code.

•                Executives Are Encouraged to Own Stock

Consistent with the goal of driving long-term value creation for shareholders, the company’s stock ownership guidelines require significant executive stock ownership.  As of December 31, 2008, the named executive officers’ holdings relative to their stock ownership guidelines are as set forth below:

NAME/YEAR OF EXECUTIVE OFFICER STATUS	STOCK OWNERSHIP GUIDELINES	NUMBER OF SHARES REQUIRED BY OWNERSHIP GUIDELINES	NUMBER OF QUALIFYING SHARES OWNED
Murry S. Gerber (1998)	8X base salary	178,838	1,025,195
Philip P. Conti (2000)	3X base salary	29,955	76,022
Theresa Z. Bone (2007)	3X base salary	17,884	13,021
Lewis B.Gardner (2008)	3X base salary	24,143	19,588
Steven T. Schlotterbeck (2008) (1)	3X base salary	31,359	54,458

(1)   On February 2, 2009, Mr. Schlotterbeck received an additional 29,000 shares (18,098 shares net after taxes) upon payout of his Horizontal Drilling Special Grant (as defined and discussed under “Special Grants” below).

Qualifying shareholdings include stock owned directly, shares held in the company’s 401(k) or employee stock purchase plans, and time-based restricted stock.  Although mandatory, there is no deadline for achieving the ownership guideline and executives are not required to purchase stock.  The net shares acquired through incentive compensation plans (through the exercise of options, the vesting of restricted stock or similar) must be retained if an executive has not satisfied his or her target.  An executive’s failure to meet the stock ownership guidelines may influence an executive’s mix of cash and non-cash compensation.  Executives are not permitted to hedge their shares or otherwise invest in company stock derivatives.

Stock options, the 2008 EPIP awards, the 2007 Supply LTIP awards and the 2009 SVP awards are not qualifying shareholdings for the purposes of the stock ownership guidelines.  However, these equity interests provide the named executive officers with significant additional exposure to the value of the company’s stock.

Making Executive Compensation Decisions

•               Determining Target Total Direct Compensation

The Compensation Committee establishes the target total direct compensation (base salary plus annual and long-term incentive targets) for executive officers by establishing base salaries and setting long-term and annual incentive targets.  When appropriate, the Compensation Committee also approves special awards and modifies perquisites.  Consistent with past practice, the Committee reviewed target total direct compensation in the 2008 first quarter.  As a result of the evolution of the company’s business and the consideration of the peer group for the 2008 EPIP, the Committee determined to review each component of total direct compensation for certain of the named executive officers again in October.

When establishing target total direct compensation for each executive officer, the Compensation Committee considers:

•                                          market median target total direct compensation information compiled by Towers Perrin for the applicable comparator group;

•                                          current compensation information; and

•                                          Mr. Gerber’s compensation recommendations.

Assuming good prior year performance by a named executive officer, generally the predominant factor in determining target total direct compensation is the market median target total direct compensation for the applicable comparator group.  In January 2008 and historically, the target total direct compensation for Mr. Gerber was determined by reference to the market median total direct compensation paid to his peers in two comparison markets:

•                                          the energy companies that formed the peer group for the 2005 EPIP as reported in the 2007 proxy statement for each company; and

•                                          the 120 general industry companies that form the Towers Perrin US CDB General Industry Executive Database with Global Corporate Revenue between $1 billion and $3 billion and are identified in Appendix C to this proxy statement.

In January 2008 and historically, the target total direct compensation for the other named executive officers was determined by reference to the Towers Perrin general industry salary survey data described above.  General industry companies were used because the company’s competitors for executive talent are not limited to the energy industry and for certain of these positions skills from varied backgrounds may be desirable.  The comparator group for the Chairman and Chief Executive Officer contained an industry focus due to the importance of experience in selecting and retaining an executive in that position.

The Compensation Committee approved a new comparator group for certain of the company’s executive officers in October 2008.  This adjustment was intended to better align the comparator group which helps to establish target total direct compensation, the peer group against which the company’s performance is measured for long-term incentive purposes, the company’s strategic initiatives in its natural gas exploration, production and transportation businesses and the need for industry focus in selecting and retaining individuals in certain positions.  The new comparator group consists of EOG Resources, Inc., EXCO Resources, Inc., Petroleum Development Corporation, REX Energy Corporation, XTO Energy Inc. and the companies in the peer group for the 2008 EPIP which was approved in August 2008.  The Compensation Committee added the five companies so that the company’s financial metrics approached the median of the comparator companies.  See Appendix D for a comparison of financial metrics of the new comparator group.

Concurrent with the establishment of a new comparator group for certain executive officers, the target total direct compensation for each of Messrs. Gerber, Schlotterbeck and Conti was re-established by reference to the median total direct compensation of the new comparator group. The adjusted target total direct compensation of Mr. Gerber is below the market median, while Mr. Conti’s 2008 target total direct compensation approximates the new median.  Mr. Schlotterbeck’s adjusted target total direct compensation was set at the 60th percentile in recognition of the strategic importance of the EQT Production segment to the growth of the company and Mr. Schlotterbeck’s increased responsibilities for this segment.  The specific changes made in October are discussed under the caption “Components of the Company’s Compensation Program.”  The Compensation Committee continues to use the general industry comparator group to determine the target total direct compensation for Mr. Gardner and Ms. Bone because the Committee believes that industry expertise is not critical to the skills necessary for their positions.

In considering the amount and type of each component of compensation, the Committee considers the effect on all other elements to generally maintain target total direct compensation at the market median for the applicable comparator group.  An individual’s actual target, and the allocation between cash and equity, may be adjusted up or down when other compensation components do not reflect the market median.  Compensation previously earned by the named executive officers, however, does not typically affect the Compensation Committee’s compensation decisions. This reflects the Compensation Committee’s view that an executive’s compensation level should reflect the market value of his or her services. The Compensation Committee further believes that reducing an executive’s compensation based on the value of past compensation would weaken the competitiveness of the company’s compensation programs and the incentive to achieve superior performance in the future and make it more difficult to attract, motivate and retain executive talent.

In 2008, the target total direct compensation of Mr. Gerber substantially exceeded the target total direct compensation of the other named executive officers. This differential is consistent with, and largely driven by pay differentials reflected in the applicable comparator group as the management and oversight responsibilities of a chief executive officer are broader in scope than those of the other executive officers.

The following chart sets forth the 2008 target total direct compensation of EQT’s named executive officers as a percentage of the median of the applicable comparator group.

NAME	BASE SALARY	ANNUAL INCENTIVE TARGET	LONG-TERM INCENTIVE TARGET	TOTAL DIRECT COMPENSATION TARGET
Murry S. Gerber	100%	100%	62%	73%
Philip P. Conti	100%	101%	104%	103%
Theresa Z. Bone	91%	100%	~100% (1)	~100% (1)
Lewis B. Gardner	95%	100%	~100% (1)	~100% (1)
Steven T. Schlotterbeck	100%	102%	157%	132%

(1)    Statistics are not available to determine the precise percentage for the comparator group for Ms. Bone and Mr. Gardner.

•    Tally Sheets

Annually the Compensation Committee is provided with a tally sheet for each executive officer designed to provide the Compensation Committee with a full picture of the executive’s compensation history as well as of all compensation payable upon his or her termination of employment and upon a change of control.  Each tally sheet sets forth:

•                                          a five-year history of base salary, annual incentive targets and awards and perquisites; and

•                                          a complete history since hire date of long-term incentive awards, including realized gains as well as potential gains on unexercised or unvested awards.

The tally sheets also reflect the value of compensation due to each named executive officer under certain termination scenarios, including:

•                                          termination of the executive by the company with and without cause, as defined in any applicable agreement or policy;

•                                          termination by the executive for good reason, as defined in the applicable agreement;

•                                          termination by the executive for other than good reason, including retirement;

•                                          termination of the executive following a change of control; and

•                                          disability or death.

With regard to each scenario the tally sheets include:

•                                          the cash amounts payable to the executive, including outplacement and other payments;

•                                          the cost of benefits continuation;

•                                          the value of all equity awards, including the acceleration of unvested equity awards and the value of forfeited awards;

•                                          the value of any excise tax gross-up or clawback;

•                                          retirement benefits; and

•                                          any other compensation payable to the executive upon termination.

•    Equity Grant Processes

The Compensation Committee typically makes equity grants at regularly scheduled meetings set in excess of one year in advance of the grant date.  The Committee does not coordinate the timing of equity grants with the release of material non-public information.  If in possession of such information, the Compensation Committee does not take such information into account when determining whether or in what amounts to make such grants.  The Compensation Committee approved the 2008 EPIP and the 2008 stock option grant at a special meeting during the company’s regularly scheduled second quarter earnings blackout.  In that case, the Committee approved a value to be delivered to each participant in a number of units to be determined based upon the company’s stock price at an appropriate time after release of the company’s earning information.

The Compensation Committee has not delegated its authority to award equity to any executive officer.  The Compensation Committee has delegated to Mr. Gerber the authority to grant a limited number of restricted shares to non-officers under the following circumstances:

•                                          to newly hired or recently promoted employees on the condition that the value of the individual award not exceed the median of market; and

•                                          to other employees in recognition of service on the conditions that no award exceed 1,000 shares.

All such awards must be made on standard terms approved by the Compensation Committee and are reported to the Compensation Committee for informational purposes at its next meeting.  Mr. Gerber authorizes restricted stock grants on an as needed basis and does not coordinate the timing of such grants with the release of material non-public information.  If in possession of such information, Mr. Gerber does not take such information into account when determining whether or in what amount to make such grants.

•    Role of the Compensation Consultant

The Compensation Committee has the sole power to hire, terminate and approve fees for advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.  Towers Perrin was hired by the Compensation Committee to provide market data and counsel regarding executive officer compensation programs and practices, including specifically:

•                                          comparator group benchmarking;

•                                          peer group identification and assessment;

•                                          advice and market insight as to the form of and performance measures for annual and long-term incentives; and

•                                          marketplace compensation trends in the company’s industry and generally.

Towers Perrin does not make recommendations on, or approve, the amount of compensation for any executive officer.  The Compensation Committee may request information or advice directly from Towers Perrin and may direct the company to provide information to Towers Perrin.  Towers Perrin regularly interacts with representatives of the company’s human resources department and periodically with the Chairman and Chief Executive Officer, the President and Chief Operating Officer and representatives of the legal department.

Towers Perrin also provides limited middle and senior management compensation benchmarking to the company and director compensation services to the Corporate Governance Committee of the Board, including benchmarking and trend identification.  Of the total compensation paid to Towers Perrin by the company in 2008, 91% related to its work for the Compensation Committee and the Corporate Governance Committee.

•    Role of Senior Management

Senior management of the company has an ongoing dialog with the Compensation Consultant and the Compensation Committee regarding compensation and plan design.  Most ideas originate with management due to its direct involvement in and knowledge of the business goals, strategies, experiences and performance of the company.  Management’s ideas are reviewed with the Compensation Consultant and frequently modified by the Compensation Committee prior to ultimate adoption.  The Compensation Committee engages in active discussions with the Chief Executive Officer concerning:  (i) who should participate in programs and at what levels, (ii) which performance metrics should be used, (iii) the determination of performance targets and (iv) whether and to what extent performance metrics for the previous year have been achieved.  The Chief Executive Officer is advised by the President and other executive officers of the company.

Components of the Company’s Compensation Program

The following describes each element of the company’s executive compensation arrangements, how the amount of each element is determined and how each element, and the company’s decisions with respect to it, fits into the company’s overall compensation objectives and affects decisions regarding other elements.  The eight components are:  base salary, annual incentives, long-term incentives, special grants, health and welfare benefits, retirement programs, perquisites and agreements.

•    Base Salary

Base salary for each named executive officer is established based on the scope of his or her responsibilities and experience, taking into account competitive market compensation paid by the comparator group for similar positions.  Because the Compensation Committee favors pay-for-performance, base salary levels are generally capped at the median of the applicable comparator group.  Base salaries and new survey data are typically reviewed by the Compensation Committee early each year and adjustments to executive officer salaries are considered:

•                                          when the survey data demonstrates a deviation from the market;

•                                          to recognize outstanding individual performance; or

•                                          to recognize an increase in responsibilities over the prior year.

In early 2008, the following base salary adjustments were made: Mr. Schlotterbeck from $220,000 to $300,000 to reflect his promotion to Vice President, EQT Corporation and President, EQT Production; Mr. Gardner from $175,000 to $270,000 to reflect his promotion to Vice President and General Counsel; and Mr. Conti from $285,000 to $325,000 and Ms. Bone from $180,001 to $200,000 based upon market movements for their respective positions. The base salaries of certain of the named executive officers were adjusted a second time in 2008 in connection with a change to the applicable comparator group.   In October 2008, the following base salary adjustments were made to approximate base salaries at the median of the new comparator group: Mr. Gerber from $624,996 to $750,000, Mr. Conti from $325,000 to $335,000 and Mr. Schlotterbeck from $300,000 to $350,700.  In early 2009, Mr. Gardner’s base salary was adjusted from $270,000 to $290,000 to move closer to the median of the applicable comparator group.

•    Annual Incentives

Before or at the start of each year, the Compensation Committee approves:

•                                          the target annual incentive award for each executive officer.  These target awards are expressed as a percentage of base salary and, consistent with the Compensation Committee’s philosophy, generally set at the median of the applicable comparator group of companies.  For 2008, the Compensation Committee approved target incentive awards as follows:  Mr. Gerber, 100%; Mr. Conti, 50%; Ms. Bone, 30%; Mr. Gardner, 45%; and Mr. Schlotterbeck 50%.  The targets for Messrs. Schlotterbeck and Gardner reflect increases made in early 2008 in connection with their respective promotions;

•                                          the performance measure for determining maximum awards under the Executive STIP;

•                                          the sum of the incentive targets for all employees (the “incentive pools”); and

•                                          the performance measures to be applied in determining the incentive pools, and the weighting for each performance measure.

In October 2008, as a result of the adoption of a new comparator group for certain executive officers, the 2009 target incentive awards were established as follows: Mr. Gerber 107%; Mr. Schlotterbeck 80%; and Mr. Conti 70%.

After the end of each year, the Compensation Committee:

•                                          certifies the level at which the Executive STIP performance measure was satisfied;

•                                          reviews the calculation of the incentive pools, approves the amount of the incentive pools and determines whether, and the extent to which, to exercise its downward discretion; and,

•                                          approves the amount of incentive award payable to each executive officer.

The incentive pools are generally calculated at levels lower than the maximum awards available under the Executive STIP.  The Compensation Committee uses the incentive pools as a basis to exercise its negative discretion with respect to actual incentive awards payable.

The size of the 2008 headquarters incentive pool payout depended upon actual performance on, and the weighting of, financial, operational and strategic performance measures established in December 2007.  The Compensation Committee’s performance assessment for each component was multiplied by that component’s weighting, the weightings were added together to determine the pool multiplier:

FINANCIAL		OPERATIONAL		STATEGIC

EPS Compared To Business Plan	+	Business Unit Value Drivers	+	Strategic Initiatives	=	STIP Multiplier

Weighting: 40%		Weighting: 40%		Weighting: 20%

Financial Component:  The financial component identified by the Compensation Committee was 2008 earnings per diluted share (EPS) compared to business plan EPS.  Through this component, the Committee rewards executive officers for delivering defined financial results consistent with shareholder interests.  The Committee established the following guidelines regarding this component:

Performance	Performance Multiple
5% below Business Plan	0.50X
Business Plan	1.00X
10% above Business Plan	2.00X
Greater than 10% above Business Plan	Committee Discretion

Because 2008 EPS exceeded the business plan EPS by 42%, the Compensation Committee exercised its discretion to approve a 4.00X times performance multiple for this component.  Applying the 4.00X performance multiple to the 40% weighting for this component resulted in a 1.60 STIP Multiplier factor.

Operational Component:  Consistent with prior years, business unit value drivers served as the 2008 operational component.  2008 business unit value drivers were set to specific and measurable criteria in the following areas: safety, business unit financial measures, production volume and drilling metrics, infrastructure project execution, improving operational effectiveness and customer service.  This component was intended to drive executive performance on objectives necessary to meet the company’s operational and financial objectives in 2008 and beyond.  The Compensation Committee established the following guidelines regarding this component:

Performance	Performance Multiple
Below successful performance	Negative .50X
Successful performance	1.00X
Exceeds performance	2.00X
Stretch performance	3.00X

The Compensation Committee reviewed the performance on each business unit value driver and assigned an overall performance multiple of 2.60X.  Applying the 2.60X performance multiple to the 40% weighting for this component resulted in a 1.00 STIP Multiplier factor.

Strategic Component:  For 2008, the Compensation Committee established the following strategic initiatives:

•                                          Long-Term Financing:  Identify and execute a strategy to support the company’s growth plan.

•                                          Price Risk Management:  Identify and manage the company’s exposure to natural gas prices and alternatives for mitigating the risk.

•                                          Maximizing the Value of the Equitable Gas Company Asset:  Assess operating performance against benchmarks for both cost of delivery and quality of customer service.

•                                          External Affairs:  Implement function, including strategy and staffing.

These strategic initiatives were identified as actions important to achieving the company’s long-term growth.  The Compensation Committee established the following guidelines regarding this component:

Performance	Performance Multiple
Below successful performance	0.00X
Successful performance	1.00X
Exceeds performance	2.00X

Mr. Gerber provided the Committee with a report relative to work performed for each initiative.  The Compensation Committee agreed with Mr. Gerber’s assessment that the performance on the long-term financing, price risk management and Equitable Gas Company initiatives exceeded expectations.  The Committee also expressed the view that the work on the external affairs initiative partially met expectations but that extenuating circumstances affected this driver.  In making these assessments the Committee determined that the challenging 2008 economic environment made performance on the initiatives more complex than initially anticipated.  As a result, the Compensation Committee assigned an overall exceeds rating, or a 2.00X performance multiple.  Applying the 2.00X performance multiple to the 20% weighting for this component resulted in a 0.40 STIP Multiplier factor.

The aggregate STIP Multiplier for the headquarters pool equaled:

Financial Component	+	Operational Component	+	Strategic Component	=	STIP Multiplier

1.6	+	1.0	+	.4	=	3.0

Because of the continued successful implementation of the Company’s strategic evolution, exceptional performance on the various drivers and the economic positioning of the Company, the Compensation Committee concluded that a 3.0X STIP Multiplier was appropriate.  The incentive funding for Messrs. Gerber, Conti and Gardner and Ms. Bone is based 100% on the headquarters incentive pool.  The incentive funding for Mr. Schlotterbeck is based 80% on the headquarters incentive pool described above and 20% on the incentive pool for the EQT Production segment, which had a STIP Multiplier of 2.8X.

The maximum awards under the Executive STIP assume superior performance levels by executive officers.  Accordingly, the Committee also considers the following as a basis for exercising negative discretion in determining the actual incentive award for each named executive officer:

•                                          a report by the Corporate Governance Committee regarding Mr. Gerber’s performance.  Mr. Gerber provides a self assessment to the Corporate Governance Committee, which then meets in executive session without any company officer present to evaluate his performance.  The meeting is also typically attended by the Chair of the Compensation Committee who reports the results of the evaluation to the independent directors, including the Compensation Committee at the time officer compensation is approved.  In 2009, the Chair of the Corporate Governance Committee made this report; and

•                                          a report by Mr. Gerber, prepared in consultation with David L. Porges, President and Chief Operating Officer, regarding the performance of each other named executive officer.

The Compensation Committee considered each named executive officer’s contribution to the development and execution of the operational and strategic drivers and the development of their respective management teams.  In addition, the Committee assessed Mr. Gerber’s overall leadership, ongoing effective succession planning and communications with analysts and shareholders.

The performance measure adopted by the Compensation Committee under the Executive STIP establishes the maximum amount of annual incentive awards that the Committee may approve as “performance-based compensation” for tax purposes pursuant to Section 162(m) of the Code subject to the shareholder approved individual limit set forth in the Executive STIP, and does not necessarily set an expectation for the amount of annual incentive that will actually be paid.  The Compensation Committee is permitted to exercise, and has historically exercised, its discretion downward in determining the actual payout under the annual incentive plan.  The Committee may not exercise upward discretion.  The 2008 performance measure approved for the Executive STIP was EPS compared to the company’s business plan as follows:

EPS COMPARED TO BUSINESS PLAN	MAXIMUM MULTIPLE OF PARTICIPANT BASE SALARY
10% in excess of plan	3.00X
5% in excess of plan	2.50X
Plan	2.00X
5% below plan	0.50X
10% below plan	0.00X

EPS compared to the business plan was selected because EPS growth drives behavior consistent with the shareholder’s interests and the company’s business plan embodies the goals and priorities of the company.

Based upon 2008 EPS, each executive officer’s award under the Executive STIP was three times his or her base salary.  The Compensation Committee exercised downward discretion for all named executive officers, other than Mr. Gerber, taking into consideration each individual’s target annual incentive award, the size of the actual incentive pool (as determined using the STIP Multiplier) and each individual’s performance review.  See the Summary Compensation Table column entitled “Non-Equity Incentive Plan Compensation” for the annual incentive plan payout made to each named executive officer for 2008.

The Executive STIP provides that the annual awards will be paid in cash, subject to Committee discretion to pay in equity in the event an executive officer has not met his or her stock ownership guidelines.

•    Long-Term Incentives

Since 2005, the 2005 EPIP has been the primary vehicle for delivering long-term incentive compensation to Messrs. Gerber, Conti, Gardner and Schlotterbeck.  As described below, the four year performance period for the 2005 EPIP ended on December 31, 2008 and the awards were paid out.  Mr. Schlotterbeck has also participated in the 2007 Supply LTIP.  Looking to 2009, each named executive officer received an option grant in 2008 and each named executive officer other than Mr. Schlotterbeck received an award under the 2008 EPIP.

2005 EPIP

The Compensation Committee approved the 2005 EPIP in February 2005 after discussing program design over a series of seven meetings.  During these meetings, a number of alternate program designs and various performance metrics were evaluated to achieve the best fit with the company’s goal of shareholder value growth while providing appropriate rewards for profitable results.

The performance measures for the 2005 EPIP were:

PERFORMANCE MEASURE	RATIONALE
The company’s total shareholder return (TSR) over the period February 23, 2005 to December 31, 2008, as ranked among the comparably measured TSR of the applicable peer group.	Payout contingent upon TSR ranking among peers forges a direct link to shareholder performance on a relative rather than absolute basis.
The company’s annualized average absolute return on total capital (ROTC) over the four-year period ended December 31, 2008.	Ensures that payout is contingent upon shareholders receiving actual return based on the efforts of management.

The payout opportunity under the 2005 EPIP ranged from:

•                                          no payout if EQT Corporation was one of the lowest-ranking four companies in the applicable peer group as to TSR and had annualized average absolute ROTC of less than 9%, or if TSR performance placed the company among the 13 lowest-ranked companies and annualized average absolute ROTC was below 8%; to

•                                          target payout if the company was the median performer in the applicable peer group as to TSR and had annualized average absolute ROTC of between 8% and 9%; to

•                                          two and one-half times the target award if the company was one of the four highest-ranking companies in the applicable peer group as to TSR and had annualized average absolute ROTC that was at least 10%.

Target awards under the 2005 EPIP were developed for each participating named executive officer at the median of the applicable comparator group and reflected four years of performance incentive for the participants.  In considering the target awards to be granted to each named executive officer, the Compensation Committee evaluated whether other components of the executive’s target total direct compensation were below the median of the applicable comparator group.

The performance period for the 2005 EPIP ended on December 31, 2008, with the company having achieved a TSR of 18.7%, resulting in a ranking of 11, and annualized average absolute ROTC in excess of 10%.  Accordingly, the awards were paid out at a 1.75X payout multiple.  Messrs. Gerber and Conti received their awards in cash, while Messrs. Schlotterbeck and Gardner received cash and stock in order to facilitate compliance with their stock ownership guidelines.  See the Summary Compensation Table column “Stock Awards” for more information about the program and the Option Exercises and Stock Vested Table column “Value Realized on Vesting” under “Stock Awards” for the value realized by each participating named executive officer on the payout of the 2005 EPIP.

2007 Supply LTIP

The Compensation Committee approved the 2007 Supply LTIP in July 2007 with a goal of driving production growth at the operational level.  Mr. Schlotterbeck is the only named executive officer participant in this program.

The 2007 Supply LTIP commenced in July 2007 and runs through December 31, 2010.  The performance metrics are production sales revenues (as measured by total reported production sales volumes multiplied by a fixed sales price ($4.82 mcf)) and, subject to limited exceptions, continued employment.

The three and one-half year performance period is broken down into three sub-periods, with goals established for each period.  The awards were generally allocated 20% to the first sub-period, 30% to the second sub-period and 50% to the third sub-period.  Production sales revenues are determined for each sub-period and for the cumulative three and one-half year period.  Upon satisfaction of all performance metrics, participants will be paid based upon the multiple for each sub-period or, if greater, the cumulative multiple.  The first sub-period ended on December 31, 2008 with an increase in annual production sales revenues of 10% from 2006, which resulted in a 2.29X payout multiple for the first sub-period.  The range of payout multiples for the second and third sub-periods and the cumulative period measured by increases in production sales revenue over the 2006 base year are as follows:

PAYOUT MULTIPLE	SECOND SUB-PERIOD (2009)	THIRD SUB-PERIOD (2010)	CUMULATIVE TARGET
0	Increase in production sales revenues from base year of less than 11%	Increase in production sales revenues from base year less than 18%	Increase in production sales revenues from base year less than 285%
1.0X	Increase in production sales revenues from base year equal to or greater than 13% and less than 22%	Increase in production sales revenues from base year equal to or greater than 20% and less than 42%	Increase in production sales revenues from base year equal to or greater than 289% and less than 324%
3.0X	Increase in production sales revenues from base year equal to or greater than 32%	Increase in production sales revenues from base year equal to or greater than 56%	Increase in production sales revenues from base year equal to or greater than 351%

The payout multiples will be increased, but not over 3.0X, if the company achieves improvements in:

•                                          capital efficiency:  measured as gross drilling capital dollars spent divided by gross estimated ultimate reserves developed, in each case for qualifying wells completed between January 1, 2009 and December 31, 2010 (an additional 0.1X for each 2% improvement on a base of $1.90 per mcfe up to a maximum addition of 0.5X); and

•                                          direct gathering and compression expense efficiency:  measured as gathering and compression expense (excluding production taxes) divided by throughput, in each case for the period January 1, 2009 through December 31, 2010 (an additional 0.1X for each 2% improvement on a base of $0.436 per Dth up to a maximum addition of 0.5X).

These metrics, which were approved by the Compensation Committee in March 2009, reflect the importance of improving production per capital dollar spent and reducing gathering and compression expenses in the current capital constrained environment.

Mr. Schlotterbeck’s target award under the 2007 Supply LTIP was developed at the median of the applicable comparator group and reflected three and one-half years of performance incentive.  In considering the target award, the Compensation Committee evaluated whether other components of Mr. Schlotterbeck’s target total direct compensation were below the median of the applicable comparator.

If earned, the share units are expected to be distributed in cash in an amount equal to the awarded share units multiplied by (i) the payout multiple and (ii) the Company’s stock price at the end of the performance period.

See the Summary Compensation Table column “Stock Awards” for more information regarding the program, including the amount expensed in 2008 and the assumed payout multiple.

2009 Long-Term Incentive Award (2008 EPIP and 2008 Stock Options)

In anticipation of the end of the 2005 EPIP and recognizing a need to implement a new program covering long-term incentive for 2009 and beyond, the Compensation Committee began discussing a replacement long-term incentive compensation program in July 2007.  The new program, which is contemplated to be the primary delivery vehicle for 2009 long-term incentive compensation, was approved in August 2008 in order to address concerns regarding retention of executives after the anticipated December 31, 2008 payout of the 2005 EPIP and also to serve as consideration for the executives’ amended confidentiality, non-solicitation and non-competition agreements and the amended change in control agreements.

The Compensation Committee determined to approve both options and performance units to avail itself of the mix of influences of these two vehicles. Because a financial gain from stock options is only possible after the price of the company’s common stock has increased, the Committee believes option grants encourage executives to focus on behaviors that should lead to a sustained long-term increase in the price of company stock, which benefits all shareholders.  As designed, the performance units similarly are expected to drive long-term value but also allow for the delivery of some value, assuming relative performance, even if the absolute performance is not positive.  Other than Mr. Schlotterbeck, the named executive officer awards were weighted 75% to options and 25% to performance units to expose the executive officers more directly to the share price risk.  Mr. Schlotterbeck’s award was 100% options in light of his outstanding 2007 Supply LTIP award.

The options are seven-year options, with an exercise price of $48.91, and a vesting schedule as follows: 50% on December 31, 2009, 25% on December 31, 2010 and 25% on December 31, 2011, contingent upon continued employment with the Company on such dates.

The performance measures for the 2008 EPIP are:

PERFORMANCE MEASURE	RATIONALE
The company’s TSR over the period July 1, 2008 through December 31, 2011, as ranked among the comparably measured TSR of the applicable peer group.	Payout contingent upon TSR ranking among peers forges a direct link to shareholder performance on a relative rather than absolute basis.
The company’s production sales revenues of $1.3 billion (measured at a fixed sales price of $4.82 per mcf) over the period October 1, 2008 through September 30, 2011.	Ensures that payout is contingent upon shareholders receiving actual return based on the increased capital spending.

The payout opportunity under the 2008 EPIP ranges from:

•                                          no payout if the company is one of the lowest-ranking three companies in the applicable peer group as to TSR; to

•                                          target payout if the company is the median performer in the applicable peer group as to TSR; to

•                                          three times the target award if the company is one of the three highest-ranking companies in the applicable peer group as to TSR.

The Compensation Committee may reduce the payout multiple by up to .75X if the Company does not attain the specified production sales revenue target.  If the Company’s relative TSR ranking is median or above, the payout multiple may not be decreased below 1.00X.

If earned, the share units are expected to be distributed in cash in an amount equal to the awarded share units multiplied by (i) the payout multiple and (ii) the company’s stock price at the end of the performance period.

The combined target award for each named executive officer other than Mr. Schlotterbeck was developed at the median of the applicable comparator group and consists of one year (2009) of performance incentive, reflecting a Compensation Committee determination to return to annual long-term incentive grants after the four-year grants under the 2005 EPIP.  In considering the target awards, the Compensation Committee evaluated whether other components of the executive’s target total direct compensation were above or below the median of the applicable peer group.  Mr. Schlotterbeck’s target award was set above median as described under the caption Determining Target Total Direct Compensation.

See the Summary Compensation Table column “Stock Awards” for more information regarding the program, including the amount expensed in 2008 and the assumed payout multiple.

•    Special Grants

From time to time, special grants are approved by the Compensation Committee.  Special grants are typically considered (1) in connection with promotion where more stock exposure is desired; (2) to recognize extraordinary achievement; (3) in lieu of cash for annual incentive payments (where an employee has not met the stock ownership guidelines); (4) when the survey data demonstrates a significant deviation from market total direct compensation for the applicable comparator group; (5) to drive specific performance behavior; and (6) in other meritorious circumstances.  Special grants typically take the form of restricted stock but other types of awards may be made when appropriate.

In the first quarter of 2008, the Compensation Committee made the following restricted stock awards:

NAME	SHARES OF RESTRICTED STOCK	RATIONALE
Murry S. Gerber	3,950	In recognition of the company’s financial performance and execution of the growth plan strategy as well as the Committee’s desire to retain Mr. Gerber
Lewis B. Gardner	2,000	In recognition of Mr. Gardner’s promotion to Vice President and General Counsel
Steven T. Schlotterbeck	1,000	In recognition of Mr. Schlotterbeck’s promotion to Vice President, EQT Corporation and President, EQT Production

Grants of restricted stock are made on the date the Compensation Committee takes action.  The awards vest three years after the grant date, contingent upon continued employment with the company on such date, subject to partial vesting in the event of death, disability or involuntary termination without cause.  During the vesting period, dividends on the restricted shares accrue in the form of additional restricted shares and the recipients have the ability to vote the shares.

Special Bonus

In January 2009, the Compensation Committee awarded Mr. Gerber a special cash bonus of $925,012 in recognition of Mr. Gerber’s leadership in transitioning the company to an integrated energy company through investment in and expansion of the natural gas exploration and production business.

Horizontal Drilling Special Grant

In 2006 before drilling its first horizontal well, the company approved a special $1,000,000 award to Mr. Schlotterbeck (the “Horizontal Drilling Special Grant”) to encourage his leadership in the development of the horizontal drilling program, which had the potential to significantly increase the value of the company’s acreage through increased recovery.  The performance metrics were as follows:

•                                          2006:  A minimum of 5 horizontal wells spud and approval by the board of 2007 capital dollars to fund a minimum of 20 additional wells;

•                                          2007:  A minimum of 20 horizontal wells spud and approval by the board of 2008 capital dollars to fund a minimum of 25 additional wells; and

•                                          2008:  A minimum of 25 horizontal wells spud and approval by the board of 2009 capital dollars to fund a minimum of 50 additional wells.

In fact, the company has spud a total of 482 horizontal wells since program inception, with 389 in 2008 alone.  The board of directors approved a 2009 capital budget contemplating up to 375 additional horizontal wells.

Although originally designed to be paid in cash, in 2008, at Mr. Schlotterbeck’s request, the Compensation Committee agreed to pay the target award, if earned, in 29,000 shares of company stock, which approximated the original target award converted to shares at the average daily closing price for the month of May 2006 when the award was granted. The full value of $992,815 was paid on February 2, 2009 in shares.

2009 SVP

The Compensation Committee approved the 2009 SVP, effective January 1, 2009, to ensure continued alignment with shareholders, to recognize the company’s evolution from a diversified utility to an integrated energy company and to continue to encourage sustained high performance and shareholder return.

The performance measures for the 2009 SVP are:

PERFORMANCE MEASURE	RATIONALE
The company’s TSR over the period February 23, 2005 to December 31, 2009, as ranked among the comparably measured TSR of the applicable peer group.	Payout contingent upon TSR ranking among peers forges a direct link to shareholder performance on a relative rather than absolute basis.
The company’s annualized average absolute ROTC over the five-year period ending December 31, 2009.	Ensures that payout is contingent upon shareholders receiving actual return based on the efforts of management.

Upon completion of the 2009 SVP performance period, the awards will be distributed in cash and each participant’s payout, if any, will be determined, generally, as follows:

Participant’s share units X (participant’s performance adjusted unit value – the threshold unit value of $63.82)

A participant’s performance adjusted unit value is calculated as follows:

(Participant’s share units + dividends accrued) X payout factor (see below) X stock price at end of performance period

Participant’s share units

The payout factor ranges from:

•                                          zero if the company is one of the nine lowest-ranking companies in the applicable peer group as to TSR and has annualized average absolute ROTC of less than 8%; to

•                                          1.0X if the company is one of the four middle performers in the applicable peer group as to TSR and has annualized average absolute ROTC of between 8% and 9%; to

•                                          2.5X if the company is one of the four highest-ranking companies in the applicable peer group as to TSR and has annualized average absolute ROTC that is at least 10%.

The above formula has the affect of allowing a payment only when the performance adjusted unit value exceeds $63.82.

In determining awards under the 2009 SVP, the Committee considered the unvested value of long-term incentives for the named executive officers at December 31, 2008, management’s efforts to increase shareholder value during the performance period and the unexpected and uncontrollable change in market conditions during the last six-months of 2008.  The named executive officers were awarded the following number of units:  Mr. Gerber 300,000; Mr. Conti 36,000; Ms. Bone 12,000; Mr. Gardner 25,000; and Mr. Schlotterbeck 28,000.

See the Summary Compensation Table column “Stock Awards” for more information regarding the program.

•                Health and Welfare Benefits

Named executive officers receive the same health and welfare benefits offered to other EQT employees including medical, prescription drug, dental, vision, short- and long-term disability, flexible spending accounts, holiday pay and an employee assistance program.  The same contribution amounts, percentages and plan design provisions are applicable to all employees.

•                Retirement Programs

The named executive officers participate in the same defined contribution 401(k) plan as other non-represented employees at EQT.  Under the plan, the company automatically contributes an amount equal to 6% of each participant’s base salary to an individual investment account for the employee, subject to applicable tax regulations.  In addition, the company matches a participant’s elective contribution by contributing to the participant’s individual investment account an amount equal to 50% of each dollar contributed by the employee, subject to a maximum company contribution of 3% of the employee’s base salary and to applicable tax regulations.

Once contributions for certain named executive officers reach the maximum level permitted under the 401(k) plan or by regulation, both company and employee contributions can be continued on an after-tax basis through the purchase by the employee of a retirement annuity product of Fidelity Investments Life Insurance Co.  This program contains no vesting requirements.

The company currently has no supplemental executive retirement plan (SERP) or deferred compensation obligations to any employee, including executive officers.  No executive officer participates in a defined benefit retirement plan with the company.

•                Perquisites

Consistent with its philosophy of pay for performance, the company provides modest perquisites to its executives that, in number and value, are below median competitive levels for the applicable comparator group.  Perquisites that are provided to each named executive officer include the following:  car allowance, a country club and a dining club membership, executive physical, financial planning, parking, life insurance and accidental death and disability insurance (both of which exceed the level of insurance provided to other employees), and de minimis personal usage of company purchased event tickets.

The company does not own or lease condominiums or townhouses, watercraft or executive dining facilities for the named executive officers.  The company does not employ chauffeurs, personal security guards, chefs or house staff for any officer.  See footnote (6) to the “All Other Compensation” column in the Summary Compensation Table for a discussion and breakdown of the perquisites provided to the named executive officers in 2008.

•                Agreements with Named Executive Officers

The Compensation Committee believes that severance protections can play a valuable role in attracting, motivating and retaining highly talented executives.  The Committee also believes that having an existing agreement in place is preferable to negotiating an exit strategy at the time of an executive officer’s departure.  Accordingly, the company provides such protections for the named executive officers under their agreements which are described in detail under the caption “Potential Payments upon Termination or Change of Control.”  The Compensation Committee considers these protections to be an important part of an executive’s compensation and consistent with competitive practices.

The Compensation Committee believes that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding continued employment.  This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level.  Change of control benefits are intended to encourage executive officers to remain employed with the company during an important time when prospects for continued employment are often uncertain and to provide some measure of financial security prior to and after a change of control.  Moreover, the amounts to be paid under the change of control agreements ensure that the interests of the executives will be materially consistent with the interests of the company’s shareholders when considering corporate transactions.

The change of control arrangements provide that payments are not made unless the executive’s employment is terminated by the company other than for cause or by the executive for good reason, within 24 months following the transaction.  The Compensation Committee believes that this structure strikes a proper balance between the incentives and the hiring, motivating and retention effects described above, without providing benefits to executives who continue to be employed by an acquiring company.  This structure may also be attractive to potential acquiring companies, who place significant value on retaining members of the executive team for some transition period.  Potential acquirers may have an incentive to constructively terminate the executive’s employment to avoid paying severance; accordingly, the Compensation Committee believes it is appropriate to provide severance benefits upon a termination by the executive for good reason.   The change of control agreement for Mr. Gerber provides that good reason includes any termination by the executive during the thirty day period commencing on the one year anniversary of the change of control.  This mechanism facilitates negotiations regarding employment beyond a reasonable transition period following a change of control.

Finally, but importantly, the agreements with the named executive officers include covenants not to compete with, or solicit employees from, the company and to maintain the confidentiality of the company’s information, for a specified time.  The Compensation Committee believes that these covenants are extremely valuable to the company.

The executive agreements were amended in 2008.  The primary goals of these amendments were to comply with applicable regulations including Code Section 409A and to provide clear and consistent language relative to the non-competition, non-solicitation and confidentiality provisions of the agreements.  The employment agreement with Mr. Gerber was terminated as having been superseded by the amendments to his non-competition, non- solicitation and confidentiality agreement and his change of control agreement.

The severance benefits payable to Messrs. Gerber and Conti under the amended agreements are generally consistent with, or more favorable to the company than, their prior agreements. Messrs. Gardner and Schlotterbeck and Ms. Bone were recently elevated as executive officers and, accordingly, the severance benefits payable to each were moved to be market competitive and generally consistent with the company’s other executive officers.

See “Potential Payments Upon Termination or Change of Control” for more detail regarding the company’s agreements with each named executive officer, including the value of the benefits.

Section 280G of the Code

If a change of control of the company causes compensation, including performance-based compensation, or awards, including but not limited to options or units, to be paid or accelerate in vesting, a disqualified individual could, in some cases, be considered to have received “parachute payments” within the meaning of Section 280G and Section 4999 of the Code.  Pursuant to Section 4999, a disqualified individual can be subject to a 20% excise tax on excess parachute payments.  In addition, under Section 280G of the Code, the company is denied a deduction for excess parachute payments. As indicated above, the company has entered into change of control agreements with all of the named executive officers which provide that if it is determined that any payment or distribution by the company to or for the disqualified person’s benefit would constitute an “excess parachute payment,” the company will pay to the disqualified person a gross-up payment, subject to certain limitations, such that the net amount retained by the disqualified person after deduction of any excise tax imposed under Section 4999 of the Code, and any tax imposed upon the gross-up payment, will be equal to such payments or distributions.  Gross-up payments will also not be deductible by the company.

Cautionary Statements

The drill bit reserve replacement ratio is calculated using the reserve information provided in Footnote 24 to the company’s consolidated financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2008. The drill bit reserve replacement ratio is the sum of extensions, discoveries and other additions, divided by production. These reserve additions have been generated from the company’s drilling program, which the company expects to continue to be a major source of reserve additions in the future. However, the company’s ability to economically develop additional reserves depends on many factors beyond the company’s control and the company may not be successful in its development efforts. The company believes that the reserve replacement ratio is an important analytical measure used within the company’s industry by investors and peers to evaluate, among other things, performance results of drilling programs. However, there are limitations as to the usefulness of this measure. For instance, the ratio does not reflect the cost of adding the reserves or indicate the potential value of the reserve additions.

Disclosures in this Compensation Discussion and Analysis (CD&A) may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters.  Without limiting the generality of the foregoing, forward-looking statements contained in this CD&A include the matters discussed regarding the expectation of performance under compensation plans and anticipated financial and operational performance of the company and its subsidiaries.  These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The company has based these forward-looking statements on current expectations and assumptions about future events. While the company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. The risks and uncertainties that may affect the operations, performance and results of the company’s business and forward-looking statements include, but are not limited to, those set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Any forward-looking statement speaks only as of the date on which such statement is made and the company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is responsible for setting the company’s compensation principles that serve to guide the design of compensation plans and programs applicable to the executive officers of EQT Corporation.  The Compensation Committee charter establishes our duties and responsibilities, and is reviewed annually by the Committee.  A copy of the charter is available on the company’s website at www.eqt.com.  As set forth in the charter, Compensation Committee members annually review the performance of the executive officers and establish individual compensation levels for each.  The Compensation Committee considers the advice of Towers Perrin, independent outside consultants selected by the Compensation Committee, in determining whether the amounts and types of compensation the company pays its executives are appropriate.

Throughout 2008 the Compensation Committee was composed of the undersigned and Dr. Phyllis A. Domm, each a non-employee, independent member of the Board of Directors.  Dr. Domm (the Chair of the Committee) passed away on February 21, 2009, and the Compensation Committee is currently composed of the undersigned.  We were deeply saddened by Dr. Domm’s death and will miss her dedicated service.

The Compensation Committee has reviewed all components of compensation for Mr. Gerber and the other named executive officers of the company.  This includes base salary, annual incentive compensation, long-term incentive compensation, perquisites and retirement plans.  A review of the potential cost of the named executive officer change of control agreements was completed by the Compensation Committee in 2008.  Finally, the Compensation Committee periodically reviews the named executive officers’ total compensation under various termination scenarios, including change of control, termination by the company and resignation by the employee.

Based on our review, the Compensation Committee determined that total compensation of each of the named executive officers was reasonable and not excessive. We have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with the management of EQT Corporation.  Based on this review and these discussions, we recommended to the Board of Directors that the CD&A be included in the EQT Corporation 2008 Annual Report on Form 10-K and Proxy Statement for 2008.

This report has been furnished by the Compensation Committee of the Board of Directors.

James E. Rohr

Lee T. Todd, Jr.

The following tables contain information concerning the compensation of the company’s principal executive officer, principal financial officer, and each of the other executive officers of the company whose total compensation as determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) exceeded $100,000 in 2008.  These persons are sometimes referred to as the “named executive officers” in this proxy statement.

SUMMARY COMPENSATION TABLE

						NON-EQUITY
NAME AND PRINCIPAL				STOCK	OPTION	INCENTIVE PLAN	ALL OTHER
POSITION	YEAR	SALARY	BONUS	AWARDS	AWARDS	COMPENSATION	COMPENSATION	TOTAL
		($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)	($)
Murry S. Gerber	2008	649,036	925,012	(12,693,707)	228,102	1,874,988	96,403	(8,920,166)
Chairman and	2007	624,996	-	19,577,176	0	1,000,000	116,962	21,319,134
Chief Executive Officer	2006	616,345	-	6,743,593	40,940	800,000	87,746	8,288,624

Philip P. Conti	2008	319,230	-	(1,411,715)	85,292	600,000	60,648	(346,545)
Senior Vice President and	2007	284,040	-	2,438,038	0	285,000	58,690	3,065,768
Chief Financial Officer	2006	253,275	-	853,365	4,776	245,000	52,095	1,408,511

Theresa Z. Bone	2008	196,154	-	72,898	25,041	220,000	56,312	570,405
Vice President and
Corporate Controller

Lewis B. Gardner	2008	245,578	-	55,717	54,787	380,000	40,858	776,940
Vice President and
General Counsel

Steven T. Schlotterbeck	2008	300,520	-	1,968,637	132,035	700,000	58,100	3,159,292
Vice President

_______________

(1)   This column reflects each executive’s base salary earned during the applicable year.

(2)  This column reflects a special cash bonus paid to Mr. Gerber in 2008.

(3)  This column reflects the aggregate compensation expense recognized for financial statement reporting purposes in the applicable year calculated in accordance with SFAS No. 123R using the assumptions underlying the valuation of equity awards set forth under footnote 17 of the consolidated financial statements in the company’s Annual Report on Form 10-K for the applicable year for (a) performance units granted under the 2005 EPIP, the 2008 EPIP and the 2007 Supply LTIP, and (b) non-vested restricted stock, including the shares of stock awarded to Mr. Schlotterbeck in connection with the Horizontal Drilling Special Grant, and may include amounts related to awards granted in and prior to the applicable year.  Pursuant to SEC rules, the amounts shown in the Summary Compensation Table exclude the impact of estimated forfeitures related to service-based vesting conditions.

The vesting and payment of awards granted under the 2005 EPIP occurred on December 31, 2008.  The performance period for the 2005 EPIP was January 1, 2005 through December 31, 2008.  At December 31, 2007, the company estimated that the performance measures for the 2005 EPIP would be met at a 225% payment multiple and that the end of 2008 share price would be $60.  At December 31, 2008, the final payment multiple was 175% and the year-end stock price was $33.55, resulting in the reversal of a large portion of the compensation expense recognized in 2007.   The compensation expense recognized in 2008 for the 2005 EPIP was $(12,929,854) for Mr. Gerber and $(1,551,582) for Mr. Conti.   These reversals are included in the table above.   The compensation expense recognized in 2008 for the 2005 EPIP was $(560,294) for Mr. Gardner and $(689,592) for Mr. Schlotterbeck.  Under the SEC’s rules these reversals are not reflected in the table above because neither Mr. Gardner nor Mr. Schlotterbeck was a named executive officer in the company’s 2008 proxy statement.

The 2007 Supply LTIP is a three and one-half year program that provides stock-based awards.  The compensation cost recognized in 2008 for the 2007 Supply LTIP was $610,690 for Mr. Schlotterbeck.  The performance period for the 2007 Supply LTIP is July 1, 2007 through December 31, 2010.  The 2007 Supply LTIP is divided into three performance sub-periods.  The first performance sub-period ended December 31, 2008 with a payout multiple of 229%.  The payout multiple for the other two performance sub-periods and the cumulative period will not be determined until the end of such periods.  As a result, the actual value of the award will not be calculated until December 31, 2010.  It may be more than or less than currently estimated.  As noted under footnote 17 of the consolidated financial statements in the company’s 2008 Annual Report on Form 10-K, in 2008 the company estimated that the performance measures for the 2007 Supply LTIP would be met at 200% of the full value of the share units granted and that the end of 2010 share price would be $45.

The 2008 EPIP is a three and one-half year program that provides stock-based awards.  The compensation expense recognized in 2008 for the 2008 EPIP was: $89,767 for Mr. Gerber; $33,548 for Mr. Conti; $9,804 for Ms. Bone; and $21,599 for Mr. Gardner.  The performance period for the 2008 EPIP is July 1, 2008 through December 31, 2011.  The actual value of the award will not be calculated until December 31, 2011.  It may be more than or less than currently estimated and could be as low as $0.  As noted under footnote 17 of the consolidated financial statements in the company’s 2008 Annual Report on Form 10-K, in 2008 the company estimated that the performance measures for the 2008 EPIP would be met at 100% of the full value of the share units granted and that the end of 2011 share price would be $50.

See the caption “Compensation Discussion and Analysis” under “Executive Compensation” for a discussion of the 2005 EPIP, 2007 Supply LTIP, 2008 EPIP, and Horizontal Drilling Special Grant.

(4)  This column reflects the aggregate compensation expense recognized for financial statement reporting purposes in the applicable year calculated in accordance with SFAS No. 123R using the assumptions underlying the valuation of equity awards set forth under footnote 17 of the consolidated financial statements in the company’s Annual Report on Form 10-K for the applicable year for (a) new option awards issued in 2008, (b) previously awarded unvested options and (c) new option issuances resulting from reloads of previously awarded options that were exercised in 2006.  Pursuant to SEC rules, the amounts shown in the Summary Compensation Table exclude the impact of estimated forfeitures related to service-based vesting conditions.

(5)  This column reflects the dollar value of annual incentive compensation earned under the Executive STIP during the applicable year.  The awards were paid to the named executive officers in cash in the first quarter of the following year.

(6)  This column includes the dollar value of premiums paid by the company for group life, accidental death and dismemberment insurance, the company’s contribution to the 401(k) plan and the 2006 payroll deduction and contribution plan, and perquisites.  For 2008, these amounts were as follows:

			2006
			PAYROLL
			DEDUCTION
			AND
		401(K)	CONTRIBUTION	PERQUISITES
NAME	INSURANCE	CONTRIBUTIONS	PLAN	(SEE BELOW)	TOTAL
	($)	($)	($)	($)	($)
Murry S. Gerber	1,638	16,600	41,813	36,352	96,403
Philip P. Conti	806	20,250	8,481	31,111	60,648
Theresa Z. Bone	496	14,885	2,323	38,608	56,312
Lewis B. Gardner	620	16,817	5,514	17,947	40,898
Steven T. Schlotterbeck	759	19,210	0	38,131	58,100

The perquisites the company provided to each named executive officer in 2008 are itemized below:

NAME	CAR ALLOWANCE ($)	COUNTRY AND DINING CLUB ANNUAL DUES ($)	FINANCIAL PLANNING ($)	PARKING ($)	PHYSICAL ($)	TOTAL PERQUISITES ($)
Murry S. Gerber	9,180	8,940	15,256	2,976	0	36,352
Philip P. Conti	9,060	11,965	7,110	2,976	0	31,111
Theresa Z. Bone	9,060	14,647	10,000	2,976	1,925	38,608
Lewis B. Gardner	6,661	5,660	0	2,976	2,650	17,947
Steven T. Schlotterbeck	8,707	21,523	3,000	2,976	1,925	38,131

The car allowance is an amount paid to the executive intended to cover the annual cost of acquiring, maintaining and insuring a car.  Club memberships are generally maintained for business entertainment but may be used for personal use if the executive reimburses the company for the actual costs of such usage.   The entire cost of country and dining club dues has been included in the table although the company believes that only a portion of the cost represents a perquisite.  Financial planning is the actual cost to the company of providing to each executive financial planning and tax preparation services.  The named executive officers may use two tickets purchased by the company to attend up to three sporting or other events when such tickets are not otherwise being used for business purposes.   The costs of such tickets used for personal purposes are considered de minimis by the company and are not included as perquisites in the Summary Compensation Table because there are no incremental costs to the company associated with such use.  In 2008, none of the named executive officers used tickets purchased by the company to attend sporting or other events in excess of the three event de minimis level.

GRANTS OF PLAN-BASED AWARDS

	TYPE OF	GRANT	APPROVAL	ESTIMATED FUTURE PAYOUTS UNDER NON- EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING	EXERCISE OR BASE PRICE OF OPTION	GRANT DATE FAIR VALUE OF STOCK AND OPTION
NAME	AWARD	DATE	DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	UNITS	OPTIONS	AWARDS	AWARDS
	(1)			($) (2)	($) (2)	($) (2)	(#) (3)	(#) (3)	(#) (3)	(#)	(#)	($/SH) (4)	($)
Murry S. Gerber	ESTIP	12/5/2007	-	0	624,996	1,874,988	-	-	-	-	-	-	-
	EPIP	8/5/2008	8/1/2008	-	-	-	2,930	11,720	35,160	-	-	-	-
	SO	8/5/2008	8/1/2008	-	-	-	-	-	-	-	150,300	48.91	1,551,096
	RS	1/31/2008	1/23/2008	-	-	-	-	-	-	3,950	-	-	220,213
Philip P. Conti	ESTIP	12/5/2007	-	0	162,500	975,000	-	-	-	-	-	-	-
	EPIP	8/5/2008	8/1/2008	-	-	-	1,095	4,380	13,140	-	-	-	-
	SO	8/5/2008	8/1/2008	-	-	-	-	-	-	-	56,200	48.91	579,984
Theresa Z. Bone	ESTIP	12/5/2007	-	0	60,000	600,000	-	-	-	-	-	-	-
	EPIP	8/5/2008	8/1/2008	-	-	-	320	1,280	3,840	-	-	-	-
	SO	8/5/2008	8/1/2008	-	-	-	-	-	-	-	16,500	48.91	170,280
Lewis B. Gardner	ESTIP	12/5/2007	-	0	121,500	810,000	-	-	-	-	-	-	-
	EPIP	8/5/2008	8/1/2008	-	-	-	705	2,820	8,460	-	-	-	-
	SO	8/5/2008	8/1/2008	-	-	-	-	-	-	-	36,100	48.91	372,552
	RS	3/17/2008	3/12/2008	-	-	-	-	-	-	2,000	-	-	119,940
Steven T. Schlotterbeck	ESTIP	12/5/2007	-	0	150,000	900,000	-	-	-	-	-	-	-
	SO	8/5/2008	8/1/2008	-	-	-	-	-	-	-	87,000	48.91	897,840
	RS	2/20/2008	2/20/2008	-	-	-	-	-	-	1,000	-	-	61,420
	RS	5/16/2008	8/22/2008	-	-	-	-	-	-	29,000	-	-	2,101,920

_______________

(1)  Type of Award:

                   ESTIP = Executive STIP

                   EPIP = 2008 EPIP Awards
SO = Stock Options

RS = Restricted Stock

(2)   These columns reflect the annual incentive award threshold, target and maximum amounts payable under the Executive STIP.  Under the Executive STIP, a formula based on earnings per share compared to the company’s business plan establishes the maximum payment from which the Compensation Committee typically exercises its discretion downward in determining the actual payment.  The threshold, target and maximum amounts range from no payment (threshold), to the percentage of base salary identified as the target annual incentive award (target), to three times base salary (maximum), as defined under the plan.  See the “Components of the Company’s Compensation” under “Compensation Discussion and Analysis” for a discussion of the Executive STIP.

(3)  These columns reflect the threshold, target and maximum number of stock awards payable under the 2008 EPIP.  Under the 2008 EPIP, the performance metrics are total shareholder return and production sales revenues.  The 2008 EPIP threshold, target and maximum unit amounts range from 25% of units granted (threshold), to 100% of units granted (target), to 300% of units granted (maximum), dependent upon the company’s relative total shareholder return ranking.  The Committee may decrease the payout multiple if the company fails to achieve its production sales revenue target.  The payout multiple may not be reduced below 100% of units granted if the company is the median or better performer as to total shareholder return.   See the “Components of the Company’s Compensation” under “Compensation Discussion and Analysis” for a discussion of the 2008 EPIP.

(4)  The closing price of the company’s common stock on August 5, 2008 was $49.33.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED
	(#)	(#) (1)	($)		(#) (2)	($) (3)	(#) (4)	($) (5)
Murry S. Gerber	325,000	-	15.76	3/14/2011	4,945	165,905	11,720	298,467
	150,000	-	17.88	2/27/2013	4,023	134,972	-	-
	-	150,300	48.91	8/5/2015	-	-	-	-
Philip P. Conti	-	56,200	48.91	8/5/2015	9,495	318,557	4,380	111,543
Theresa Z. Bone	15,200	-	17.24	3/12/2012	1,055	35,395	1,280	32,597
	9,000	-	17.88	2/27/2013	815	27,343	-	-
	-	16,500	48.91	8/5/2015	2,403	80,621	-	-
Lewis B. Gardner	-	36,100	48.91	8/5/2015	2,030	68,107	2,820	71,815
Steven T. Schlotterbeck	9,868	-	17.24	3/12/2012	1,018	34,154	19,230	1,477,431
	15,400	-	17.88	2/27/2013	29,000	972,950	-	-
	-	87,000	48.91	8/5/2015	-	-	-	-

_______________

(1)        The options reflected in this column vest according to the following schedule: 50% on December 31, 2009, 25% on December 31, 2010 and 25% on December 31, 2011. In the event of a change of control of the company, the vesting of option awards may accelerate.  See the caption “Potential Payments Upon Termination or Change of Control” below for a discussion of, among other things, a revised vesting schedule and circumstances under which the vesting of an award will accelerate.

(2)         The following table reflects the vesting date of each tranche of unvested restricted stock awards (including accrued dividends) for each named executive officer:

NAME	RESTRICTED STOCK AWARDS	GRANT DATE	VESTING DATE	CLOSING MARKET PRICE ON DATE OF GRANT
	(#)			($)
Murry S. Gerber	4,945	2/6/2007	2/6/2010	43.83
	4,023	1/31/2008	1/31/2011	55.75
Philip P. Conti	9,495	4/11/2006	4/11/2009	35.44
Theresa Z. Bone	1,055	2/22/2006	2/22/2009	35.40
	815	2/21/2007	2/21/2010	43.64
	2,403	7/10/2007	7/10/2010	49.98
Lewis B. Gardner	2,030	3/17/2008	3/17/2011	59.97
Steven T. Schlotterbeck	1,018	2/20/2008	2/20/2011	61.42
	29,000	5/16/2008	2/2/2009	50.48

In the event of death, disability or an involuntary termination of the executive’s employment or a change of control of the company, the vesting of restricted stock awards may accelerate.  See the caption “Potential Payments Upon Termination or Change of Control” below for a discussion of, among other things, a revised vesting schedule and circumstances under which the vesting of an award will accelerate.

(3)         This column reflects the market value of unvested restricted stock awards outstanding (including accrued dividends) based on the closing price of the company’s stock on December 31, 2008, which was $33.55.

(4)         This column reflects the number of share units awarded (including accrued dividends) pursuant to the 2007 Supply LTIP and the 2008 EPIP that have not vested.   Awards under the 2007 Supply LTIP and the 2008 EPIP do not vest until payment following the end of the respective performance periods.  In the event of death, disability or an involuntary termination of the executive’s employment or a change of control of the company, the vesting of the 2007 Supply LTIP and the 2008 EPIP awards may accelerate.  See “Potential Payments Upon Termination or Change of Control” below for a discussion of, among other things, circumstances under which the vesting of an award will accelerate.

(5)  This column reflects the payout value at December 31, 2008 of unearned share units awarded (including accrued dividends) pursuant to the 2007 Supply LTIP and the 2008 EPIP that have not vested.  The valuation assumes 229% and 75% performance multiples, respectively, for the 2007 Supply LTIP and the 2008 EPIP and a share price of $33.55, which was the closing price of the company’s common stock on December 31, 2008.  The actual payout will depend on the company’s actual performance through, and the stock price at the end of, the performance period.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS(1)		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING
	(#)	($)	(#) (2)	($) (3)
Murry S. Gerber	-	-	330,356	19,405,664
Philip P. Conti	-	-	39,132	2,297,538
Theresa Z. Bone	-	-	1,069	65,691
Lewis B. Gardner	-	-	15,198	889,310
Steven T. Schlotterbeck	-	-	17,392	1,021,128

_______________

(1)   No options were exercised in 2008.

(2)   This column reflects the aggregate number of restricted stock awards (including accrued dividends) and 2005 EPIP awards (including accrued dividends) that vested in 2008.

(3)   This column reflects the value realized by the executive upon the vesting of restricted stock (including accrued dividends) and 2005 EPIP awards (including accrued dividends).  The value realized for restricted stock that vested in 2008 was:  $259,518 for Mr. Gerber; $65,691 for Ms. Bone; and $59,644 for Mr. Gardner.  The value realized for 2005 EPIP awards (including accrued dividends) that vested in 2008 was:  $19,146,146 for Mr. Gerber; $2,297,538 for Mr. Conti; $829,666 for Mr. Gardner; and $1,021,128 for Mr. Schlotterbeck.

PENSION BENEFITS

None of the named executive officers participates in a company-sponsored defined benefit pension plan.

NONQUALIFIED DEFERRED COMPENSATION

The company does not maintain a deferred compensation plan for employees, and there are no deferred compensation balances.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The company maintains certain plans and has entered into certain agreements that require the company to provide compensation to the named executive officers in the event of a termination of employment or a change of control of the company.  These plans and agreements are summarized below and such summaries are qualified in their entirety by reference to the full text of such plans and agreements.  The 1999 LTIP, the 2005 EPIP, 2007 Supply LTIP, the 2008 EPIP, the Executive STIP, the Horizontal Drilling Special Grant award letters and the written agreements described below have been filed with the SEC as exhibits to the company’s 2008 Annual Report on Form 10-K.  Although paid out on December 31, 2008, the following includes a discussion of the 2005 EPIP in order to fully describe the payments that would have been triggered upon a hypothetical termination of employment or change of control on December 31, 2008.

Payments to be Made Pursuant to Company Plans

1999 Long-Term Incentive Plan

Restricted Stock

Typically, restricted stock granted under the 1999 LTIP fully vests at the end of the established service period, usually the third anniversary of the award’s grant date.  In the event of a voluntary termination of employment prior to the end of the service period, all unvested restricted stock awards are forfeited by the executive.  In the event of death, disability or an involuntary termination of employment without fault by the executive prior to the end of the service period, previously unvested restricted stock awards will vest in accordance with the following schedule:

DATE OF DEATH, DISABILITY OR TERMINATION	PERCENT VESTED
Prior to first anniversary of grant date	0%
First anniversary of grant date through day prior to second anniversary of grant date	25%
Second anniversary of grant date through prior to third anniversary of grant date	50%

Stock Options

The options granted to the named executive officers in 2008 have a seven-year term and vest 50% on December 31, 2009, 25% on December 31, 2010 and 25% on December 31, 2011.  In the event of a voluntary termination of employment (including retirement) or a termination of employment for cause, all unvested and unexercised vested options are forfeited immediately.  Upon a termination of employment for any other reason, all unvested options are forfeited and unexercised vested options are forfeited unless exercised within 90 days after the termination date (except in the event of death or disability, in which case the post-termination exercise period will be one year).

2005 EPIP

The 2005 EPIP terminated and awards were paid out on December 31, 2008.  The 2005 EPIP contained guidelines for determining the extent to which awards may be paid to a participant who terminated employment during the four-year performance period.  Under the guidelines, a participant who died or became disabled after January 1, 2008 and before the end of the performance period, could receive payment for 100% of his or her awarded share units following the termination of the performance period, contingent upon achievement of the performance conditions.  Likewise, the guidelines provided that a participant whose employment was terminated after January 1, 2008 due to reasons such as reorganization, and not due to the fault of the participant, could receive payment for 50% of his or her awarded share units following the termination of the performance period, contingent upon achievement of the performance conditions.  The guidelines provided for no payment upon a participant’s retirement, resignation or termination for reasons of misconduct, failure to perform or other cause.

2007 Supply LTIP

Payments under the 2007 Supply LTIP are expressly contingent upon satisfaction of certain employment conditions.  Awarded share units applicable to any of the three performance periods are forfeited if the participant’s employment is terminated for any reason before the end of the applicable performance period.  Awarded share units applicable to the first and second performance periods are forfeited if the participant’s employment is terminated for any reason before the earlier of (x) December 31, 2010 or (y) the early termination of the then-current performance period by reason of a change of control or otherwise, except for (i) an involuntary termination of participant’s employment by the company for reasons other than misconduct, failure to perform or other cause, (ii) the participant’s death or (iii) the participant’s disability.   Finally, awarded share units applicable to the third performance period and the cumulative performance periods shall be forfeited if the participant’s employment is terminated for any reason prior to the end of the third performance period.

2008 EPIP

The 2008 EPIP contains guidelines for determining the extent to which awards may be paid to a participant who terminates employment during the three and one-half year performance period.  Under the guidelines, participants who die or become disabled before the end of the performance period may receive payment for a percentage of their awarded share units for the performance period, contingent upon achievement of the performance conditions, as follows:

DATE OF DEATH OR DISABILITY	AWARDED SHARE UNITS
Prior to July 1, 2009	0%
July 1, 2009 – December 31, 2010	50%
January 1, 2011 – December 31, 2011	75%

Likewise, if the termination is due to reasons such as reorganization, and not due to the fault of the participant, the participant may receive payment for awarded share units following the termination of the performance period, contingent upon achievement of the performance conditions, as follows:

TERMINATION DATE	AWARDED SHARE UNITS
Prior to July 1, 2009	0%
July 1, 2009 – December 31, 2010	25%
January 1, 2011 – December 31, 2011	50%

A participant whose position with the company changes to a non-program eligible position during the performance period as determined by the company but who remains employed throughout the entire performance period may receive payment for awarded share units following the termination of the performance period, contingent upon achievement of the performance conditions, as follows:

CHANGE OF POSITION DATE	AWARDED SHARE UNITS
Prior to July 1, 2009	0%
July 1, 2009 – December 31, 2010	25%
January 1, 2011 – December 31, 2011	50%

The guidelines provide for no payment upon a participant’s retirement, resignation or termination for reasons of misconduct, failure to perform or other cause.

Change of Control Under 1999 LTIP

Under the 1999 LTIP, unless an award otherwise provides, in the event of a change of control:

•                  all unvested restricted stock awards, including accrued dividends, automatically vest; and

•                  the performance periods under the 2005 EPIP and the 2008 EPIP automatically end, performance is calculated and amounts earned through the date of the change of control are paid out following the close of the performance periods.

The 2007 Supply LTIP is the only program under the 1999 LTIP with alternative terms.  In the event of a change of control (as defined in the 1999 LTIP), under the 2007 Supply LTIP:

•                  the compensation committee may cause the then-current performance period to terminate on the date of the change of control; and

•                  if the Committee terminates the then-current performance period, the performance targets for the period are adjusted for the pro-rata portion of the performance period that elapsed and the resulting awarded share units payable are paid to each participant.

The 1999 LTIP defines change of control to mean, generally, any of the following events:

•                  the sale of all or substantially all of the company’s assets, unless the company’s shareholders prior to the sale own at least 80% of the acquirer’s stock after the sale;

•                  the acquisition by a person or group of beneficial ownership of 20% or more of the company’s common stock, subject to enumerated exceptions;

•                  the termination of the company’s business and the liquidation of the company;

•                  the consummation of a merger or consolidation of the company, unless shareholders of voting securities immediately prior to the merger or consolidation continue to hold more than 60% of the voting securities of the resulting entity, no person beneficially owns 20% or more of the company’s securities and individuals serving on the company’s Board constitute at least a majority of the resulting entity’s board; and

•                  a change in the composition of the Board, so that existing Board members and their approved successors do not constitute a majority of the Board.

The change of control vesting feature of the 1999 LTIP, which was approved by the company’s shareholders in 2004, is in place because the company believes that utilizing a single event to vest awards provides a simple and certain approach for treatment of equity awards in a transaction that may result in the elimination or de-listing of the company’s stock.  This provision recognizes that such transactions have the potential to cause a significant disruption or change in employment relationships and thus treats all employees the same regardless of their employment status after the transaction.  In addition, it provides the company’s employees with the same opportunities as the company’s other shareholders who are free to realize the value created at the time of the transaction by selling their equity.

General

Executives have no rights in respect of awards under the 2005 EPIP, the 2007 Supply LTIP or the 2008 EPIP prior to payment.

Executive Short-Term Incentive Plan

The Executive STIP contains guidelines to determine awards when the participant’s status changes during the year.  The guidelines provide for no payment in the case of an executive who is terminated for reasons of misconduct, failure to perform or other cause.  Executives may be considered for a pro-rata payment in the event of termination due to reorganization (and not the fault of the executive), resignation, death or disability, in all such cases contingent upon achievement of the performance criteria and the executive otherwise qualifying for incentive payment, and subject to the Compensation Committee’s discretion to pay a lesser amount.

In the event of a change of control (as defined in the 1999 LTIP), the plan year under the Executive STIP will automatically end, the performance objectives shall be deemed to have been achieved for the pro-rata portion of the calendar year that elapsed through the date of the change of control at target levels or, if actual performance is greater, at actual levels, and incentive awards will be paid to participants, subject to terms of the plan and the Compensation Committee’s discretion to pay a lesser amount.

Executives have no rights in respect of awards under the Executive STIP prior to payment.

Horizontal Drilling Special Grant

The payment of the Horizontal Drilling Special Grant was conditioned upon Mr. Schlotterbeck being an active employee on February 2, 2009.  In the event of a termination of employment for any reason prior to February 2, 2009, Mr. Schlotterbeck would not have had the right to any payment under the Horizontal Drilling Special Grant.  Had Mr. Schlotterbeck died or become disabled or been involuntarily terminated without fault at any time between January 1, 2008 and February 2, 2009, he would have been eligible to receive payment of 50% of the award, at the discretion of the Compensation Committee.

Other Plans

The company maintains a severance pay plan for eligible employees whose employment is terminated by the company for reasons other than misconduct or performance.  Executives with individually executed agreements with the company are not eligible for benefits under the severance pay plan unless their individually negotiated agreements specifically provide for such benefits.  The cash benefit available under the plan depends upon, among other things, the reason for the separation, the term of employment of the individual and whether the individual delivers a release of claims.  The maximum benefit available under the severance pay plan consists of (i) a lump-sum cash severance payment equal to the individual’s bi-weekly salary (annual salary divided by 26) multiplied by the lesser of 13 or his or her actual years of service and (ii) continuation of medical benefits for a maximum period of 12 months.

The company provides a life insurance benefit equal to one times base salary for all employees.  Each named executive officer receives an additional one times base salary life insurance benefit.

It has been the company’s practice to provide executive officers with 24 months of financial planning assistance following a termination of employment by the company without cause, by the executive for good reason (as defined in the non-competition and non-solicitation agreements described below) or upon an executive’s disability and 30 months of financial planning assistance upon the executive’s death.  This practice will be continued only in the Compensation Committee’s discretion and, if continued, need not be applied uniformly to executive officers or other employees.

Payments to be Made Pursuant to Written Agreements With the Named Executive Officers

Amended Confidentiality, Non-Solicitation and Non-Competition Agreements

In the amended confidentiality, non-solicitation and non-competition agreements, each named executive officer agrees, among other things, not to compete with the company or solicit any employee of the company after termination of executive’s employment.  The non-competition and non-solicitation periods are:

•                  Mr. Gerber:  24 months

•                  Messrs. Conti, Gardner and Schlotterbeck and Ms. Bone:  12 months

In consideration of their agreements, the company has agreed to pay the executives the severance benefits described below upon a termination by the company (other than for cause) or upon a termination by the executive for good reason:

•                  Mr. Gerber:  24 months base salary and health benefits continuation, a cash payment of $20,000, and benefits under the company’s severance plan

•                  Messrs. Conti, Gardner and Schlotterbeck and Ms. Bone:  12 months base salary and health benefits continuation, a cash payment of $20,000, and benefits under the company’s severance plan

Cause is defined for all executives as (i) a conviction of a felony, a crime of moral turpitude or fraud or having committed fraud, misappropriation or embezzlement in connection with the performance of executive’s duties, (ii) the executive’s willful and repeated failures to substantially perform his assigned duties, or (iii) a violation of any provision of the agreement or express significant policies of the company.

Good reason is defined for all executives as demotion or a reduction in annual base salary (other than a reduction of not more than 10% applicable to all senior officers of the company).  The executive must give notice of termination within 90 days after such event for it to qualify as a resignation for good reason.

Cash severance payments are payable in a lump sum six months after the executive’s termination and are conditioned upon the executive’s execution of a release of claims and compliance with the confidentiality, non-competition and non-solicitation covenants contained in the agreements.

Executive Alternative Work Arrangement

As part of the amended confidentiality, non-solicitation and non-competition agreements, each named executive officer was given the opportunity to elect to participate in an executive alternative work arrangement pursuant to which the executive will provide no less than 100 hours of service to the company for one year following the relinquishment of full-time status. Messrs. Conti, Gardner and Gerber and Ms. Bone elected to participate in the arrangement upon their cessation of full time status.  Mr. Schlotterbeck elected to not participate in the arrangement.  Under this arrangement, each participating executive has also agreed to be available for up to 300 additional hours of service upon request of the company.  In no event will an executive work more than 1,000 hours per year.  The executive alternative work arrangement will automatically renew annually for four years unless terminated by either party.

Notwithstanding an election to participate in the arrangement, participation is contingent on the individual being an executive officer in good standing with the company at the time of his or her move to part-time status.

In consideration for his or her agreement to provide services to the company under the arrangement, each participating executive will be paid at an established hourly rate for the first 400 hours of service and at a rate to be negotiated for all additional hours.  The executive will also receive the following benefits which, unless otherwise noted, will extend for the term of the arrangement or, if the arrangement is terminated by the company without cause, for five years:

•                  the right to purchase health benefits at 100% of the company’s premium rates during the term of arrangement and, under certain circumstances, to age 65;

•                  continuance of service credit for purposes of the executive’s medical savings account during the term of the arrangement only;

•                  reimbursement for monthly dues for one country club and one dining club;

•                  Blackberry (or its equivalent) service and reasonable access to the company’s Help Desk; and

•                  tax and financial planning services not to exceed $15,000.

Under the terms of the alternative work arrangement, the covenants as to non-competition and non-solicitation contained in the executive’s amended and restated confidentiality, non-solicitation and non-competition agreements remain in effect throughout the alternative work arrangement and for a period of not less than 12 months (24 months for Mr. Gerber) after of the termination of the arrangement.

Cause is defined for all executives as (i) commission of an act of moral turpitude, fraud, misappropriation or embezzlement in connection with the performance of executive’s duties, (ii) failure to substantially and/or satisfactorily perform assigned duties, or (iii) a violation of any provision of the agreement governing the arrangement or express significant policies of the company.

Amended Change of Control Agreements

The company has entered into amended and restated change of control agreements with each of the named executive officers.  Pursuant to these agreements, if within two years following a change of control (as defined below):

•                  the executive’s employment is terminated by the company other than for cause; or

•                  the executive terminates employment under circumstances that constitute good reason;

then, he or she will receive the following salary and benefits continuation:

•                  a cash payment equal to two times (three times for Mr. Gerber) the executive’s annual base salary;

•                  a cash payment equal to two times (three times for Mr. Gerber) the greater of the executive’s highest annual bonus earned for any of the five years prior to termination and the executive’s short-term incentive target for the year in which the change of control or termination occurs;

•                  continuation of health and life insurance benefits for 24 months (36 months for Mr. Gerber);

•                  payment of the company match benefit and retirement contribution under the company’s 401(k) plan for 24 months (36 months for Mr. Gerber) after termination; and

•                  a cash payment equal to $20,000 for Messrs. Conti, Gerber and Schlotterbeck and Ms. Bone, and reimbursement to Mr. Gardner of reasonable costs incurred for outplacement services for the two (2) year period following termination of employment (not to exceed $10,000 per year).

If Mr. Gerber terminates his employment during the 30-day period commencing on the one-year anniversary of the change of control and for any reason other than good reason, the salary and bonus payment multiples described above will be reduced from 300% to 150% and the benefit coverage periods will be reduced from 36 months to 18 months.

If the executive’s employment with the company is terminated within 24 months prior to the date on which a change of control (within the meaning of Section 409A of the Code) occurs either (i) by the company other than for cause or (ii) by the executive for good reason, and it is reasonably demonstrated by the executive that such termination of employment was at the request of a third party who has taken steps reasonably calculated to effect the change of control, or otherwise arose in connection with or anticipation of the change of control, then the termination is deemed to have occurred upon a change of control and the executive will be entitled to benefits described above.

Cash severance payments are to be made in a lump sum six months after the executive’s termination and all other payments generally will be provided in accordance with the company’s standard payroll and reimbursement procedures.  The company may require that the executive deliver to the company a release of any and all claims the executive may have against the company in advance of receiving benefits under the change of control agreements.

Change of control under the amended change of control agreements generally means:

•                  the sale of all or substantially all of the company’s assets, unless the company’s shareholders prior to the sale own at least 80% of the acquirer’s stock after the sale;

•                  the acquisition by a person or group of beneficial ownership of 20% or more of the company’s common stock, subject to enumerated exceptions;

•                  the termination of the company’s business and the liquidation of the company;

•                  the consummation of a merger or consolidation of the company, unless shareholders of voting securities immediately prior to the merger or consolidation continue to hold more than 60% of the voting securities of the resulting entity, no person beneficially owns 20% or more of the company’s securities and individuals serving on the company’s Board constitute at least a majority of the resulting entity’s board; and

•                  a change in the composition of the Board, so that existing Board members and their approved successors do not constitute a majority of the Board.

Cause under the agreements generally means:

•                  the willful and continued failure by the executive to substantially perform his or her duties with the company after written demand for substantial performance is delivered to the executive;

•                  the willful and continued engaging by the executive in conduct which is demonstrably and materially injurious to the company; and

•                  the breach by the executive of any of his or her covenants of confidentiality, non-competition and non-solicitation contained in the change of control agreements.

Good reason under the agreements generally means:

•                  the removal of the executive from the position he or she held immediately prior to the change of control (other than by death, disability or for cause);

•                  the assignment of duties inconsistent with the executive’s duties prior to the change of control or substantially negatively altering the nature or status of the executive’s responsibilities;

•                  a reduction in the overall compensation of the executive, subject to certain enumerated exceptions;

•                  the failure of the executive to receive an annual salary increase in an amount reasonably necessary to maintain salary comparability within the company’s industry;

•                  the relocation of the executive;

•                  a material reduction in specified benefits enjoyed by the executive;

•                  a material breach of the agreement by the company; and

•                  for Mr. Gerber, termination by the executive for any reason during the 30-day period commencing on the one-year anniversary of the change of control.

Each executive is entitled to a gross-up payment in the event that amounts payable under the amended and restated change of control agreements would result in the executive incurring an excise tax on “parachute payments” as defined in Section 280G of the Code.  However, if the excise tax could be avoided by reducing the payments due under the agreement by an amount not to exceed 10% of the total “parachute payments” from any source, then the payments to the executive under the change of control agreement will be reduced to the extent necessary to avoid triggering the excise tax and, in that case, no gross-up payment would apply.

In exchange for the payments above, the named executive officers have agreed not to compete with the company and not to solicit the employees of the company for a period of 12 months following a termination of employment after a change of control of the company and to maintain the confidentiality of the company’s confidential information.

Executives receiving payments under the amended and restated change of control agreements are not entitled to any payments or benefits under the amended and restated confidentiality, non-solicitation and non-competition agreements.

Payments Triggered upon Hypothetical Termination of Employment or Change of Control on December 31, 2008

The tables below reflect the amount of compensation payable to each named executive officer upon a hypothetical termination of employment or change of control on December 31, 2008.  For purposes of this analysis, the company has assumed that any amount that is payable in the discretion of the Compensation Committee will be paid, that the amount paid will conform to any guidelines included in an applicable plan, and that amounts constituting benefits and perquisites will be paid at market rates. This assumption is not intended to be suggestive of the decision that the Compensation Committee will make in any actual circumstance.  The analysis below also assumes that each executive will take all action necessary or appropriate for such executive to receive the maximum available benefit, such as the execution of a release of claims or compliance with the covenants described above.  The closing price of the company’s stock on December 31, 2008 ($33.55 per share) is used where payment amounts or values are dependent upon stock price.  Set forth below are additional assumptions that the company made in the tables below with respect to certain plans and arrangements.

2005 EPIP

December 31, 2008 was the natural end of the performance period under the 2005 EPIP.  Accordingly, in calculating the payments following a change of control in respect of the 2005 EPIP, the payout was calculated using the actual multiple of 175%.

2008 EPIP

In calculating the payments following a change of control in respect of the 2008 EPIP, the end of the performance period is assumed to have accelerated to December 31, 2008, and the payout was calculated using a multiple of 75% based on the company’s year-end TSR ranking, ROTC and production sales revenues.

2007 Supply LTIP

In calculating the payment in respect to the 2007 Supply LTIP following a change of control, the analysis below assumes that the Compensation Committee exercised discretion to terminate the first performance sub-period as of December 31, 2008, the natural end of such performance period.  The payout was based on the actual achievement of production sales revenues during the first performance sub-period, which resulted in a 229% payout multiple.

Executive STIP and 2008 Special Bonus

December 31, 2008 was the natural end of the performance period under the Executive STIP.  Typically, benefits under the Executive STIP are not paid until January or February of the following year.  Each named executive officer’s actual 2008 non-equity incentive award under the Executive STIP and Mr. Gerber’s 2008 special bonus are included in all termination scenarios below, other than termination for cause.  The company notes that such inclusion is reflective only of payments that may be made upon termination.  Because the actual 2008 payout under the Executive STIP exceeded the target payout, no additional payment was required as a result of the change of control.

Executive Alternative Work Arrangement

In calculating the payments in respect of the executive alternative work arrangement, the analysis below assumes that each participating named executive officer’s employment with the company was terminated on December 31, 2008 without cause or by the executive for good reason and that each such executive officer receives payment for 100 hours of service.

Other Assumptions

For the purposes of the calculation of the amount due to each named executive officer in respect of the 280G excise tax gross-up, if any, the company assigned no value to the agreements of the named executive officers not to compete with the company, not to solicit the company’s employees and to maintain the confidentiality of the company’s information, as applicable.  This approach reflects a conservative calculation of the 280G excise tax gross-up payable.  In fact, the company believes such agreements have substantial value, which would be determined at the time of termination of employment and would serve to decrease the actual 280G excise tax gross-up payable, if any, at the time of an actual termination of employment following a change of control.

For the purposes of the tables below, “good reason” is defined in the executive’s amended and restated confidentiality, non-solicitation and non-competition agreement or amended and restated change of control agreement, as applicable.  In all cases, “termination by executive without good reason” includes retirement.

The actual amounts to be paid to each named executive officer upon a termination of employment or a change of control may be determined only at the time of the termination of employment or a change of control.

The discussion above and the tables below do not address:

•                  vested company contributions and retirement match to the 401(k) plan;

•                  vested options exercised following a termination of employment, including by death or disability, pursuant to the terms of the 1999 LTIP or following the announcement of a change of control;

•                  distributions of amounts invested in the company’s Employee Stock Purchase Plans;

•                  life insurance in an amount equal to one times base salary;

•                  payments under the company’s long-term disability insurance policy; or

•                  similar payments;

as these amounts are entitlements of all employees regardless of termination of employment or change of control.

Murry S. Gerber

The following tables show the potential payments upon a termination of employment or a change of control of the company for Murry S. Gerber, Chairman and Chief Executive Officer.

Termination other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	4,300,000	0	4,300,000	2,800,000	2,800,000	2,800,000
Cash Payment	20,000	0	20,000	0	0	0
Long-Term Incentives
2005 EPIP	9,573,073(1)	0	0	0	19,146,146(1)	19,146,146(1)
2008 EPIP	0	0	0	0	0	0
Restricted Stock Unvested and Accelerated	41,476	0	0	0	41,476	41,476
Executive Alternative Work Arrangement Compensation:	159,358	0	159,358	159,358	0	0
Benefits and Perquisites:
Company Severance Benefit	288,462	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care/Insurance	39,355	0	32,256	0	0	0
Life Insurance Proceeds	0	0	0	0	750,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
Total	14,451,724	0	4,541,614	2,959,358	22,775,122	22,017,622

(1)       Estimated payout includes 50% vesting in the case of termination by the company without cause and 100% vesting in the case of death or disability, of the base award plus dividends earned through December 31, 2008, multiplied by a performance factor of 1.75.  Resulting awarded units are multiplied by $33.55 (the closing price of the company’s common stock on December 31, 2008).

Payments Following a Change of Control1

Upon the occurrence of a change of control at December 31, 2008: 8,968 shares (including dividend reinvestment) of Mr. Gerber’s previously unvested restricted stock would vest (a value of $300,876); $19,146,146 would be paid under the 2005 EPIP; and $298,467 would be paid under the 2008 EPIP.  In addition to such amounts, if his employment were to terminate following the change of control, Mr. Gerber would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	10,650,000	0	10,650,000	0	0	0
Cash Payment	20,000	0	20,000	0	0	0
Executive Alternative Work Arrangement Compensation:	159,358	0	159,358	159,358	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	152,700	0	152,700	0	0	0
Post -Termination Health Care/Insurance	48,384	0	48,384	0	0	0
Life Insurance Proceeds	0	0	0	0	750,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
280G Excise Tax and Income Tax	0	0	0	0	0	0
Gross-up/(Clawback)	0	0	0	0	0	0
Total	11,060,442	0	11,060,442	159,358	787,500	30,000

(1)     Assumes Mr. Gerber did not terminate his employment during the 30-day period commencing on the one-year anniversary of the change of control.

Philip P. Conti

The following tables show the potential payments upon a termination of employment or a change of control of the company for Philip P. Conti, Senior Vice President and Chief Financial Officer.

Termination other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	935,000	0	935,000	600,000	600,000	600,000
Cash Payment	20,000	0	20,000	0	0	0
Long-Term Incentives
2005 EPIP	1,148,769(1)	0	0	0	2,297,538(1)	2,297,538(1)
2008 EPIP	0	0	0	0	0	0
Restricted Stock Unvested and Accelerated	159,285	0	0	0	159,285	159,285
Executive Alternative Work Arrangement Compensation:	154,531	0	154,531	154,531	0	0
Benefits and Perquisites:
Company Severance Benefit	154,615	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care/Insurance	20,574	0	13,475	0	0	0
Life Insurance Proceeds	0	0	0	0	335,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
Total	2,622,774	0	1,153,006	754,531	3,429,323	3,086,823

(1)     Estimated payout includes 50% vesting in the case of termination by the company without cause and 100% vesting in the case of death or disability, of the base award plus dividends earned through December 31, 2008, multiplied by a performance factor of 1.75.  Resulting awarded units are multiplied by $33.55 (the closing price of the company’s common stock on December 31, 2008).

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2008: 9,495 shares (including dividend reinvestment) of Mr. Conti’s previously unvested restricted stock would vest (a value of $318,557); $2,297,538 would be paid under the 2005 EPIP; and $111,543 would be paid under the 2008 EPIP.  In addition to such amounts, if his employment were to terminate following the change of control, Mr. Conti would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	1,870,000	0	1,870,000	0	0	0
Cash Payment	20,000	0	20,000	0	0	0
Executive Alternative Work Arrangement Compensation:	154,531	0	154,531	154,531	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	19,800	0	19,800	0	0	0
Post -Termination Health Care/Insurance	26,951	0	26,951	0	0	0
Life Insurance Proceeds	0	0	0	0	335,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
280G Excise Tax and Income Tax	0	0	0	0	0	0
Gross-up/(Clawback)	0	0	0	0	0	0
Total	2,121,282	0	2,121,282	154,531	372,500	30,000

Theresa Z. Bone

The following tables show the potential payments upon a termination of employment or a change of control of the company for Theresa Z. Bone, Vice President and Corporate Controller.

Termination other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	420,000	0	420,000	220,000	220,000	220,000
Cash Payment	20,000	0	20,000	0	0	0
Long-Term Incentives
2008 EPIP	0	0	0	0	0	0
Restricted Stock Unvested and Accelerated	44,688	0	0	0	44,688	44,688
Executive Alternative Work Arrangement Compensation:	121,449	0	121,449	121,449	0	0
Benefits and Perquisites:
Company Severance Benefit	92,308	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care/Insurance	18,931	0	11,832	0	0	0
Life Insurance Proceeds	0	0	0	0	200,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
Total	747,376	0	603,281	341,449	502,188	294,688

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2008: 4,273 shares (including dividend reinvestment) of Ms. Bone’s  previously unvested restricted stock would vest (a value of $143,359); and $32,597 would be paid under the 2008 EPIP.  In addition to such amounts, if her employment were to terminate following the change of control, Ms. Bone would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	840,000	0	840,000	0	0	0
Cash Payment	20,000	0	20,000	0	0	0
Executive Alternative Work Arrangement Compensation:	121,449	0	121,449	121,449	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	5,800	0	5,800	0	0	0
Post -Termination Health Care/Insurance	23,664	0	23,664	0	0	0
Life Insurance Proceeds	0	0	0	0	200,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
280G Excise Tax and Income Tax	0	0	0	0	0	0
Gross-up/(Clawback)	0	0	0	0	0	0
Total	1,040,913	0	1,040,913	121,449	237,500	30,000

Lewis B. Gardner

The following tables show the potential payments upon a termination of employment or a change of control of the company for Lewis B. Gardner, Vice President and General Counsel.

Termination other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	650,000	0	650,000	380,000	380,000	380,000
Cash Payment	20,000	0	20,000	0	0	0
Long-Term Incentives
2005 EPIP	414,833(1)	0	0	0	829,666(1)	829,666(1)
2008 EPIP	0	0	0	0	0	0
Restricted Stock Unvested and Accelerated	0	0	0	0	0	0
Executive Alternative Work Arrangement Compensation:	119,860	0	119,860	119,860	0	0
Benefits and Perquisites:
Company Severance Benefit	51,923	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care/Insurance	23,578	0	16,478	0	0	0
Life Insurance Proceeds	0	0	0	0	270,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
Total	1,310,194	0	836,338	499,860	1,517,166	1,239,666

(1)     Estimated payout includes 50% vesting in the case of termination by the company without cause and 100% vesting in the case of death or disability, of the base award plus dividends earned through December 31, 2008, multiplied by a performance factor of 1.75.  Resulting awarded units are multiplied by $33.55 (the closing price of the company’s common stock on December 31, 2008).

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2008: 2,030 shares (including dividend reinvestment) of Mr. Gardner’s previously unvested restricted stock would vest (a value of $68,107); $829,666 would be paid under the 2005 EPIP; and $71,815 would be paid under the 2008 EPIP. In addition to such amounts, if his employment were to terminate following the change of control, Mr. Gardner would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	1,300,000	0	1,300,000	0	0	0
Cash Payment	0	0	0	0	0	0
Executive Alternative Work Arrangement Compensation:	119,860	0	119,860	119,860	0	0
Benefits and Perquisites:					0	0
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	15,400	0	15,400	0	0	0
Post -Termination Health Care/Insurance	32,957	0	32,957	0	0	0
Life Insurance Proceeds	0	0	0	0	270,000	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	20,000	0	20,000	0	0	0
280G Excise Tax and Income Tax	0	0	0	0	0	0
Gross-up/(Clawback)	(101,884)	0	(101,884)	0	0	0
Total	1,416,333	0	1,416,333	119,860	307,500	30,000

Steven T. Schlotterbeck

The following tables show the potential payments upon a termination of employment or a change of control of the company for Steven T. Schlotterbeck, Vice President.

Termination other than Following a Change of Control

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	1,050,700	0	1,050,700	700,000	700,000	700,000
Cash Payment	20,000	0	20,000	0	0	0
Long-Term Incentives
2005 EPIP	510,564(1)	0	0	0	1,021,128(1)	1,021,128(1)
2007 Supply LTIP	295,486(2)	0	0	0	295,486(2)	295,486(2)
Restricted Stock Unvested and Accelerated	486,475	0	0	0	486,475	486,475
Executive Alternative Work Arrangement Compensation:	0	0	0	0	0	0
Benefits and Perquisites:
Company Severance Benefit	161,862	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care/Insurance	20,707	0	13,608	0	0	0
Life Insurance Proceeds	0	0	0	0	350,700	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
Total	2,575,794	0	1,114,308	700,000	2,891,289	2,533,089

(1)     Estimated payout includes 50% vesting in the case of termination by the company without cause and 100% vesting in the case of death or disability, of the base award plus dividends earned through December 31, 2008, multiplied by a performance factor of 1.75.  Resulting awarded units are multiplied by $33.55 (the closing price of the company’s common stock on December 31, 2008).

(2)     Estimated payout includes 100% vesting of the awards for first performance sub-period in case of termination by the company without cause or as a result of death or disability, multiplied by a performance factor of 2.29.  Resulting awards are multiplied by $33.55 (the closing price of the company’s common stock on December 31, 2008).

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2008: 1,018 shares (including dividend reinvestment) of Mr. Schlotterbeck’s previously unvested restricted stock would vest (a value of $34,154); $1,021,128 would be paid under the 2005 EPIP; and $295,486 would be paid under the 2007 Supply LTIP; and none of the restricted shares under the Horizontal Drilling Special Grant would vest.  In addition to such amounts, if his employment were to terminate following the change of control, Mr. Schlotterbeck would also be entitled to the following payments:

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION BY COMPANY WITHOUT CAUSE ($)	TERMINATION BY COMPANY FOR CAUSE ($)	TERMINATION BY EXECUTIVE FOR GOOD REASON ($)	TERMINATION BY EXECUTIVE WITHOUT GOOD REASON ($)	DEATH ($)	DISABILITY ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	2,101,400	0	2,101,400	0	0	0
Cash Payment	20,000	0	20,000	0	0	0
Executive Alternative Work Arrangement Compensation:	0	0	0	0	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	25,793	0	25,793	0	0	0
Post -Termination Health	27,216	0	27,216	0	0	0
Care/Insurance
Life Insurance Proceeds	0	0	0	0	350,700	0
Financial Planning	30,000	0	30,000	0	37,500	30,000
Outplacement	0	0	0	0	0	0
280G Excise Tax and Income Tax	0	0	0	0	0	0
Gross-up/(Clawback)	958,368	0	958,368	0	0	0
Total	3,162,777	0	3,162,777	0	388,200	30,000

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008 with respect to shares of the company’s common stock that may be issued under the company’s existing equity compensation plans, including the 1999 LTIP, the 1999 Non-Employee Directors’ Stock Incentive Plan, the Directors’ Deferred Compensation Plan, the 2005 Directors’ Deferred Compensation Plan and the 2008 Employee Stock Purchase Plan.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights (A)		Weighted Average Exercise Price Of Outstanding Options, Warrants and Rights (B)		Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column A) (C)
Equity Compensation Plans Approved by Shareholders (1)	2,836,766		28.52	(4)	5,589,573	(5)
Equity Compensation Plans Not Approved by Shareholders (2)	66,375	(3)	N/A		1,113,612	(6)
Total	2,903,141	(3)	28.52	(4)	6,703,185	(5)(6)

(1)   Includes the 1999 LTIP including, but not limited to, performance share awards under the 2008 EPIP, performance share awards for special grants and dividend reinvestments on both; and the 1999 Non-Employee Directors’ Stock Incentive Plan (the “1999 NEDSIP”) including the deferred stock units and dividend reinvestments thereon.   See the caption “2009 Long-Term Incentive Award (2008 EPIP and 2008 Stock Options)” under “Long-Term Incentives” in the Compensation Discussion and Analysis for further information regarding the nature of the performance share awards under the 2008 EPIP.  The 1999 LTIP was originally approved by shareholders on May 26, 1999 and was reapproved by shareholders on April 14, 2004.   A May 17, 2001 amendment to the 1999 LTIP increased the shares available for awards by 5,000,000 without shareholder approval as then permitted by the rules of the New York Stock Exchange; as a consequence those shares may not be used for incentive stock options.

(2)   Includes shares issuable under the Directors’ Deferred Compensation Plan and the 2005 Directors Deferred Compensation Plan (the “Director Deferral Plans”) and the 2008 Employee Stock Purchase Plan (the “2008 ESPP”).   The Board of Directors adopted the 2008 ESPP in June 2008 to replace the predecessor plan.  The company is seeking shareholder approval of the 2008 ESPP at its 2009 Annual Meeting of Shareholders.  Accordingly, shares issuable under the 2008 ESPP are included under “Equity Compensation Plans Not Approved by Shareholders.”  The Director Deferral Plans and 2008 ESPP are described below.

(3)   Does not include shares issuable under the 2008 ESPP.

(4)   The weighted-average exercise price is calculated solely based upon outstanding stock options and excludes deferred stock units under the 1999 NEDSIP, performance awards under the 2008 EPIP, and performance share awards for special grants under the 1999 LTIP.

(5)   Pursuant to the terms of the 1999 LTIP, no grants may be made after March 16, 2009 except that performance awards may be made until the company’s 2009 annual meeting of shareholders and that grants of reload options pursuant to reload rights then outstanding may be made for the term of the option.

(6)    Shares issuable under the Director Deferral Plans consist of: (a) 48,988 shares issuable in connection with a 1999 deferred stock grant payable in common stock of EQT Corporation and including dividends thereon, and (b) 17,387 shares representing fees deferred by directors and including dividends thereon.  983,148 shares remain available for issuance under the 2008 ESPP and 3,606 shares are subject to purchase at December 31, 2008.

2005 Directors’ Deferred Compensation Plan

The 2005 Directors’ Deferred Compensation Plan was adopted by the Compensation Committee of the Board of Directors, effective January 1, 2005.  The plan was amended (a) on December 15, 2005 to allow the plan to continue into 2006 and thereafter and (b) on December 3, 2008 to comply with the documentation requirements of Section 409A of the Internal Revenue Code.  Neither the original adoption of the plan nor its amendments required approval by shareholders.  The plan allows non-employee directors to defer all or a portion of their directors’ fees and retainer.  Amounts deferred are payable upon retirement from the Board unless an early payment is authorized after the director suffers an unforeseeable financial emergency.  In addition to deferred directors’ fees and retainers, the deferred stock units granted to directors on or after January 1, 2005 under the 1999 Non-Employee Directors’ Stock Incentive Plan are administered under this plan.

Directors’ Deferred Compensation Plan

The Directors’ Deferred Compensation Plan was suspended as of December 31, 2004.  After December 31, 2004, the Directors’ Deferred Compensation Plan continues to operate for the sole purpose of administering vested amounts deferred under the plan on or prior to December 31, 2004.  Deferred amounts are generally payable upon retirement from the Board, but may be payable earlier if an early payment is authorized after a director suffers an unforeseeable financial emergency.  In addition to deferred directors’ fees and retainers and the one-time grant of deferred shares in 1999, the deferred stock units granted to directors and vested prior to January 1, 2005 under the 1999 Non-Employee Directors’ Stock Incentive Plan are administered under this plan.

2008 Employee Stock Purchase Plan

The Board of Directors adopted the 2008 ESPP, effective the close of business on June 30, 2008, to replace the prior plan.  The 2008 ESPP provides a method whereby employees of the company and its subsidiaries have an opportunity to purchase shares of common stock of the company through payroll deductions at a discount.  The aggregate number of shares which may be issued and sold under the 2008 Employee Stock Purchase Plan is 1,000,000 shares of common stock.

REPORT OF THE AUDIT COMMITTEE

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the company’s accounting and financial reporting process and to oversee the qualifications, independence and performance of the company’s independent registered public accounting firm.  The Audit Committee’s charter guides our duties and responsibilities.  The Audit Committee charter was amended during 2008.  A copy of the charter is available on the company’s website at www.eqt.com.  As set forth in the charter, management is responsible for the internal controls and financial reporting process of EQT Corporation.  The independent registered public accounting firm is responsible for expressing opinions on the conformity of EQT Corporation’s audited consolidated financial statements with generally accepted accounting principles and on the effectiveness of the company’s internal control over financial reporting.  Our responsibility includes monitoring and overseeing these processes.

Our Committee is comprised of four non-employee, independent members of the Board of Directors.  No member currently serves on more than one other public company audit committee.  The Board of Directors has determined that James W. Whalen is an audit committee financial expert, as that term is defined by the Securities and Exchange Commission.  In addition, the Board has determined that each of the other members of the Audit Committee is financially literate. The members of our Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee’s considerations and discussions referred to below do not assure that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company’s auditors are in fact “independent.”

In the performance of our oversight function, we have reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2008 and management’s assessment of the effectiveness of the company’s internal control over financial reporting, with the management of EQT Corporation.  We have discussed with Ernst & Young LLP, the company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T and such other matters as we have deemed to be appropriate.  We also have received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and have discussed with Ernst & Young LLP that firm’s independence from management and the company.  We also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services.  In doing so, we considered whether the provision of non-audit services to the company was compatible with maintaining their independence.

Based on the reports and discussions above, we recommended to the Board of Directors that the financial statements be included in the EQT Corporation 2008 Annual Report on Form 10-K.

This report has been furnished by the Audit Committee of the Board of Directors.

James W. Whalen, Chair

Vicky A. Bailey

Philip G. Behrman, Ph.D.

Barbara S. Jeremiah

ITEM NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item No. 2 on the proxy card)

The Audit Committee has reappointed Ernst & Young LLP as the company’s independent registered public accounting firm (an “independent accounting firm”) to examine the consolidated financial statements of the company and its subsidiaries for the calendar year 2009.  Ernst & Young LLP (including its predecessor) has acted as an independent accounting firm for the company since 1950.  Although shareholder approval is not required for the appointment of an independent accounting firm, the Audit Committee believes the shareholders should participate as a matter of good corporate practice.  If the shareholders fail to ratify the selection, it will be considered as a direction to the Board to consider the appointment of another independent accounting firm for the following year.  Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so.

The following chart details the fees billed by Ernst & Young LLP during 2008 and 2007:

	2008	2007
Audit Fees	$1,489,000	$1,372,510
Audit-Related Fees(1)	$220,500	$399,242
Tax Fees(2)	$30,000	$0
All Other Fees	$0	$0
Total	$1,739,500	$1,771,752

(1)     Includes fees for audits of employee benefit plans and subsidiary attest engagements.

(2)     Includes fees for tax advisory services.

The Audit Committee has adopted a Policy Relating to Services of Independent Auditors under which the company’s independent accounting firm is not allowed to perform any service which may have the effect of jeopardizing the independent accounting firm’s independence.  Without limiting the foregoing, the independent accounting firm may not be retained to perform the following:

•                                          Bookkeeping or other services related to the accounting records or financial statements

•                                          Financial information systems design and implementation

•                                          Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•                                          Actuarial services

•                                          Internal audit outsourcing services

•                                          Management functions

•                                          Human resources functions

•                                          Broker-dealer, investment adviser or investment banking services

•                                          Legal services

•                                          Expert services unrelated to the audit

•                                          Prohibited tax services

All audit and permitted non-audit services must be pre-approved by the Audit Committee. The Audit Committee has delegated specific pre-approval authority with respect to permitted non-audit services to the Chair of the Audit Committee but only where pre-approval is required to be acted upon prior to the next Audit Committee meeting and where the aggregate permitted non-audit services fees will be less than $75,000.  The Audit Committee encourages management to seek pre-approval from the Audit Committee at its regularly scheduled meetings.

In 2008, 100% of the professional fees reported as audit-related fees, tax fees and all other fees were pre-approved pursuant to the above policy.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009.

ITEM NO. 3 –APPROVAL OF THE EQT CORPORATION 2009 LONG-TERM INCENTIVE PLAN

(Item No. 3 on the proxy card)

The company’s 2009 Long-Term Incentive Plan (the “2009 LTIP”) was adopted by the company’s Board of Directors on February 18, 2009, contingent upon approval by the company’s shareholders.  The 2009 LTIP is intended to serve as the successor to the EQT Corporation 1999 Long-Term Incentive Plan and the EQT Corporation 1999 Non-Employee Director Stock Incentive Plan (the “Prior Plans”).  Accordingly, no further grants will be made under the Prior Plans from and after the effective date of the 2009 LTIP.  Options, if any, to be issued upon exercise of reload option rights granted under the Prior Plans shall be satisfied by the issuance of options under the 2009 LTIP.  The maximum number of shares of the company’s common stock issuable with respect to reload option rights granted under the Prior Plans is 1,478,906 shares.

The Board of Directors recognizes the importance of aligning the interests of employees and directors with those of the company’s shareholders.  The 2009 LTIP reflects this recognition by providing employees and directors with additional performance incentives and an opportunity to obtain or increase their equity interest in the company, thereby encouraging them to continue in their service to the company and contribute to the company’s success.

The Board of Directors recommends that the shareholders vote “FOR” approval of adoption of the 2009 LTIP.  The proxies solicited on behalf of the Board of Directors will be voted in favor of approval of adoption of the 2009 LTIP unless otherwise specified.

The principal features of the 2009 LTIP are summarized below.  The summary is qualified in its entirety by the full text of the 2009 LTIP, which is set forth as Appendix A to this proxy statement.

Purpose; Eligibility

The purpose of the 2009 LTIP is to assist the company in attracting, retaining and motivating employees and non-employee directors of outstanding ability and to align their interests with those of the shareholders of the company.

Employees and non-employee directors of the company or any affiliate, including subsidiaries, are eligible to receive awards under the 2009 LTIP.  It is expected that approximately 116 employees and ten non-employee directors will be eligible to participate in the 2009 LTIP.

Shares Available for Awards

The aggregate number of shares of the company’s common stock that may be issued under the 2009 LTIP is 9,500,000 shares, subject to proportionate adjustment in the event of stock splits and similar events.  Shares underlying options and stock appreciation rights will count as one share, and shares underlying all other stock-based awards will count as 1.9 shares, against the number of shares available for issuance under the 2009 LTIP.  Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again become available for future grants of awards under the 2009 LTIP.  Shares delivered by the participant or withheld from an award to satisfy tax withholding requirements, and shares delivered or withheld to pay the exercise price of an option, will not be used to replenish the plan share reserve.  No awards may be granted under the 2009 LTIP after the company’s annual meeting of shareholders in 2019.

Administration

Except in the case of awards to non-employee directors, the 2009 LTIP will be administered by the Compensation Committee of the Board of Directors or such other committee of the Board as may be designated by the Board to administer the 2009 LTIP.  Each member of such committee must be an “outside director” as defined in Section 162(m) of the Code, a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an independent director under the rules of the New York Stock Exchange.  In the case of awards to non-employee directors, the 2009 LTIP will be administered by the Board.  As used in this proposal, the term “Committee” is used to refer to the Board in the case of awards to non-employee directors or the Compensation Committee in the case of awards to employees.

The Committee has full authority, in its discretion, to interpret the 2009 LTIP and to determine the persons who will receive awards and the number of shares to be covered by each award.

Permissible Awards

The 2009 LTIP authorizes the granting of awards in any of the following forms:

•       market-priced options to purchase shares of company common stock, which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors);

•       stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of company common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•       restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•       restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award agreement) at a designated time in the future;

•       restricted performance shares, which are restricted stock awards the vesting of which is conditioned in whole or in part upon the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Committee;

•       performance awards, which represent a right to receive shares of company common stock or cash, or any combination thereof, based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Committee;

•       dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying an award other than an option or stock appreciation right; provided that no dividends equivalents shall be paid before the underlying award vests;

•       other stock-based awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on shares of company common stock, including unrestricted stock grants, purchase rights, or other rights or securities that are convertible or exchangeable into shares of common stock; and

•       cash-based awards, including performance-based annual bonus awards.

Limitations on Individual Awards

Subject to the adjustment provisions of the 2009 LTIP in the case of stock-splits and similar events, the following limits apply with respect to individual awards.  The maximum number of shares of common stock for which options and stock appreciation rights may be granted under the 2009 LTIP to any one participant in any one calendar year is 1,000,000.  The maximum amount that may be earned by any single participant in any one calendar year for performance awards granted under the 2009 LTIP is the sum of (a) $10,000,000 for performance awards payable in cash or property other than shares of common stock, and (b) 500,000 shares for performance awards payable in shares of common stock.  The maximum number of restricted performance shares granted under the 2009 LTIP that may be earned by any single participant in any one calendar year is 800,000 shares.  For purposes of applying these limits in the case of multi-year performance periods, the amount or number of shares deemed earned in any one calendar year is the total amount paid or shares earned for the performance period divided by the number of calendar years in the performance period.  In applying this limit, the amount of any cash or the fair market value or number of any shares or other property earned by a participant shall be measured as of the close of the final year of the performance period regardless of the fact that certification by the Committee and actual payment or release of restrictions to the participant may occur in a subsequent calendar year or years.

Limitations on Vesting Provisions

In the case of awards to employees, the restriction period applicable to restricted stock or restricted stock units may not be less than three years, with no more frequent than annual ratable vesting over such period, in the case of a time-based restriction, or one year in the case of a performance-based restriction, except that up to 250,000 shares of restricted stock or restricted stock units with no minimum vesting period may be granted.

Performance Awards and Restricted Performance Shares

Performance awards and restricted performance shares granted by the Committee and based upon the performance criteria provided under the 2009 LTIP are intended to qualify for the “performance based compensation” exception from the $1 million cap on deductibility of executive compensation imposed by Section 162(m) of the Code.  Absent additional shareholder approval, no performance awards or restricted performance shares intended to qualify under Section 162(m) of the Code may be granted under the 2009 LTIP after the company’s annual meeting of shareholders in 2014.

At or prior to the time a performance award or restricted performance shares are granted, the Committee shall set forth in writing (1) the performance goals applicable to the award and the performance period during which the achievement of the performance goals shall be measured, (2) the number of shares or amount that may vest or be earned by the participant based on the achievement, or the level of achievement, of the performance goals or the formula by which such number of shares or amount shall be determined and (3) such other terms and conditions applicable to the award as the Committee may, in its discretion, determine.  The terms for such award so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any performance goal has been achieved, or the extent of such achievement, and the amount, if any, that has been earned by the participant based on such performance.  The Committee may retain the discretion to reduce (but not to increase) the amount of a performance award or restricted performance shares that will be earned based on the achievement of performance goals.

Performance goals shall mean one or more pre-established, objective measures of performance during a specified performance period, selected by the Committee in its discretion.  Performance goals may be based on one or more of the following objective performance measures: earnings per share, earnings per share growth, revenue growth, revenues, expenses, return on equity, return on total capital, return on assets, earnings (such as net income, EBIT, and similar measures), earnings growth, cash flow (such as EBITDA, EBITDAX, after-tax cash flow and similar measures), share price, economic value added, gross margin, operating income, volume metrics (such as volumes sold, volumes produced, volumes transported and similar measures), drilling and well metrics (such as number of gross or net wells drilled, number of horizontal wells drilled, cost per well and similar measures), operating efficiency metrics (such as lease operating expense and other unit operating expense measures, general and administrative expenses (“G&A”) per mcf, G&A per customer and other G&A measures, unit gathering and compression expense, compressor or processing downtime, days from completed well to flowing gas and similar measures), customer services measures (such as wait time, on-time service, calls answered and similar measures) or total shareholder return.  Performance goals based on such performance measures may be based either on the performance of the company, one or more subsidiaries or affiliates, any branch, department, business unit or other portion thereof under such measure for the performance period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior company performance or other measure selected or defined by the Committee at the time of grant.  Performance goals with respect to performance measures may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate.  Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

Following completion of the applicable performance period, and prior to any payment of or release of shares pursuant to an award to the participant which is intended to qualify under Section 162(m) of the Code, the Committee shall determine in accordance with the terms of the award and shall certify in writing whether the applicable performance goal or goals were achieved, or the level of such achievement, and the amount, if any, earned by the participant based upon such performance.

Adjustments

In the event of stock dividend or distribution, the number of shares then subject to any outstanding awards, the number of other shares that may be issued under the 2009 LTIP, and the individual award limits for options, stock appreciation rights, performance awards and restricted performance shares, as described above, shall be appropriately adjusted.

If the company’s common stock is changed into or exchangeable for a different number or kind of shares of stock or other securities of the company or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then appropriate substitutions shall be made for each share of common stock subject to any then outstanding award, and for each other share of common stock that may be issued under the 2009 LTIP.

In case of any such adjustment or substitution, the aggregate exercise price for shares of common stock subject to each then outstanding option, stock appreciation right and other purchase right, prior to such adjustment or substitution shall be the aggregate exercise price for all shares of stock or other securities, cash or other property to which such shares of common stock shall have been adjusted or substituted.

If the outstanding shares of the common stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders, the Committee shall make any adjustments to any then outstanding awards that it determines are equitably required to prevent dilution or enlargement of the rights of participants that would otherwise result from any such transaction.

Prohibition on Repricing

Outstanding stock options and stock appreciation rights cannot be repriced, directly or indirectly, without the prior consent of the company’s shareholders. The exchange of an “underwater” option or stock appreciation right (i.e., an option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the company’s shareholders.

Limitations on Transfer; Beneficiaries

No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the company, or be subject to any lien, obligation or liability of the participant to any person other than the company or an affiliate.  Except to the extent otherwise determined by the Committee with respect to awards other than incentive stock options, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution. Any option or other purchase right shall be exercisable during the participant’s lifetime only by such participant.  A beneficiary, guardian, legal representative or other person claiming any rights under the 2009 LTIP from or through a participant will be subject to all the terms and conditions of the 2009 LTIP and any award agreement applicable to the participant.

Additional Rights in Certain Events

The 2009 LTIP provides for certain additional rights upon the occurrence of a change of control, as defined in the 2009 LTIP.  Unless the agreement between the company and the participant otherwise provides or the Committee otherwise determines at the time of grant, in the event that a change of control of the company occurs (1) all outstanding stock options, stock appreciation rights and other exercise rights will become immediately and fully exercisable, and (2) all restrictions, excluding performance-based restrictions, applicable to awards under the 2009 LTIP will lapse, and (3) all performance criteria and other conditions to payment of awards under which payments are subject to performance conditions shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the change of control, and payment of such awards on that basis shall be made or otherwise settled at the time of the change of control, provided that if the awards constitute deferred compensation the awards shall vest on the basis described above and shall remain payable on the dates provided in the underlying award agreements.

If within three years following the date of any change of control the employment or service of a participant is terminated voluntarily or involuntarily for any reason other than for “cause”, as defined in the 2009 LTIP, then unless otherwise provided in the applicable award agreement, any stock option, stock appreciation right or other purchase right shall be exercisable for a period of 90 days following the date of such termination of employment or service but not later than the expiration date of the award.

Possible Anti-Takeover Effect

The provisions of the 2009 LTIP providing for the acceleration of the exercise date of stock options stock appreciation rights and other purchase rights, the lapse of restrictions applicable to awards upon the occurrence of a change of control, the deemed achievement of performance goals following a change of control and the extension of post-termination exercise periods may be considered as having an anti-takeover effect.

Termination and Amendment

The Board may amend, suspend or terminate the 2009 LTIP at any time, except that no amendment may be made without the approval of the company’s shareholders if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the common stock may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to participants, increases the number of shares available under the 2009 LTIP or modifies the requirements for participation under the 2009 LTIP, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable.

Plan Benefits Currently Contemplated Under the 2009 LTIP

No awards are currently contemplated under the 2009 LTIP.  Because the Committee has not yet considered the issuance of awards under the 2009 LTIP, the benefits or amounts that will be received by or allocated to various recipients under the 2009 LTIP are not currently determinable.

Federal Income Tax Consequences

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2009 LTIP. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and ex-U.S. income tax consequences are not discussed, and may vary from jurisdiction to jurisdiction.

Nonstatutory Stock Options.   There will be no federal income tax consequences to the optionee or to the company upon the grant of a nonstatutory stock option under the 2009 LTIP. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.   There will be no federal income tax consequences to the optionee or to the company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights.   A participant receiving a stock appreciation right under the 2009 LTIP will not recognize income, and the company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the company will be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock and Restricted Performance Shares.   Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the company will not be allowed a tax deduction, at the time a restricted stock award or restricted performance share award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Restricted performance shares granted under the 2009 LTIP are intended to qualify for the “performance based compensation” exception from Code Section 162(m).

If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Stock Units.   A participant will not recognize income, and the company will not be allowed a tax deduction, at the time of grant of a restricted stock unit. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, the participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards.   A participant will not recognize income, and the company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).  Performance awards granted under the 2009 LTIP are intended to qualify for the “performance based compensation” exception from Code Section 162(m).

Code Section 409A.   The 2009 LTIP permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights as that comply with the terms of the 2009 LTIP, are designed to be exempt from the application of Code Section 409A. Restricted stock units, performance awards and restricted performance shares granted under the 2009 LTIP would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding.   The Company has the right to deduct or withhold, or require a participant to remit to the company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2009 LTIP.

Action by Shareholders

The Board of Directors is committed to delivering value to the company’s shareholders and it firmly believes in long-term, stock-based incentives for the company’s employees and directors.  Stock-based incentives align the interests of the employees and directors with the interests of shareholders and help the company to attract and retain qualified and talented employees and directors.  Approval of the adoption of the 2009 LTIP requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by the holders of common stock voting in person or by proxy and that the total votes cast on the proposal must represent over 50% in interest of all securities entitled to vote on the proposal.  Under the Pennsylvania Business Corporation Law, an abstention is not a vote cast.  Therefore, an abstention will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval nor will it be counted for purposes of the over 50% in interest vote requirement, though it will be counted in determining the presence of a quorum.

The Board of Directors recommends a vote FOR this proposal.

ITEM NO. 4 – APPROVAL OF EQT CORPORATION 2008 EMPLOYEE STOCK PURCHASE PLAN

(Item No. 4 on the proxy card)

On June 30, 2008, the company reorganized into a holding company structure (the “Reorganization”).  Prior to the Reorganization, the company maintained an employee stock purchase plan.  The Board of Directors adopted the 2008 Employee Stock Purchase Plan (the “2008 ESPP”) in June 2008 to replace the prior plan effective as of the closing of the Reorganization.

The Board of Directors recommends that the shareholders vote “FOR” approval of adoption of the 2008 ESPP.  The proxies solicited on behalf of the Board of Directors will be voted in favor of approval of adoption of the 2008 ESPP unless otherwise specified.

The principal features of the 2008 ESPP are summarized below.  The summary is qualified in its entirety by the full text of the 2008 ESPP, which is set forth as Appendix B to this proxy statement.

General

The purpose of the 2008 ESPP is to provide a method whereby employees of the company and its subsidiaries will have an opportunity to purchase shares of common stock of the company through payroll deductions.  The 2008 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).  The provisions of the 2008 ESPP shall accordingly be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code and the regulations thereunder.

The aggregate number of shares which may be issued and sold under the 2008 ESPP is 1,000,000 shares of common stock, subject to proportionate adjustment in the event of stock dividends, splits and similar events.

Administration

The 2008 ESPP is administered by the Compensation Committee of the Board of Directors.  The Committee may delegate to one or more individuals or committees the day-to-day administration of the 2008 ESPP, and certain day-to-day administration matters have been delegated to the company’s Benefits Administration Committee (as used herein, “Committee” refers to the Compensation Committee, or, if delegated, the Benefits Administration Committee).  The Committee has full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the 2008 ESPP, to interpret the provisions and supervise the administration of the 2008 ESPP, to make factual determinations relevant to 2008 ESPP entitlements and to take all necessary or advisable actions in connection with administration of the 2008 ESPP.

Eligibility of Employees

All employees of the company and of any participating subsidiary on the offering date, as described below, are eligible to participate in the 2008 ESPP with respect to the purchase period commencing on such offering date.  The Committee may, however, exclude employees with less than two years’ employment with the company, employees whose customary employment is 20 hours per week or less, employees whose customary employment is for not more than five months in any calendar year, and highly compensated employees.  It is estimated that as of December 31, 2008, the number of employees who were eligible to participate in the 2008 ESPP was approximately 1,700.

No employee is eligible to participate in the 2008 ESPP during a purchase period (as described below) if the employee owns shares which, when added to the maximum number of shares the employee may purchase under the 2008 ESPP and any outstanding stock options, would equal or exceed 5% of the voting power or value of the company’s outstanding stock.

Purchase Periods and Payroll Deductions

Except as otherwise determined by the Committee, there will be monthly purchase periods for the purchase of common stock under the 2008 ESPP.  The first day of each purchase period is an offering date and the last day of each purchase period is a purchase date.  The first purchase period began on July 1, 2008 and ended on July 31, 2008.  Subsequent purchase periods shall run consecutively following the termination of the preceding purchase period.  The Committee has the power to change the number or duration of the purchase periods, but no purchase period may be longer than five years in the case of a purchase period during which the purchase price of the stock is stated in terms of a percentage of fair market value of the common stock on the purchase date, or 27 months in the case of a purchase period during which the purchase price of the stock is stated in terms of a percentage of the fair market value of the common stock on the offering date or the purchase date.

An eligible employee may participate in the 2008 ESPP for a purchase period by authorizing a payroll deduction on the requisite plan form and filing it with the company’s human resources department by the enrollment deadline for the purchase period.  A participant may authorize a payroll deduction between 1% and 10%, or such other percentage as specified by the Committee prior to the commencement of a purchase period, in whole percentages, of the employee’s eligible compensation to be deducted for each pay period ending during the purchase period and credited to a stock purchase account to be applied at the end of the purchase period to the purchase of common stock.  Unless otherwise elected prior to the enrollment deadline, an employee who is a participant in the 2008 ESPP at the end of a purchase period will automatically be enrolled for the succeeding purchase period at the same level of payroll deductions.  No interest will be credited on payroll deductions, except where required by local law or as determined by the Committee.

Under procedures established by the Committee, a participant may discontinue payroll deductions under the 2008 ESPP at any time during, or following, a purchase period.  If a participant discontinues participation during a purchase period, his or her accumulated payroll deductions remain in the 2008 ESPP for purchase of common stock at the end of the purchase period, but no further payroll deductions will be made from his or her pay during such purchase period or future purchase periods.  A participant’s withdrawal will not have any effect upon his or her eligibility to elect to participate in any succeeding purchase period.

Purchase of Common Stock

The purchase price of shares of common stock purchased under the 2008 ESPP is currently 90% (the “designated percentage”) of the fair market value of the common stock on the purchase date.  However, the Committee may change the designated percentage with respect to any future purchase period, but not below 85%, and the Committee may determine with respect to any prospective purchase period that the purchase price shall be the designated percentage of the lower of (a) the fair market value of the common stock on the offering date or (b) the fair market value of the common stock on the purchase date.

On each purchase date, subject to certain limitations, a participant automatically purchases that number of full or fractional shares of common stock which the accumulated payroll deductions credited to the participant’s account at that time shall purchase at the applicable purchase price.  Unless and until otherwise determined by the Committee, all shares purchased under the 2008 ESPP shall be deposited, in book-entry form or otherwise, directly to an account established in the name of the participant.  The Committee may require that shares purchased under the 2008 ESPP be retained for a designated period of time.  Rights to purchase, which are granted to participants, may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and during the participant’s lifetime may be exercised only by the participant.

The maximum number of shares which may be purchased for any employee for any purchase period is limited to the lesser of (a)(1) $25,000 divided by the fair market value of a share of common stock as of the first day of the purchase period, reduced by (2) the number of shares purchased by an employee during any previous purchase periods ending in the same calendar year or (b)(1) 25% of the employee’s eligible compensation, divided by (2) 90% (or other applicable designated percentage) of the fair market value of a share of common stock on the first day of the purchase period.  Any amount not applied to the purchase of shares because of these limitations will be refunded to the employee.

Termination of Employment

Participation in the 2008 ESPP will terminate as of the date of termination of employment of a participating employee, whether by death, retirement, disability or otherwise.  In the event of a participating employee’s termination of employment prior to the expiration of a purchase period, the employee’s participation in the 2008 ESPP shall terminate, and all amounts credited to the participant’s stock purchase account will remain in the 2008 ESPP for purchase of common stock at the end of the purchase period.

Amendment and Termination

The Board of Directors may amend, suspend or terminate the 2008 ESPP at any time, provided that without shareholder approval no amendment may (a) increase the total number of shares which may be issued and sold under the 2008 ESPP, other than for adjustments provided for in the 2008 ESPP, or (b) materially modify the requirements as to eligibility for participation in the 2008 ESPP, except as specified by the 2008 ESPP.

If on the last day of a purchase period the number of shares purchasable by employees is greater than the number of shares remaining available under the 2008 ESPP, the Committee will allocate the available shares among the participating employees in such manner as it deems fair and which complies with the requirements of Section 423 of the Code.

Federal Income Tax Consequences

The following is a brief summary of the principal Federal income tax consequences under present law of the purchase of shares of common stock under the 2008 ESPP and certain dispositions of shares acquired under the 2008 ESPP.

For Federal income tax purposes, participants in the 2008 ESPP are viewed as having been granted a stock option on the first day of a purchase period and as having exercised the stock option by the automatic purchase of shares under the 2008 ESPP on the last day of the purchase period.  A participant will not recognize taxable income either at the time of grant of the option (that is, the first day of a purchase period) or on the date of exercise of the option (that is, the last day of a purchase period).  As described below, a participant will generally recognize taxable income only upon disposition of common stock acquired under the 2008 ESPP or upon death.

With limited exceptions including a disposition upon death, if a participant disposes of shares of common stock acquired under the 2008 ESPP by sale, gift or otherwise within the later of two years after the first day of the purchase period under which the shares were acquired or within one year after the last day of such purchase period (that is, if the participant makes a “disqualifying disposition”), the participant will recognize ordinary income in the year of such disqualifying disposition equal to the amount by which the fair market value of the stock on the last day of such purchase period exceeded the purchase price of the shares.  The amount of such ordinary income will be added to the participant’s tax basis in the shares, and any additional gain or resulting loss recognized on the disqualifying disposition of the shares after such basis adjustment will be a capital gain or loss.

With limited exceptions, if the participant disposes of shares of common stock acquired under the 2008 ESPP more than two years after the first day of the purchase period during which the shares were acquired and more than one year after the last day of such purchase period, the participant will recognize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price of the shares or (ii) the excess of the fair market value of the shares on the first day of such purchase period over the purchase price of the shares (computed as if the option was exercised on the first day of such purchase period, in cases where the purchase price is not calculable at the time of grant).  The amount of such ordinary income will be added to the participant’s tax basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be a capital gain.  If the fair market value of the shares on the date of disposition is less than the purchase price, no ordinary income will be recognized and any loss recognized will be a capital loss.

If the participant still owns the shares of common stock acquired under the 2008 ESPP at the time of the participant’s death, regardless of the period during which the participant has held the shares, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price of the shares or (ii) the excess of the fair market value of the shares on the first day of the purchase period during which the shares were acquired over the purchase price of the shares (computed as if the option was exercised on the first day of such purchase period, in cases where the purchase price is not calculable at the time of grant), will constitute ordinary income in the year of death.

The company or one of its subsidiaries will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.  In all other cases, no deduction with respect to options granted or shares of common stock issued under the 2008 ESPP is allowed by the company or any of its subsidiaries.

Action by Shareholders

Approval of the adoption of the 2008 ESPP requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by the holders of common stock voting in person or by proxy.  Under the Pennsylvania Business Corporation Law, an abstention is not a vote cast.  Therefore, an abstention will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, though an abstention will be counted in determining the presence of a quorum.

The Board of Directors recommends a vote FOR this proposal.

ADDITIONAL INFORMATION

Other Matters

No matters other than those listed in the notice of meeting accompanying this proxy statement are expected to be presented to shareholders for action at the annual meeting.  However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

2008 Annual Report on Form 10-K

The Annual Report on Form 10-K for the year ended December 31, 2008 is enclosed with this proxy statement.

The Report of the Audit Committee on page 72 and the Report of the Compensation Committee on page 48 are not soliciting material, are not deemed to be filed with the Securities and Exchange Commission and are not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

APPENDIX A

EQT CORPORATION

2009 LONG-TERM INCENTIVE PLAN

SECTION 1.  PURPOSES

1.01  The purpose of the 2009 Long-Term Incentive Plan (the “Plan”) of EQT Corporation (the “Company”) is to assist the Company in attracting, retaining and motivating employees and non-employee directors of outstanding ability and to align their interests with those of the shareholders of the Company.

SECTION 2.  DEFINITIONS; CONSTRUCTION

2.01  Definitions.  In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the following meanings when used with initial capital letters:

2.01.1  “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

2.01.2  “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Restricted Performance Share or Other Stock-Based Award, or any other right or interest relating to Shares or cash granted under the Plan.

2.01.3  “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

2.01.4  “Board” means the Company’s Board of Directors.

2.01.5  “Cause,” unless otherwise determined by the Committee, when used with respect to the termination of employment or service of a Participant includes:

(a)           the conviction of a felony, a crime of moral turpitude or fraud or having committed fraud, misappropriation or embezzlement in connection with the performance of his duties;

(b)           willful and repeated failures to substantially perform his assigned duties; or

(c)           a violation of any express significant policies of the Company.

For purposes of this Section 2.01.5, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that such action or omission was in the best interest of the Company.  Notwithstanding the foregoing, a Participant who served as an Executive Officer at anytime during the twelve (12) months immediately preceding termination shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of a majority of the members of the Committee at a duly-held meeting of the Committee finding that in the good faith opinion of the Board the Participant is guilty of the conduct set forth above in clauses (a), (b) or (c) of this Section 2.01.5.

2.01.6  “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder.  References to particular sections of the Code shall include any successor provisions.

2.01.7  “Change of Control” has the meaning provided in Section 9.03.

2.01.8  “Committee” means (a) with respect to Participants who are employees, the Compensation Committee or such other committee of the Board as may be designated by the Board to administer the Plan, as referred to in Section 3.01 hereof, provided however, that any member of the Committee participating in the taking of any action under the Plan shall qualify as (1) an “outside director” as then defined under Section 162(m) of the Code or any successor provision, (2) a “non-employee director” as then defined under Rule 16b-3 or any successor rule and (3) an “independent” director under the rules of the New York Stock Exchange, or (b) with respect to Participants who are non-employee directors, the Board.

2.01.9  “Common Stock” means shares of the common stock, without par value, and such other securities of the Company or other corporation or entity as may be substituted for Shares pursuant to Section 8.01 hereof.

2.01.10  “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

2.01.11  “Disability” of a Participant has the meaning set forth in Section 409A of the Code and, as of the effective date of the Plan, means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer.  If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

2.01.12  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.01.13  “Fair Market Value” of shares of any stock, including but not limited to Common Stock, or units of any other securities (herein “shares”), shall be the closing price per share for the date as of which Fair Market Value is to be determined in the principal market in which such shares are traded, as quoted in the printed or the electronic version of The Wall Street Journal (or in such other reliable printed or electronic publication as the Committee, in its discretion, may determine to rely upon).  If the Fair Market Value of shares on any date cannot be determined on the basis set forth in the preceding sentence, or if a determination is required as to the Fair Market Value on any date of property other than shares, the Committee shall determine the Fair Market Value of such shares or other property on such date by such method as the Committee determines in good faith to be reasonable and in compliance with Section 409A of the Code.  Fair Market Value shall be determined without regard to any restriction other than a restriction that, by its terms, will never lapse.

2.01.14  “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code and is designated as such in the Award Agreement relating thereto. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a nonstatutory Option.

2.01.15  “Option” means a right, granted under Section 6.02 hereof, to purchase Shares at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a nonstatutory stock option, which is an Option not intended to be an Incentive Stock Option.

2.01.16  “Other Stock-Based Award” means an Award, granted under Section 6.07 hereof, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares.

2.01.17  “Parent” means a corporation, limited liability company, partnership or other entity that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company.  Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

2.01.18  “Participant” means an employee or a non-employee director of the Company or any Affiliate, including, but not limited to, a Covered Employee, who is granted an Award under the Plan.

2.01.19  “Performance Award,” “Performance Goal” and “Performance Period” shall have the meanings provided in Section 6.06.

2.01.20  “Qualified Business Criteria” shall have the meaning provided in Section 6.06(iii).

2.01.21  “Restricted Performance Shares” shall have the meaning provided in Section 6.06.

2.01.22  “Restricted Stock” means Shares, granted under Section 6.04 hereof, that are subject to certain restrictions.

2.01.23  “Restricted Stock Unit” shall have the meaning provided in Section 6.05.

2.01.24  “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor to such Rule promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.01.25  “Shares” means shares of Common Stock.

2.01.26  “Stock Appreciation Right” means an award granted under Section 6.03 hereof.

2.01.27  “Subsidiary” means any corporation, limited liability company, partnership or other entity in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the chain owns stock or other ownership interests possessing at least 50% of the total combined voting power in one of the other entities in the chain.  Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

2.02  Construction.  For purposes of the Plan, the following rules of construction shall apply:

2.02.1  The word “or” is disjunctive but not necessarily exclusive.

2.02.2  Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders, and words in the masculine or feminine gender include the other and neuter genders.

SECTION 3. ADMINISTRATION

3.01  The Plan shall be administered by the Committee.  References hereinafter to the Committee shall mean the Compensation Committee of the Board (or other appointed committee) with respect to employee Participants and the Board with respect to non-employee director Participants.

The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)  to designate Participants;

(ii)  to determine the type or types of Awards to be granted to each Participant;

(iii)  to determine the number of Awards to be granted, the number of Shares or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including, but not limited to, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and accelerations or waivers thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)  to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited, exchanged or surrendered;

(v)  to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(vi)  to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)  to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer the Plan;

(viii)  to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan;

(ix)  to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan;

(x)  to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies; and

(xi)  adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, Affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, employees, directors and shareholders.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate, including, in the case of the Board, delegation to the Corporate Governance Committee, within limits and subject to the terms it may establish from time to time, the authority to perform administrative functions under the Plan and, with respect to Participants who are not subject to Section 16 of the Exchange Act and who are not Covered Employees, to grant Awards and take such actions and perform such functions under the Plan as the Committee may specify.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Company or an Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company and/or the Committee to assist in the administration of the Plan.

SECTION 4.  SHARES SUBJECT TO THE PLAN

4.01  The maximum net number of Shares that may be issued and in respect of which Awards may be granted under the Plan shall be 9,500,000 Shares of Common Stock, subject to adjustment as provided in Section 8.01, which may be used for all forms of Awards.  Each Share issued under the Plan pursuant to an Award other than (i) an Option or other purchase right for which the Participant pays the Fair Market Value for such Share measured as of the grant date, or (ii) a Stock Appreciation Right having a Base Price equal to the Fair Market Value of a Share as of the grant date, shall reduce the number of available Shares by 1.9.

For purposes of this Section 4.01, the number of Shares to which an Award relates shall be counted against the number of Shares available under the Plan at the time of grant of the Award, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually distributed pursuant to the Award shall be counted against the number of Shares available under the Plan at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the number of Shares reserved and available under the Plan in accordance with procedures adopted by the Committee so as to ensure appropriate counting but avoid double counting.

If any Shares to which an Award relates are forfeited, or payment is made to the Participant in the form of cash, cash equivalents or other property other than Shares, or the Award otherwise terminates without payment being made to the Participant in the form of Shares, any Shares counted against the number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, alternative payment or termination, again be available for Awards under the Plan.  Notwithstanding the foregoing, the following Shares shall not become available for purposes of the Plan:  (1) Shares previously owned or acquired by the Participant that are delivered to the Company, or withheld from an Award, to pay the exercise price, or (2) Shares that are delivered or withheld for purposes of satisfying a tax withholding obligation.  Any Shares distributed pursuant to an Award may consist, in whole or part, of authorized and unissued Shares or of treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

SECTION 5.  ELIGIBILITY

5.01  Awards may be granted only to individuals who are active employees (including, without limitation, employees who also are directors or officers and Covered Employees) or non-employee directors of the Company or any Affiliate; provided, however, Incentive Stock Options may be granted only to eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.  Eligible Participants who are service providers to an Affiliate may be granted Options or Stock Appreciation Rights under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

SECTION 6.  SPECIFIC TERMS OF AWARDS

6.01  General.  Subject to the terms of the Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to the terms of Section 10.01), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including separate escrow provisions and terms requiring forfeiture of Awards in the event of termination of employment by the Participant.  Except as required by applicable law, Awards may be granted for no consideration other than prior and/or future services.

6.02  Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)  Exercise Price.  The exercise price per Share of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii)  Option Term.  The term of each Option shall be determined by the Committee, except that no Option (other than nonstatory Options granted to Participants outside the United States) shall be exercisable after the expiration of ten years from the date of grant.  The Option shall be evidenced by a form of written Award Agreement, and subject to the terms thereof.

(iii)  Times and Methods of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which the exercise price may be paid or deemed to be paid, and the form of such payment, including, without limitation, cash, Shares, or other property or any combination thereof, having a Fair Market Value on the date of exercise equal to the exercise price, provided, however, that (1) in the case of a Participant who is at the time of exercise subject to Section 16 of the Exchange Act, any portion of the exercise price representing a fraction of a Share shall in any event be paid in cash or in property other than any equity security (as defined by the Exchange Act) of the Company and (2) Shares delivered or withheld may be subject to terms and conditions imposed by the Committee.

Shares may be withheld from the exercise or delivered in payment of the exercise price of an Option, if authorized by the Committee, which in the case of delivery may be accomplished through the effective transfer to the Company of Shares held by a broker or other agent.  Unless otherwise determined by the Committee, the Company will also cooperate with any person exercising an Option who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares received upon exercise of the Option are sold through the broker or other agent, for the purpose of paying the exercise price of an Option.  Notwithstanding the preceding sentence, unless the Committee, in its discretion, shall otherwise determine, the exercise of the Option shall not be deemed to occur, and no Shares will be issued by the Company upon exercise of an Option, until the Company has received payment in full of the exercise price.

Notwithstanding any other provision contained in the Plan or in any Award Agreement, but subject to the possible exercise of the Committee’s discretion contemplated in the last sentence of this Section 6.02(iii), the aggregate Fair Market Value, determined as of the date of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000.  If the date on which one or more of such Incentive Stock Options could first be exercised would be accelerated pursuant to any provision of the Plan or any Award Agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such Incentive Stock Options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the Incentive Stock Options with the lowest exercise prices shall be accelerated to the earliest such dates.  The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more Incentive Stock Options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such Incentive Stock Options are thereby converted in whole or in part to nonstatutory stock options.

(iv)  Termination of Employment.  In the case of Participants who are employees, unless otherwise determined by the Committee and reflected in the Award Agreement:

(A)  If a Participant shall die while employed by the Company or an Affiliate or during a period following termination of employment during which an Option otherwise remains exercisable under this Section 6.02(iv) or terminate employment due to Disability, Options granted to the Participant, to the extent exercisable at the time of the Participant’s death or termination of employment due to Disability, may be exercised within one year after the date of the Participant’s death or termination due to Disability, but not later than the expiration date of the Option, by the Participant, or executor or administrator of the Participant’s estate or by the person or persons to whom the Participant shall have transferred such right by will, by the laws of descent and distribution or, if permitted by the Committee, by inter vivos transfer.

(B)  If the employment of a Participant with the Company or an Affiliate shall be involuntarily terminated under circumstances that would qualify the Participant for benefits under any Company severance plan or arrangement, Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of employment, may be exercised within 90 days after the date of termination of employment, but not later than the expiration date of the Option.

(C)  Subject to Section 9.02, if the Participant voluntarily terminates employment with the Company or an Affiliate for any reason, including retirement, Options granted to the Participant, whether exercisable or not, shall terminate immediately upon the termination of employment of the Participant.

(D)  Except to the extent an Option remains exercisable under paragraph (A) or (B) above or under Section 9.02, any Option granted to a Participant shall terminate immediately upon the termination of employment of the Participant with the Company and/or an Affiliate.

(v)  Termination of Service.  In the case of Participants who are non-employee directors, unless otherwise determined by the Committee and reflected in the Award Agreement:

(A)          If a Participant shall die while in service as a director of the Company or an Affiliate or during a period following termination of service during which an Option otherwise remains exercisable under this Section 6.02(v), Options granted to the Participant, to the extent exercisable at the time of the Participant’s death, may be exercised within three years after the date of the Participant’s death, but not later than the expiration date of the Option, by the executor or administrator of the Participant’s estate or by the person or persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution or, if permitted by the Committee, by inter vivos transfer.

(B)           If the service of a Participant as a director of the Company or an Affiliate shall be terminated for reasons other than removal for cause by the Board or a Court pursuant to applicable law, Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of service, may be exercised within three years after the date of termination of service, but not later than the expiration date of the Option.

(C)           Except to the extent an Option remains exercisable under paragraph (A) or (B) above or under Section 9.02, any Option granted to a Participant shall terminate immediately upon the termination of service of the Participant as a director of the Company and/or an Affiliate.

(vi)  Individual Limit on Options and Stock Appreciation Rights.  The aggregate number of Shares for which Options and Stock Appreciation Rights may be granted under the Plan to any single Participant in any calendar year shall not exceed 1,000,000 Shares.  The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code and, to the extent consistent with Section 162(m) of the Code, in accordance with Section 4.01 hereof.

(vii)  Prohibition on Repricing.  Except as otherwise provided in Section 8, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(viii)  Section 409A Limits.  Notwithstanding anything in this Plan or any Award Agreement, no Option shall provide for dividend equivalents or have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(xi)  Reload Rights.  No Option shall be granted with reload rights.

6.03         Stock Appreciation Rights.  The Committee is authorized to grant Stock Appreciation Rights, on a stand-alone basis or in tandem with Options on the following terms and conditions:

(i)            Price of Stand-Alone Stock Appreciation Rights.  The base price for stand-alone Stock Appreciation Rights (the “Base Price”) shall be such price as the Committee, in its sole discretion, shall determine but shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock covered by the stand-alone Stock Appreciation Right on the date of grant.

(ii)           Payment of Stock Appreciation Rights.  Stock Appreciation Rights shall entitle the Participant upon exercise to receive the amount by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Option Price of any tandem Option or the Base Price of a stand-alone Stock Appreciation Right, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised.  In the sole discretion of the Committee, the Company may pay all or any part of its obligation arising out of a Stock Appreciation Right exercise in cash, shares of Common Stock or any combination thereof.  Payment shall be made by the Company upon the date of exercise.

(iii)          Term and Exercise of Stand-Alone Stock Appreciation Rights.  The term of any stand-alone Stock Appreciation Right granted under the Plan shall be for such period as the Committee shall determine, but for not more than ten years from the date of grant thereof.  Each stand-alone Stock Appreciation Right shall be subject to earlier termination under the rules applicable to Options as provided in Section 6.02(iv) and (v) hereof.  Each stand-alone

Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates during the term thereof and for such number of shares of Common Stock as may be provided in the Award Agreement.

(iv)          Term and Exercise of Tandem Stock Appreciation Rights.  If Stock Appreciation Rights are granted in tandem with an Option (A) the Stock Appreciation Rights shall be exercisable at such time or times and to such extent, but only to such extent and by the same person, that the related Option shall be exercisable, (B) the exercise of the related Option shall cause a share for share reduction in the number of Stock Appreciation Rights that were granted in tandem with the Option; and (C) the payment of Stock Appreciation Rights shall cause a share for share reduction in the number of shares covered by such Option.  Stock appreciation rights granted in conjunction with an Incentive Stock Option shall not be exercisable unless the then Fair Market Value of the Common Stock exceeds the exercise price of the Shares subject to the Incentive Stock Option.  Each tandem Stock Appreciation Right granted under the Plan shall be subject to earlier termination under the rules applicable to Options as provided in Section 6.02(iv) and (v) hereof.

(v)           Prohibition on Repricing.  Except as otherwise provided in Section 8, the base price of a Stock Appreciation Right may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(vi)          Section 409A Limits.  Notwithstanding anything in this Plan or any Award Agreement, no Stock Appreciation Right shall provide for dividend equivalents or have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Appreciation Right.

6.04  Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)  Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine at the time of grant or thereafter.  The restriction period applicable to Restricted Stock (other than Restricted Stock granted to non-employee directors) shall, in the case of a time-based restriction period, be not less than three years, with no more frequent than annual ratable vesting over such period or, in the case of a performance-based restriction period, be not less than one year; provided, however, that up to 250,000 shares may be granted as Restricted Stock or Restricted Stock Units, in either case with no minimum vesting period.

(ii)  Forfeiture.  Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company for no consideration; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii)  Certificates for Shares.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, issuance of certificates representing Shares, which may be held in escrow or recordation in book entry form.  Certificates representing Shares of Restricted Stock shall be registered in the name of the

Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

6.05  Restricted Stock Units.  The Committee may, subject to the provisions of the Plan and such other terms and conditions as it may prescribe, grant Restricted Stock Units to Participants.

(i)  Issuance and Restrictions.  The restricted period applicable to Restricted Stock Units (other than Restricted Stock Units granted to non-employee directors) shall, in the case of a time-based restriction, be not less than three years, with no more frequent than annual ratable vesting over such period or, in the case of a performance-based restriction, be not less than one year; provided, however, that up to 250,000 shares may be granted as Restricted Stock Units or Restricted Stock, in either case with no minimum vesting period.  The Committee may also provide the right to receive dividend equivalents on Restricted Stock Units, on a current, reinvested and/or restricted basis.

(ii)  Forfeiture.  Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock Units that at that time are subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii)  Payment.  Unless otherwise determined by the Committee and provided in an Award Agreement, during the two and one-half months following the end of the calendar year in which vesting occurs, the Company shall pay to the Participant in cash an amount equal to the number of Restricted Share Units vested multiplied by the Fair Market Value of a Share of the Common Stock on such date.  Notwithstanding the foregoing sentence, the Committee shall have the authority, in its discretion, to determine that the obligation of the Company shall be paid in shares of Common Stock or part in cash and part in shares of Common Stock.

6.06  Performance Awards and Restricted Performance Shares.  The Committee is authorized to grant Performance Awards and Restricted Performance Shares to Participants on the following terms and conditions:

(i)  General.  A Performance Award shall represent a right to receive Shares, cash, other property or any combination thereof based on the achievement, or the level of achievement, during a specified Performance Period of one or more Performance Goals established by the Committee at the time of the Award.  Restricted Performance Shares are an award of Shares with restrictions based upon achievement of Performance Goals during a specified Performance Period.  Performance Periods for Performance Awards or Restricted Performance Shares shall be no less than one year in duration.

(ii)  Terms.  At or prior to the time a Performance Award or Restricted Performance Share is granted, the Committee shall cause to be set forth in the Award Agreement or otherwise in writing (1) the Performance Goals applicable to the Award and the Performance Period during which the achievement of the Performance Goals shall be measured, (2) the number of Shares or amount that may vest or be earned by the Participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such number of Shares or amount shall be determined and (3) such other terms and conditions applicable to the Award as the Committee may, in its discretion, determine to include therein. The terms for such Award so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, that has been earned by the Participant based on such performance.  The Committee may retain the discretion to reduce (but not to increase) the amount of a Performance Award or a number of Restricted Performance Shares that will be earned based on the achievement of Performance Goals.  When the Performance Goals are established, the Committee shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals.  The Committee may determine and specify within the first 90 days of the Performance Period that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational items or extraordinary items as defined by generally accepted accounting principles or international financial reporting standards as specified by the Committee, shall be excluded from the calculation to the extent permitted in Section 162(m).

(iii)  Performance Goals.  “Performance Goals” shall mean one or more preestablished, objective measures of performance during a specified Performance Period, selected by the Committee in its discretion.  Such Performance Goals may be based upon one or more of the following objective performance measures (“Qualified Business Criteria”):  earnings per share, earnings per share growth, revenue growth, revenues, expenses, return on equity, return on total capital, return on assets, earnings (such as net income, EBIT and similar measures), earnings growth, cash flow (such as EBITDA, EBITDAX, after-tax cash flow and similar measures), share price, economic value added, gross margin, operating income, volumes metrics (such as volumes sold, volumes produced, volumes transported and similar measures), drilling and well metrics (such as number of gross or net wells drilled, number of horizontal wells drilled, cost per well and similar measures), operating efficiency metrics (such as lease operating expense and other unit operating expense measures, general & administrative expense (“G&A”) per mcf, G&A per customer and other G&A metrics, unit gathering and compression expenses and other midstream efficiency measures, lost and unaccounted for gas metrics, compressor or processing downtime, days from completed well to flowing gas and similar measures), customer services measures (such as wait time, on-time service, calls answered and similar measures) or total shareholder return.  Performance Goals based on such Qualified Business Criteria may be based either on the performance of the Company, one or more Subsidiaries or other Affiliates, any branch, department, business unit or other portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Company performance or other measure selected or defined by the Committee at the time of grant.  Performance Goals with respect to Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate.  Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

(iv)  Committee Certification.  Following completion of the applicable Performance Period, and prior to any payment of or release of Shares pursuant to a Performance Award to the Participant, or release of restrictions applicable to Restricted Performance Shares, the Committee shall determine in accordance with the terms of the Award and shall certify in writing whether the applicable Performance Goal or Goals were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance.  For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification.  Performance Awards are not intended to provide for the deferral of compensation, such that payment for earned Performance Awards shall be paid within two and one-half months following the end of the calendar year in which the Performance Period ends or upon vesting, as may be required to avoid characterization of such Awards as deferred compensation under Section 409A of the Code.

(v)  Maximum Individual Performance Award Payments.  In any one calendar year, the maximum amount that may be earned by any single Participant for Performance Awards shall be the sum of (a) $10,000,000 for Performance Awards granted under the Plan and payable in cash or property (other than Shares) and (b) 500,000 Shares for Performance Awards granted under the Plan and payable in Shares.  In any one calendar year, the maximum number of Restricted Performance Shares that may be earned by any single Participant is 800,000 Shares.  For purposes of applying these limits in the case of multi-year Performance Periods, the amount or number of Shares deemed earned in any one calendar year is the total amount paid or Shares earned for the Performance Period divided by the number of calendar years in the Performance Period.  In applying this limit, the amount of any cash or the Fair Market Value or number of any Shares or other property earned by a Participant shall be measured as of the close of the final year of the Performance Period regardless of the fact that certification by the Committee and actual payment or release of restrictions to the Participant may occur in a subsequent calendar year or years.

(vi)  Certificates for Shares.  Restricted Performance Shares granted under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, issuance of certificates representing Shares, which may be held in escrow, or recordation in book-entry form.  Certificates representing Restricted Performance Shares shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Performance Shares.

6.07  Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, Shares awarded that are not subject to any restrictions or conditions, convertible securities, exchangeable securities or other rights convertible or exchangeable into Shares, as the Committee in its discretion may determine.  In the discretion of the Committee, such Other Stock-Based Awards, including Shares, or other types of Awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Company or an Affiliate under, other compensation or incentive plans, programs or arrangements of the Company or any Affiliate for eligible Participants.

The Committee shall determine the terms and conditions of Other Stock-Based Awards.  Shares or securities delivered pursuant to a purchase right granted under this Section 6.07 shall be purchased for such consideration, paid for by such methods and in such forms, including, without limitation, cash, Shares delivered or withheld, or other property or any combination thereof, as the Committee shall determine, but the value of such consideration shall not be less than the Fair Market Value of such Shares or other securities on the date of grant of such purchase right.  Delivery of Shares or other securities in payment of a purchase right, if authorized by the Committee, may be accomplished through the effective transfer to the Company of Shares or other securities held by a broker or other agent.  Unless otherwise determined by the Committee, the Company will also cooperate with any person exercising a purchase right who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares or securities received upon exercise of a purchase right are sold through the broker or other agent, or under which the broker or other agent makes a loan to such person, for the purpose of paying the exercise price of a purchase right.  Notwithstanding the preceding sentence, unless the Committee, in its discretion, shall otherwise determine, the exercise of the purchase right shall not be deemed to occur, and no Shares or other securities will be issued by the Company upon exercise of a purchase right, until the Company has received payment in full of the exercise price.  Shares, securities, cash or other payments made with respect to particular Other Stock-Based Awards that may constitute deferred compensation under Section 409A of the Code may only be payable upon a permissible payment event under Section 409A of the Code and the terms and conditions of such awards shall be in compliance with such, and all related, requirements.

6.08  Dividend Equivalents.  The Committee is authorized to grant dividend equivalents with respect to any Awards granted hereunder (other than Options or SARs), subject to such terms and conditions as may be selected by the Committee; provided that, subject to Section 12.04 hereof, no dividends shall be paid or distributed in advance of the vesting of the underlying Award.  Dividend equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to the Award, as determined by the Committee.  The Committee may provide that dividend equivalents will be deemed to have been reinvested in additional Shares, or otherwise reinvested.  To the extent that dividend equivalents are deemed to be reinvested in additional Shares with respect to an Award, such additional Shares shall, as the time of such deemed reinvestment, be included in the number of Shares as to which the host Award relates for purposes of the shares limits of Section 4.01 of the Plan.

SECTION 7.  GENERAL TERMS OF AWARDS

7.01  Stand-Alone, Tandem and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan or any award granted under any other plan, program or arrangement of the Company or any Affiliate (subject to the terms of Section 10.01) or any business entity acquired or to be acquired by the Company or an Affiliate, except that an Incentive Stock Option may not be granted in tandem with other Awards or awards, and Awards intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted in tandem with other Awards or awards.  Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards

7.02  Certain Restrictions Under Rule 16b-3.  Upon the effectiveness of any amendment to Rule 16b-3, this Plan and any Award Agreement for an outstanding Award held by a Participant then subject to Section 16 of the Exchange Act shall be deemed to be amended, without further action on the part of the Committee, the Board or the Participant, to the extent necessary for Awards under the Plan or such Award Agreement to qualify for the exemption provided by Rule 16b-3, as so amended, except to the extent any such amendment requires shareholder approval.

7.03  Decisions Required to be Made by the Committee.  Other provisions of the Plan and any Award Agreement notwithstanding, if any decision regarding an Award or the exercise of any right by a Participant, at any time such Participant is subject to Section 16 of the Exchange Act, is required to be made or approved by the Committee in order that a transaction by such Participant will be exempt under Rule 16b-3, then the Committee shall retain full and exclusive power and authority to make such decision or to approve or disapprove any such decision by the Participant.

7.04  Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option (other than a nonstatutory Option granted to a Participant outside the United States) exceed a period of ten years from the date of its grant.

7.05  Form of Payment of Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments or substitutions to be made by the Company upon the grant, exercise or other payment or distribution of an Award may be made in such forms as the Committee shall determine at the time of grant or thereafter (subject to the terms of Section 10.01), including, without limitation, cash, Shares, or other property or any combination thereof, in each case in accordance with rules and procedures established, or as otherwise determined, by the Committee.

7.06  Limits on Transfer of Awards; Beneficiaries.  No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any person other than the Company, or shall be subject to any lien, obligation or liability of such Participant to any person other than the Company or an Affiliate.  Except to the extent otherwise determined by the Committee with respect to Awards other than Incentive Stock Options, no Award and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution, and any Option or other right to purchase or acquire Shares granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant.  A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all the terms and conditions of the Plan and any Award Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee.

7.07  Registration and Listing Compliance.  No Award shall be paid and no Shares or other securities shall be distributed with respect to any Award in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law or subject to a listing requirement under any listing agreement between the Company and any national securities exchange, and no Award shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Company have been complied with in all material respects.  Except to the extent required by the terms of an Award Agreement or another contract between the Company and the Participant, neither the grant of any Award nor anything else contained herein shall obligate the Company to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any Shares or other securities, whether or not necessary in order to permit any such payment or distribution.

7.08  Evidence of Ownership; Trading Restrictions.  Shares delivered under the terms of the Plan may be recorded in book entry or electronic form or issued in the form of certificates.  Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted.  The Committee may cause a legend or legends to be placed on any such certificates or issue instructions to the transfer agent to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares.  In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

SECTION 8.  ADJUSTMENT PROVISIONS

8.01  If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding Options, Stock Appreciation Rights, Restricted Stock Units, Performance Awards or Other Stock-Based Awards, the number of shares of Common Stock that may be issued under the Plan but are not then subject to outstanding Options, Stock Appreciation Rights, Restricted Stock Units, Performance Awards or Other Stock-Based Awards and the maximum number of Shares as to which Options, Stock Appreciation Rights, Restricted Performance Shares or Performance Awards may be granted and as to which shares may be awarded under Sections 6.02(vi) and 6.06(v), shall be adjusted by adding thereto the number of shares of Common Stock that would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.  Shares of Common Stock so distributed with respect to any Restricted Stock or Restricted Performance Shares, held in escrow shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock or Restricted Performance Shares on which they were distributed.

If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding Option, Stock Appreciation Right, Restricted Stock Unit, Performance Award or Other Stock-Based Award, and for each share of Common Stock that may be issued under the Plan but that is not then subject to any outstanding Option, Stock Appreciation Right, Restricted Stock Unit, Performance Award or Other Stock-Based Award, the number and kind of shares of stock or other securities (and in the case of outstanding Options, Stock Appreciation Rights, Restricted Stock Units, Performance Awards or Other Stock-Based Awards, the cash or other property) into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.  Unless otherwise determined by the Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any Restricted Stock or Restricted Performance Shares held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock or Restricted Performance Shares in respect of which such stock, securities, cash or other property was issued or distributed.

In case of any adjustment or substitution as provided for in this Section 8.01, the aggregate exercise price for all Shares subject to each then outstanding Option, Stock Appreciation Right, or other purchase right, prior to such adjustment or substitution shall be the aggregate exercise price for all shares of stock or other securities (including any fraction), cash or other property to which such Shares shall have been adjusted or which shall have been substituted for such Shares.  Any new exercise price per share or other unit shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Common Stock, (a) the Committee shall make any adjustments to any then outstanding Option, Stock Appreciation Rights, Restricted Stock Units, Performance Award or Other Stock-Based Award, that it determines are equitably required to prevent dilution or enlargement of the rights of optionees and awardees that would otherwise result from any such transaction, and (b) unless otherwise determined by the Committee in its discretion, any stock, securities, cash or other property distributed with respect to any Restricted Stock or Restricted Performance Shares held in escrow or for which any Restricted Stock or Restricted Performance Shares held in escrow shall be exchanged in any such transaction shall also be held by the Company in escrow and shall be subject to the same restrictions as are applicable to the Restricted Stock or Restricted Performance Shares in respect of which such stock, securities, cash or other property was distributed or exchanged.

No adjustment or substitution provided for in this Section 8.01 shall require the Company to issue or sell a fraction of a Share or other security.  Accordingly, all fractional Shares or other securities that result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.  Owners of Restricted Stock or Restricted Performance Shares held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional Shares created by an adjustment or substitution of Shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional Share shall be subject to restrictions similar to those applicable to the Restricted Stock or Restricted Performance Shares exchanged therefor.

If any such adjustment or substitution provided for in this Section 8 requires the approval of shareholders in order to enable the Company to grant Incentive Stock Options, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of Incentive Stock Options, if the effect of any such adjustment or substitution would be to cause the Option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such Option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee, in its discretion, shall deem equitable and that will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such Incentive Stock Option.  All adjustments shall be made in a manner compliant with Section 409A of the Code.  Without limiting the foregoing, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification or substitution of the stock right under Treas. Reg. §1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Section 409A of the Code.

SECTION 9.  CHANGE OF CONTROL PROVISIONS

9.01  Acceleration of Exercisability and Lapse of Restrictions.  Unless otherwise determined by the Committee at the time of grant of an Award or unless otherwise provided in the applicable Award Agreement, if any Change of Control of the Company shall occur:

(i)  all outstanding Awards pursuant to which the Participant may have exercise rights, the exercise of which is restricted or limited, shall become fully exercisable;

(ii)  all restrictions or limitations, including risks of forfeiture but excluding performance-based restrictions, on outstanding Awards subject to restrictions or limitations under the Plan shall lapse; and

(iii)  all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to performance conditions shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the Change of Control, and payment of such Awards on that basis shall be made or otherwise settled at the time of the Change of Control; provided, however, that, if such Awards constitute deferred compensation under Section 409A of the Code, the Awards shall vest on the basis described above but shall remain payable on the date(s) provided in the underlying Award Agreements.

9.02  Termination of Employment Following Change of Control.  If within three years following the date of any Change of Control the employment or service of a Participant shall be terminated voluntarily or involuntarily for any reason other than for Cause, then unless otherwise provided in the applicable Award Agreement, and in addition to any other rights of post-termination exercise that the Participant (or other holder of the Award) may have under the Plan or the applicable Award Agreement, any Option, Stock Appreciation Right or other Award granted to the Participant and outstanding on the date of the Change of Control, the payment or receipt of which is dependent upon exercise by the Participant (or other holder of the Award) shall be exercisable for a period of 90 days following the date of such termination of employment or service but not later than the expiration date of the Award.

9.03  Definition of Change of Control.  For purposes of this Section 9, a “Change of Control” of the Company shall mean any of the following events:

(a)  The sale or other disposition by the Company of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a corporation with respect to which,

following such sale or disposition, more than eighty percent (80%) of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and the combined voting power of the then outstanding voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Common Stock and voting power immediately prior to such sale or disposition;

(b)  The acquisition in one or more transactions by any person or group, directly or indirectly, of beneficial ownership of twenty percent (20%) or more of the outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board; provided, however, the following shall not constitute a Change of Control:  (i) any acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries and (ii) an acquisition by any person or group of persons of not more than forty percent (40%) of the outstanding shares of Company common stock or the combined voting power of the then outstanding voting securities of the Company if such acquisition resulted from the issuance of capital stock by the Company and the issuance and the acquiring person or group was approved in advance of such issuance by at least two-thirds of the Continuing Directors then in office;

(c)  The Company’s termination of its business and liquidation of its assets;

(d)  There is consummated a merger, consolidation, reorganization, share exchange, or similar transaction involving the Company (including a triangular merger), in any case, unless immediately following such transaction:  (i) all or substantially all of the persons who were the beneficial owners of the outstanding Common Stock and outstanding voting securities of the Company immediately prior to the transaction beneficially own, directly or indirectly, more than sixty percent (60%) of the outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction (including a corporation or other person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets through one or more subsidiaries (a “Parent Company”)) in substantially the same proportion as their ownership of the Common Stock and other voting securities of the Company immediately prior to the consummation of the transaction, (ii) no person (other than (A) the Company, any employee benefit plan sponsored or maintained by the Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (i) above is satisfied in connection with the transaction, such Parent Company, or (B) any person or group that satisfied the requirements of subsection (b)(ii), above) beneficially owns, directly or indirectly, 20% or more of the outstanding shares of Common Stock or the combined voting power of the voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction and (iii) individuals who were members of the Board immediately prior to the consummation of the transaction constitute at least a majority of the members of the board of directors resulting from such transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (i) above is satisfied in connection with the transaction, such Parent Company); or

(e)  The following individuals (sometimes referred to herein as “Continuing Directors”) cease for any reason to constitute a majority of the number of directors then serving:  individuals who, on the date hereof, constitute the entire Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the

Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved.

SECTION 10.  AMENDMENTS TO AND TERMINATION OF THE PLAN

10.01  The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that, without the approval of the shareholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Shares may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to Participants, increases the number of Shares available under the Plan or modifies the requirements for participation under the Plan, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that except as provided in Section 7.02, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him.  The Committee may, consistent with the terms of the Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that except as provided in Section 7.02, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him.

SECTION 11.  GENERAL PROVISIONS

11.01  No Right to Awards; No Shareholder Rights.  No Participant, employee or director shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees and directors, except as provided in any other compensation, fee or other arrangement with the Participant, employee or director.  No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such Participant in connection with such Award.

11.02  Withholding.  To the extent required by applicable Federal, state, local or foreign law, the Participant or his successor shall make arrangements satisfactory to the Company, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an Award.  The Company shall not be required to issue any Shares or make any cash or other payment under the Plan until such obligations are satisfied.

The Company is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of Shares, amounts of withholding taxes due with respect to an Award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of such taxes.  This authority shall include authority to withhold or receive Shares, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

11.03  No Right to Employment or Continuation of Service.  Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue in the employ or service of the Company or to interfere in any way with the right of the Company or shareholders to terminate a Participant’s employment or service at any time or increase or decrease his compensation, fees or other payments from the rate in existence at the time of granting of an Award, except as provided in any Award Agreement or other compensation, fee or other arrangement with the Participant.

11.04  Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

11.05  No Limit on Other Compensatory Arrangements.  Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements (which may include, without limitation, employment agreements with executives and arrangements that relate to Awards under the Plan), and such arrangements may be either generally applicable or applicable only in specific cases.  Notwithstanding anything in the Plan to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.

11.06  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

11.07  Governing Law.  The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to the conflicts of laws thereof), and applicable Federal law.

11.08  Severability.  If any provision of the Plan or any Award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, it shall be deleted and the remainder of the Plan or Award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

SECTION 12.  SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

12.01       It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code.  The Plan and all Award Agreements shall be construed in a manner that effects such intent.  Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed.  Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

12.02       Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change of Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change of Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition).  This provision does not prohibit the vesting of any Award upon a change of control, disability or separation from service, however defined.  If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Agreement that is permissible under Section 409A.  If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

12.03       Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

12.04       Timing of Distribution of Dividend Equivalents.  Unless otherwise provided in the applicable Award Agreement, any dividend equivalents granted with respect to an Award hereunder will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture.

SECTION 13.  EFFECTIVE DATE AND TERM OF THE PLAN

13.01  The effective date and date of adoption of the Plan shall be February 18, 2009, the date of adoption of the Plan by the Board, provided that such adoption of the Plan is approved by a majority of the votes cast at the Company’s Annual Meeting of Shareholders in 2009, at which a quorum representing a majority of the outstanding voting stock of the Company is, either in person or by proxy, present and voting.  Absent additional shareholder approval, (1) no Performance Award or Restricted Performance Shares may be granted under the Plan subsequent to the Company’s Annual Meeting of Shareholders in 2014, (2) no Incentive Stock Option may be granted under the Plan subsequent to February 18, 2019 and (3) no other Award may be granted under the Plan subsequent to the Company’s Annual Meeting in 2019.

APPENDIX B

EQT CORPORATION

2008 EMPLOYEE STOCK PURCHASE PLAN

Article I.                Purpose.

The EQT Corporation 2008 Employee Stock Purchase Plan is intended to provide a method whereby Employees of the Company will have an opportunity to purchase shares of the Common Stock of the Company through payroll deductions.  It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code.  The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

Article II.              Definitions.

2.1           “Board” shall mean the Board of Directors of the Company.

2.2           “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.3           “Committee” shall mean the Compensation Committee of the Board, including any successor committee.

2.4           “Common Stock” shall mean the common stock of the Company, or any stock into which such common stock may be converted.

2.5           “Company” shall mean EQT Corporation.

2.6           “Designated Percentage” shall mean the percentage described in Section 5.2 of the Plan.

2.7           “Designated Subsidiary” shall mean all Subsidiaries of the Company, unless otherwise specified by the Committee.

2.8           “Eligible Compensation” shall mean the basic rate of compensation established by the Company for the services of an Employee, including overtime and merit salary increases paid during the year, but shall exclude all other forms of compensation, including, by way of illustration and not limitation, bonuses, commissions, payments in lieu of vacation, all non-regular payments, payments to health, retirement, unemployment, death, long-term disability (other than short-term non-occupational illness), or any other similar plan generally classified as a welfare or pension plan, any special purpose payments such as car or expense allowances, moving expenses, educational payments, and any other non-basic payments, as such compensation appears on the books and records of the Company or a Designated Subsidiary for services rendered to the Company or a Designated Subsidiary, determined prior to any contractual reductions related to contributions under a “qualified cash or deferred arrangement” (as determined under Section 401(k) of the Code and its applicable regulations) or under a “cafeteria plan” (as defined under Section 125 of the Code and its applicable regulations).  The Committee shall have the authority from time to time to approve the inclusion or deletion of any or all forms of compensation in or from the definition of, Eligible Compensation and may change the definition on a prospective basis, subject, however, to Code Section 423(b)(5).

2.9           “Employee” shall mean any employee of the Company or a Designated Subsidiary during the relevant Purchase Period; provided that the Committee shall have the authority to exclude (i)

employees who have been employed less than two years; (ii) employees whose customary employment is 20 hours or less per week; (iii) employees whose customary employment is for not more than five months in any calendar year; and (iv) highly compensated employees.

2.10         “Offering Date” shall mean the first business day of each Purchase Period.

2.11         “Fair Market Value” shall mean the closing price of a share of Common Stock in the New York Stock Exchange Composite Transactions on the relevant date, or, if no sale shall have been made on such exchange on that date, the closing price in the New York Stock Exchange Composite Transactions on the last preceding day on which there was a sale.

2.12         “Participant” shall mean a participant in the Plan as described in Article III of the Plan.

2.13         “Plan” shall mean this EQT Corporation 2008 Employee Stock Purchase Plan, as amended from time to time.

2.14         “Purchase Date” shall mean the last business day of each Purchase Period.

2.15         “Purchase Period” shall mean a one-month or other period as determined by the Committee pursuant to Section 4.2; provided that in no event shall the duration of any Purchase Period exceed five years in the case of a Purchase Period during which the purchase price of any stock option is stated in terms of a percentage of the Fair Market Value of the Common Stock on the Purchase Date, or 27 months in the case of a Purchase Period during which the purchase price of any stock option is stated in terms of a percentage of the Fair Market Value of the Common Stock on the Offering Date or the Purchase Date.

2.16         “Subsidiary” shall mean any subsidiary corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, as described in Code Section 424(f).

Article III.             Eligibility, Participation and Withdrawal.

3.1           Eligibility.  Any Employee employed by the Company or by any Designated Subsidiary on an Offering Date shall be eligible to participate in the Plan with respect to the Purchase Period commencing on such Offering Date.  No Employee may be granted an option under the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)), shares of capital stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Company, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its Subsidiaries.  All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which are consistent with Code Section 423(b)(5).

3.2           Enrollment.  An Employee who is eligible to participate in the Plan may become a Participant beginning with the first payroll date following the commencement of a Purchase Period by filing, during the enrollment period prior to an applicable Offering Date prescribed by the Committee, a completed payroll deduction authorization in the manner specified with the Human Resources Department of the Company.  For this purpose, an Employee’s enrollment in the Company’s predecessor’s prior employee stock purchase plan through the date of its termination shall be sufficient to satisfy the initial enrollment requirements of the Plan.

3.3           Payroll Deductions.

(a)           An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Eligible Compensation, not to exceed 10% or such other percentage as specified by the Committee prior to the commencement of a Purchase Period.  All payroll deductions may be held by the Company and commingled with its other corporate funds.  No interest shall be paid or credited to the Participant with respect to such payroll deductions except where required by local law or as determined by the Committee.  A separate bookkeeping account for each Participant shall be maintained by the Company under the Plan, and the amount of each Participant’s payroll deductions shall be credited to such account.  A Participant may not make any additional payments into such account.

(b)           Subject to such limitations, if any, as prescribed by the Committee, a Participant may prospectively initiate an increase or decrease to his or her rate of payroll deductions for any Purchase Period at any time in accordance with and by such time as is established under the Company’s then applicable procedures for changing payroll deductions, which at a minimum shall permit a Participant to increase or decrease his or her rate of payroll deductions on the first day of January, April, July or October by filing a new payroll deduction authorization form with the Company at least 30 days prior to such dates.  If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods unless reduced to reflect a change by the Committee in the maximum permissible rate.

3.4           Withdrawal.

(a)           Under procedures established by the Committee, a Participant may discontinue payroll deductions under the Plan at any time during, or following, a Purchase Period.  If a Participant has not followed such procedures to discontinue the payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods unless reduced to reflect a change by the Committee in the maximum permissible rate.

(b)           If a Participant discontinues participation during a Purchase Period, his or her accumulated payroll deductions will be used to purchase shares of the Company’s Common Stock in accordance with this Plan, but no further payroll deductions will be made from his or her pay during such Purchase Period or future Purchase Periods; provided, however, a Participant’s withdrawal will not have any effect upon his or her eligibility to elect to participate in any succeeding Purchase Period.

3.5           Termination of Employment.  In the event any Participant terminates employment with the Company or any Subsidiary for any reason (including death or disability or failure to return to active employment following a paid leave of absence) prior to the expiration of a Purchase Period, the Participant’s participation in the Plan shall terminate, and all amounts credited to the Participant’s account shall be used to purchase shares of the Company’s Common Stock in accordance with this Plan.  Employees who are on a Company paid leave of absence, as described in the Company’s policies, shall be considered Employees through the leave of absence and shall be deemed to have terminated employment at the end of such leave of absence unless such Employee has returned to active employment.

Article IV.             Offerings.

4.1           Authorized Shares.  The maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be 1,000,000 shares, subject to adjustment as provided in Article VII.  The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, or shares purchased on the open market, as determined from time to time by the Board.  If on any Purchase Date the number of shares otherwise purchasable by Participants is greater than the number of shares then remaining available under the Plan, the Committee shall allocate the available shares among the Participants in such manner as it deems fair and which complies with the requirements of Code Section 423 for employee stock purchase plans.

4.2           Purchase Periods.  Each Purchase Period shall be determined by the Committee. Unless otherwise determined by the Committee, (i) the duration of each Purchase Period shall be one month, (ii) the first Purchase Period shall commence July 1, 2008; and (iii) subsequent Purchase Periods shall run consecutively after the termination of the preceding Purchase Period.  The Committee shall have the power to change the commencement date or duration of future Purchase Periods, without shareholder approval, and without regard to the expectations of any Participants.  In the event of the proposed liquidation or dissolution of the Company or a proposed sale of all or substantially all of the stock or assets of the Company or the merger or consolidation of the Company with or into another corporation, then the Committee may, in its sole discretion, establish a date on or before the date of consummation of such liquidation, dissolution, sale, merger or consolidation, which date shall be the ending date of the then current Purchase Period.

Article V.              Grant of Options.

5.1           Grant of Options.  On the Offering Date for each Purchase Period, each eligible Employee who has elected to participate as provided in Section 3.2 shall be granted an option to purchase the number of shares of Common Stock which may be purchased with the payroll deductions to be accumulated in an account maintained on behalf of such Employee assuming (1) payroll deductions throughout the Purchase Period at a rate of 25% (or such other percentage as determined by the Committee) of the Employee’s Eligible Compensation as of the Offering Date and (2) a purchase price equal to the Designated Percentage (as defined in Section 5.2) of Fair Market Value as of the Offering Date.  Notwithstanding the preceding sentence:

(a)           The number of shares which may be purchased by any Participant on the first Purchase Date to occur in any calendar year may not exceed the number of shares determined by dividing $25,000 by the Fair Market Value of a share of Common Stock on the Offering Date for the Purchase Period ended on such Purchase Date.

(b)           The number of shares which may be purchased by a Participant on any subsequent Purchase Date in the same calendar year shall not exceed the number of shares determined by performing the calculation below:

Step One:  Multiply the number of shares purchased by the Participant on each previous Purchase Date in the same calendar year by the Fair Market Value of a share of Common Stock on the Offering Date for the Purchase Period ended on such Purchase Date.

Step Two:  Subtract the amount(s) determined in Step One from $25,000.

Step Three:  Divide the remainder amount determined in Step Two by the Fair Market Value of a share of Common Stock on the Offering Date for the Purchase Period ending on the Purchase Date for which the calculation is being performed.  The quotient thus obtained is the maximum number of shares which may be purchased by the Participant on such Purchase Date.

5.2           Purchase Price.  The option price of each option shall be 90% (the “Designated Percentage”) of the Fair Market Value on the Purchase Date on which the Common Stock is purchased.  Notwithstanding the foregoing sentence, the Committee may change the Designated Percentage with respect to any future Purchase Period, but not below 85%, and the Committee may determine with respect to any prospective Purchase Period that the option price shall be the Designated Percentage of the lower of (i) the Fair Market Value of the Common Stock on the Offering Date on which an option is granted or (ii) the Fair Market Value of the Common Stock on the Purchase Date on which the Common Stock is purchased.

5.3           $25,000 Limitation.  Notwithstanding any other provision of the Plan to the contrary, no Employee participating in the Plan shall be granted an option which permits the Employee’s rights to purchase Common Stock under the Plan and all Code Section 423 employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 in Fair Market Value of Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.  The preceding sentence shall be interpreted so as to comply with Code Section 423(b)(8).

Article VI.             Exercise and Delivery.

6.1           Automatic Exercise.  Subject to Section 3.5 and the limitation of Section 5.1, on each Purchase Date, a Participant’s option shall be exercised automatically for the purchase of that number of full and fractional shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 5.2.  All fees associated with the purchase of shares will be paid by the Company.

6.2           Payment.  The Company shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock, and the Common Stock shall then be fully paid and non-assessable.  No Participant shall have any voting, dividend, or other shareholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Article VI.

6.3           Delivery.  Unless and until otherwise determined by the Committee, all shares purchased under the Plan shall be deposited, in book-entry form or otherwise, directly to an account established in the name of the Participant.  Upon the exercise of an option on each Purchase Date, the Company shall deliver (by electronic or other means) to the Participant a record of the Common Stock purchased.  The Committee may require that shares purchased under the Plan be retained for a designated period of time (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares.

6.4           Transferability.  Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and during the Participant’s lifetime may be exercised only by the Participant.  Any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect.  If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 3.4.

Article VII.           Adjustments.

If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any outstanding stock options, the number of shares of the Common Stock subject to the share limit provided herein and the number of shares which may be issued under the Plan but are not then subject to outstanding stock options shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

Subject to the Board’s ability to terminate the Plan pursuant to Article IX and the Committee’s discretion to terminate a Purchase Period pursuant to Section 4.2, if the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

In case of any adjustment or substitution as provided for in this Article VII, the Committee shall equitably adjust the formula for determining the Purchase Price of outstanding stock options in accordance with the requirements of Sections 423 and 424 of the Code.

If any adjustment or substitution provided for in this Article VII, requires the approval of shareholders in order to enable the Company to grant stock options under the Plan, then no such adjustment or substitution shall be made without the required shareholder approval.  Notwithstanding the foregoing, if the effect of any such adjustment or substitution would be to cause any outstanding option granted under the Plan to fail to continue to qualify as an option subject to Sections 421 and 423 of the Code or to cause a modification, extension or renewal of such option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such outstanding stock option.

Article VIII.          Administration.

8.1           Authority of Committee.  The Committee will have the authority and responsibility for the administration of the Plan.  The Committee may delegate to one or more individuals or committees the day-to-day administration of the Plan.  The Committee, or its delegate, shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable.  Decisions of the Committee shall be final and binding upon all Participants.  Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective, as if it had been made at a meeting of the Committee duly held.  The Company shall pay all expenses incurred in the administration of the Plan.  No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

8.2           Reports.  Individual accounts will be maintained for each Participant in the Plan.  Statements of account will be given to Participants at least annually, within such time as the Committee may reasonably determine, which statements will set forth the amounts of payroll deductions, the purchase price, and the number of shares purchased.

Article IX.             Amendment or Termination of the Plan.

The Committee may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever without shareholder approval except as may be required by the rules of any stock exchange on which the Common Stock is listed and, without approval of the shareholders, no such revision or amendment shall (a) increase the number of shares subject to the Plan, other than an adjustment under Article VII of the Plan, or (b) materially modify the requirements as to eligibility for participation in the Plan except as otherwise specified in this Plan.

Article X.              Miscellaneous.

10.1         Compliance with Legal and Exchange Requirements.  The Company shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

10.2         Governmental Approvals.  This Plan and the Company’s obligation to sell and deliver shares of its stock under the Plan in any jurisdiction shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder in such jurisdiction.

10.3         No Enlargement of Employee Rights.  Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee at any time.  It is not intended that any rights or benefits provided under this Plan shall be considered part of normal or expected compensation for purposes of calculating any severance, resignation, end of service payments, bonuses, long service awards, pension, retirement or similar payments.

10.4         Governing Law.  This Plan shall be governed by Pennsylvania law.

10.5         Effective Date.  This Plan shall be effective July 1, 2008, the date of its effective adoption by the Board, provided that on or prior to June 30, 2009, such adoption of the Plan by the Board is approved by the affirmative vote of the holders of at least a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at a duly called and convened meeting of such holders.

APPENDIX C

Executive Compensation Comparator Companies (Towers Perrin General Industry List)

Advanced Medical Optics	Flint Group USA*	Monaco Coach
Alexander & Baldwin	G&K Services	Mueller Water Products
American Crystal Sugar	GATX	National Semiconductor
AMETEK	General Atomics	New York Times
Ann Taylor Stores	GEO Group	Noranda Aluminum
Applera	Getty Images	Nypro
Appleton Papers	Greif	PerkinElmer
Arby’s Restaurant Group	GTECH*	PolyOne
Arysta LifeScience North America*	H.B. Fuller	Purdue Pharma
Barr Pharmaceuticals	Harland Clarke*	Quintiles
Beckman Coulter	Hayes-Lemmerz	Ralcorp Holdings
BIC*	Hercules	Rayonier
Biogen Idec	Herman Miller	Revlon
Bio-Rad Laboratories	HNI	RF Micro Devices
Blyth	Hospira	Rich Products
Bob Evans Farms	Houghton Mifflin	Safety-Kleen Systems
Bracco Diagnostics*	Hunt Consolidated	SAS Institute
Brady	IDEX	Schreiber Foods
Burger King	IMS Health	Scotts Miracle Gro
Carpenter Technology	International Flavors & Fragrances	Sensata Technologies
CashNetUSA*	International Game Technology	Shire Pharmaceuticals*
Catalent Pharma Solutions	Iron Mountain	Sigma-Aldrich
Celgene	Irvine Company	Sirius Satellite Radio
Cephalon	J.M. Smucker	Smith & Nephew*
Ceridian	Jack in the Box	Springs Global US*
Chesapeake	Jostens*	Stantec
COACH	Kaman Industrial Technologies*	Steelcase
Convergys	Kennametal	Stewart & Stevenson
Crown Castle	Kerzner International	TeleTech Holdings
Cubic	KLA-Tencor	Teradata
Day & Zimmermann	Magellan Midstream Partners	Terra Industries
Deluxe	Makino*	Thomas & Betts
Dentsply	Martin Marietta Materials	Toro
Discovery Communications	Mary Kay	Tupperware
Donaldson	McClatchy	Underwriters Laboratories
E.W. Scripps	MDS Pharma Services*	Uni-Select USA*
Endo Pharmaceuticals	Media General	Vigin Mobile USA
Equifax	Metavante Technologies	Vistar
Exterran	MetroPCS Communications	Vulcan Materials
Fleetwood Enterprises	Millipore	Wendy’s International
* Subsidiary

C-1

APPENDIX D

Financial Metrics for Certain Comparator Companies

		($000,000)
Company	2007 Net Income	Market Cap (12/31/2008)	2007 Revenue	September 30, 2007 Trailing 12-Month Return on Capital
Atlas Energy Resources LLC	117.5	825.9	551.6	16.5%
Cabot Oil & Gas Corporation	167.4	2,687.2	732.2	12.9%
Chesapeake Energy Corporation	1,451.0	9,717.4	7,800.0	8.2%
CNX Gas Corporation	135.7	4,121.5	470.7	13.6%
El Paso Corporation	1,110.0	5,469.7	4,648.0	9.4%
Enbridge Inc.	707.1	14,722.2	11,919.4	7.4%
Energen Corporation	309.2	2,103.2	1,435.1	16.9%
EOG Resources, Inc.	1,089.9	16,617.1	4,038.5	15.5%
EXCO Resources, Inc.	49.7	1,911.0	846.1	3.1%
MarkWest Energy Partners LP	17.2	452.0	669.4	5.0%
MDU Resources Group, Inc.	432.1	3,963.4	4,247.9	13.2%
National Fuel Gas Company	201.7	2,479.0	2,039.6	14.7%
ONEOK Inc.	304.9	3,043.0	13,488.0	9.3%
Penn Virginia Corp.	50.8	1,087.0	853.0	7.2%
Petroleum Development Corporation	33.2	357.7	300.3	6.9%
Questar Corporation	507.4	5,669.6	2,726.6	15.3%
Range Resources Corporation	230.6	5,342.0	864.8	10.8%
REX Energy Corporation	(16.2)	107.5	64.0	NA
Sempra Energy	1,109.0	10,386.0	11,438.0	9.4%
Southern Union Company	228.7	1,616.7	2,616.7	6.8%
Southwestern Energy Company	221.2	9,946.2	1,255.1	11.2%
Spectra Energy Corp.	957.0	9,617.9	4,742.0	9.2%
TransCanada Corp.	1,223.0	20,290.8	8,828.0	8.5%
Williams Companies, Inc., The	990.0	8,379.2	10,558.0	9.7%
XTO Energy Inc.	1,691.0	20,344.4	5,513.0	15.7%

50th Percentile	281.2	4,254.3	2,328.1	9.7%

EQT Corporation	257.5	4,387.4	1,361.4	13.8%

EQT Corporation Percentile Rank	48%	52%	40%	73%

SOURCE: Bloomberg

D-1

FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. FOR AGAINST ABSTAIN Nominees: 01 Philip G. Behrman, Ph.D. 02 A. Bray Cary, Jr. 03 Barbara S. Jeremiah 04 Lee T. Todd, Jr., Ph.D. Mark Here for Address Change or Comments SEE REVERSE 1. Election of Directors – Term expiring 2012 The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4 Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/eqt Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. EQT Corporation TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. 44631 4. Approve EQT Corporation 2008 Employee Stock Purchase Plan This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees in Item 1 above, FOR the ratification of the independent registered public accountants in Item 2 above, FOR approval of the EQT Corporation 2009 Long-Term Incentive Plan in Item 3 above and FOR approval of the EQT Corporation 2008 Employee Stock Purchase Plan in Item 4 above. The proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof. 2. Ratify Appointment of Ernst & Young LLP as independent registered public accountants 3. Approve EQT Corporation 2009 Long-Term Incentive Plan FOR WITHHELD *EXCEPTIONS (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions ___________________________________ Signature Signature Date Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer. THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON. To view the 2008 Form 10-K and Proxy Statement and form of Proxy Card on the internet, go to: http://bnymellon.mobular.net/bnymellon/eqt If you plan to attend the annual meeting on April 22, 2009, you must obtain an admission ticket by checking the box below and returning the Proxy Card or by writing to the Corporate Secretary of EQT Corporation at the following address: 225 North Shore Drive, Pittsburgh, Pennsylvania 15212. Seating is limited and will be offered on a “first come, first served” basis. Shareholders must present a form of photo identification, such as a driver’s license, in order to be admitted to the annual meeting. No cameras, recording equipment, large bags or packages will be permitted in the annual meeting.

FOLD AND DETACH HERE EQT CORPORATION ANNUAL MEETING OF SHAREHOLDERS WEDNESDAY, April 22, 2009 10:30 A.M. SPRINGHILL SUITES NORTH SHORE 223 Federal Street Pittsburgh, PA YOUR VOTE IS IMPORTANT! You can vote by Internet, telephone or mail. See the instructions on the other side of this proxy card. EQT CORPORATION 225 NORTH SHORE DRIVE, PITTSBURGH, PA 15212-5861 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY Kimberly L. Sachse and Nicole H. King are each hereby appointed as proxies of the undersigned to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 22, 2009, at 10:30 a.m. local time, in the SpringHill Suites North Shore, 223 Federal Street, Pittsburgh, Pennsylvania, and at any adjournment of such meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director, FOR the ratification of Ernst & Young LLP as independent registered public accountants, FOR approval of the EQT Corporation 2009 Long-Term Incentive Plan and FOR approval of the EQT Corporation 2008 Employee Stock Purchase Plan. The proxies will vote in their discretion on such other matters that may properly come before the meeting. A vote FOR the election of nominees listed on the reverse side includes discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee becomes unavailable for election for any reason. This Proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director, FOR ratification of Ernst & Young LLP as independent registered public accountants, FOR approval of the EQT Corporation 2009 Long-Term Incentive Plan and FOR approval of the EQT Corporation 2008 Employee Stock Purchase Plan. Please sign and date on the reverse side and return the proxy card promptly using the enclosed envelope. Address Change/Comments (Mark the corresponding box on the reverse side) Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. 44631 BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250